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INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on January 17, 2020

Registration No. 333-235800

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROLOGIS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6798 (Primary Standard Industrial Classification Code Number)	94-3285362 (I.R.S. Employer Identification Number)

Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Edward S. Nekritz, Secretary
Prologis, L.P.
1800 Wazee Street, Suite 500
Denver, Colorado 80202
(303) 567-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael L. Hermsen David N. Malinger Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 Tel: (312) 782-0600 Fax: (312) 701-7711	Michael J. Schiavone Daniel A. O'Shea Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5300 Fax: (212) 839-5599

Approximate date of commencement of proposed sale of the securities to the public:
Upon the consummation of the exchange offers described herein.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

         Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

         Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)    ☐

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Prologis, L.P. may not distribute or issue the securities being registered pursuant to this registration statement until the registration statement, as filed with the Securities and Exchange Commission (of which this prospectus is a part), is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 17, 2020

PROSPECTUS

Prologis, L.P.

Offers to Exchange
All Outstanding Notes of the Series Specified Below
and Solicitations of Consents to Amend the Related Indenture
Early Expiration Date: 5:00 p.m., New York City Time, January 23, 2020 unless extended
Final Expiration Date: 11:59 p.m., New York City Time, February 6, 2020 unless extended

            Prologis, L.P., a limited partnership organized under the laws of Delaware ("Prologis OP"), is conducting the exchange offers and the solicitation of consents set forth in this prospectus and related letter of transmittal and consent ("letter of transmittal") in connection with, and subject to the consummation of, the planned Merger (as defined below) of Liberty Property Trust ("Liberty") and Prologis, Inc. ("Prologis") pursuant to the agreement and plan of merger referred to below. Prologis OP is offering to exchange all validly tendered and accepted notes that were issued by Liberty Property Limited Partnership ("Liberty OP," Liberty's operating partnership) with notes to be issued by Prologis OP, each as described in the table below.

				Exchange Consideration(1)		Early Participation Premium	Total Consideration(1)(2)
	Series of Notes Issued by Liberty OP to be Exchanged (Collectively, the "Liberty Notes")		Series of Notes to be Issued by Prologis OP (Collectively, the "Prologis Notes")
Aggregate Principal Amount		CUSIP No. of the Liberty Notes		Prologis Notes (principal amount)	Cash	Prologis Notes (principal amount)	Prologis Notes (principal amount)	Cash
$400,000,000	3.250% Senior Notes due October 1, 2026	53117C AS1	3.250% Senior Notes due October 1, 2026	$970	$1	$30	$1,000	$1
$350,000,000	4.375% Senior Notes due February 1, 2029	53117C AT9	4.375% Senior Notes due February 1, 2029	$970	$1	$30	$1,000	$1

(1)
Consideration per $1,000 principal amount of Liberty Notes validly tendered and accepted for exchange, subject to any rounding as described herein.

(2)
Includes the Early Participation Premium (as defined below) for Liberty Notes validly tendered prior to the Early Expiration Date described below and not validly withdrawn.

            In exchange for each Liberty Note that is validly tendered and accepted, holders will receive a new Prologis Note in a principal amount equal to the applicable exchange consideration of such tendered Liberty Note. The principal amount of each new Prologis Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and Prologis LP will pay cash for the remaining portion, if any, of the exchange consideration of such Liberty Note plus accrued and unpaid interest with respect to that portion.

            Specifically, (a) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered prior to 5:00 p.m., New York City time, on January 23, 2020 unless extended (the "Early Expiration Date"), and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) an "Early Participation Premium" of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date (as defined below), and not validly withdrawn, holders will receive only the exchange consideration consisting of $970 principal amount of Prologis Notes plus $1 in cash.

            If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you validly tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.

            Tender instructions for each series of Liberty Notes will be accepted in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. The applicable exchange consideration and Early Participation Premium will be calculated only on current principal amounts outstanding as of the Settlement Date (as defined below). For illustrations on how the exchange consideration and Early Participation Premium will be calculated, see "The Exchange Offers and Consent Solicitations."

            Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note. The new Prologis Notes will be subject to certain covenants that may be different from the covenants applicable to the corresponding Liberty Notes, without giving effect to the Proposed Amendments (as defined below), as described further under "Description of the Differences Between the Prologis Notes and the Liberty Notes."

            The exchange offers will expire at 11:59 p.m., New York City time, on February 6, 2020 unless extended (the "Final Expiration Date"). You may withdraw tendered Liberty Notes at any time prior to the Final Expiration Date. As of the date of this prospectus, there was $750,000,000 principal amount of outstanding Liberty Notes.

            Concurrently with the exchange offers, Prologis OP is also soliciting consents from each holder of the Liberty Notes upon the terms and conditions set forth in this prospectus and the related letter of transmittal to certain proposed amendments described below (the "Proposed Amendments") to the Senior Indenture, dated as of September 22, 2010, between Liberty OP and U.S. Bank National Association, as trustee (the "Trustee"), as amended and supplemented (the "Liberty Indenture").

            A holder validly tendering Liberty Notes for exchange will, by tendering those notes, be deemed to have validly delivered its consent to the Proposed Amendments to the Liberty Indenture, as further described under "The Proposed Amendments." If the Requisite Consents (as defined below) of the holders of a majority in aggregate principal amount of the Liberty Notes issued under the Liberty Indenture voting as a single class, as described more fully herein, are received, then it is anticipated that Liberty OP and the Trustee will enter into a supplemental indenture with respect to the affected notes that will, subject to the successful completion of the applicable exchange offer, have the effect of eliminating certain covenants contained in the Liberty Indenture that afford protection to holders of Liberty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Liberty OP to merge, consolidate or sell all or substantially all of its properties or assets.

            Prologis OP's obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, consummation of the Merger and receipt of valid consents sufficient to effect the Proposed Amendments to the Liberty Indenture. The Merger and related transactions are not conditioned upon the commencement or completion of the exchange offers or consent solicitations.

            Prologis and Liberty, together with certain of their subsidiaries, entered into an agreement and plan of merger on October 27, 2019. The combination of Liberty and Prologis will be accomplished through a series of transactions consisting of a first-step merger of an indirect wholly owned subsidiary of Liberty with and into Liberty, followed by a second-step merger of a parent entity of that subsidiary with a wholly owned subsidiary of Prologis. We refer to the foregoing mergers as the "company mergers." Following the company mergers, the outstanding equity interests in Liberty will be contributed to Prologis OP, and thereafter, Liberty OP will be merged in a third-step merger with a wholly owned subsidiary of Prologis OP, with Liberty OP being the surviving entity. We refer to these transactions collectively as the "Merger." The parties expect the Merger to be completed in early February 2020.

            We plan to issue the Prologis Notes promptly on or about the second business day following the Final Expiration Date (the "Settlement Date").

            This investment involves risks. Prior to participating in either of the exchange offers and consenting to the Proposed Amendments to the Liberty Indenture, please see the section entitled "Risk Factors" beginning on page 36 of this prospectus and in the reports filed with the Securities and Exchange Commission by Prologis and Liberty from time to time, including those discussed under the heading "Risk Factors" in their respective most recently filed reports on Form 10-K and Form 10-Q, for a discussion of the risks that you should consider in connection with your investment in the Prologis Notes.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            None of Prologis, Prologis OP, Liberty, Liberty OP, any of their respective subsidiaries, the exchange agent, the information agent, the Trustee or the dealer managers makes any recommendation as to whether holders of Liberty Notes should exchange their notes in the applicable exchange offers or deliver consents to the Proposed Amendments to the Liberty Indenture.

            The dealer managers for the exchange offers and solicitation agents for the consent solicitations are :

J.P. Morgan	Mizuho Securities

The date of this prospectus is                        , 2020

ABOUT THIS PROSPECTUS

        The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which Prologis OP otherwise refers you. Prologis OP has not authorized anyone else to provide you with different information. Prologis OP is not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

        This prospectus is part of a registration statement that Prologis OP has filed with the Securities and Exchange Commission (the "SEC"). You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits thereto and the additional information described under the heading "Where You Can Find More Information."

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The statements in this document that are not historical facts may contain "forward-looking statements". These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and Liberty operate as well as beliefs and assumptions of management of Prologis and management of Liberty. Such statements involve uncertainties that could significantly impact financial results of Prologis or Liberty. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "may," "could," and "will" including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or Liberty expect or anticipate will occur in the future—including statements relating to the potential benefits of the proposed mergers, the expected timing to complete the proposed mergers, rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and Liberty operate, debt, capital structure and financial position, Prologis' ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis and Liberty believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, Prologis and Liberty can give no assurance that these expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

  (i)
  national, international, regional and local economic and political climates;

  (ii)
  changes in global financial markets, interest rates and foreign currency exchange rates;

  (iii)
  increased or unanticipated competition for each of Prologis' and Liberty's properties;

  (iv)
  risks associated with acquisitions, dispositions and development of properties;

  (v)
  maintenance of REIT status, tax structuring and changes in income tax laws and rates;

  (vi)
  availability of financing and capital, the levels of debt that each of Prologis and Liberty maintain and their respective credit ratings;

  (vii)
  risks related to each of Prologis' and Liberty's investments in their respective co-investment ventures, including their respective abilities to establish new co-investment ventures;

  (viii)
  risks of doing business internationally, including currency risks;

  (ix)
  environmental uncertainties, including risks of natural disasters;

  (x)
  risks associated with achieving expected revenue synergies or cost savings;

  (xi)
  risks associated with the expected benefits of the mergers, the ability to consummate the mergers and the timing of the closing of the mergers and the possibility that the mergers do not close; and

  (xii)
  those additional risks and factors discussed in this prospectus in the section entitled "Risk Factors" beginning on page 36 and in the reports filed with the SEC by Prologis and Liberty from time to time, including those discussed under the heading "Risk Factors" in their respective most recently filed reports on Form 10-K and Form 10-Q.

        Neither Prologis nor Liberty undertakes any duty to update any forward-looking statements appearing in this document except as may be required by law.

 WHERE YOU CAN FIND MORE INFORMATION

        Prologis, Prologis OP, Liberty and Liberty OP each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended (the "Exchange Act"). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Prologis, Prologis OP, Liberty and Liberty OP, who file electronically with the SEC. The address of that site is www.sec.gov.

        Investors may also consult each of Prologis' and Liberty's websites for more information about Prologis (and Prologis OP) or Liberty (and Liberty OP), respectively. Prologis' website is www.prologis.com. Liberty's website is www.libertyproperty.com. Information included on these websites is not incorporated by reference into this prospectus.

        Prologis OP has filed with the SEC a registration statement of which this prospectus forms a part. The registration statement registers the Prologis Notes. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about the Prologis Notes. The rules and regulations of the SEC allow Prologis OP to omit certain information included in the registration statement from this prospectus.

        In addition, the SEC allows Prologis OP to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or later filed. This prospectus contains summaries of certain provisions contained in some of the Prologis or Liberty documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

        This prospectus incorporates by reference the documents listed below that Prologis (File No. 001-13545) and Prologis OP (File No. 001-14245) have previously filed with the SEC; provided, however, that Prologis and Prologis OP are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. They may contain important information about Prologis and Prologis OP, their financial condition or other matters:

  •
  Combined Annual Report of Prologis and Prologis OP on Form 10-K for the fiscal year ended December 31, 2018, filed on February 13, 2019.

  •
  Prologis' definitive proxy statement with respect to the 2019 Annual Meeting of Stockholders filed on March 22, 2019 and additional proxy materials filed on March 22, 2019, April 11, 2019, April 16, 2019 and April 22, 2019.

  •
  Combined Quarterly Reports of Prologis and Prologis OP on Form 10-Q for the fiscal quarters ended March 31, 2019, filed on April 23, 2019, June 30, 2019, filed on July 22, 2019 and September 30, 2019, filed on October 21, 2019.

  •
  Combined Current Reports of Prologis and Prologis OP on Form 8-K/A, filed on August 24, 2018 (solely with respect to Exhibits 99.4 and 99.5), and Form 8-K, filed on January 18, 2019, March 6, 2019, March 12, 2019, May 2, 2019 (Prologis only), May 3, 2019, July 16, 2019 (as amended on August 23, 2019), September 3, 2019, October 28, 2019, November 22, 2019, December 10, 2019, January 8, 2020, January 16, 2020 and January 17, 2020.

        In addition, Prologis OP incorporates by reference herein any future filings they make with the SEC under Section 11, 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of Amendment No. 1 to the Registration Statement of which this prospectus is a part and prior to the effective date of that Registration Statement and all documents subsequently filed after the effective date and prior to the Final Expiration Date. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from Prologis or Prologis OP by requesting them in writing or by telephone at the following address:

  Prologis, Inc.
  Prologis, L.P.
  Pier 1, Bay 1
  San Francisco, California 94111
  Attention: Investor Relations
  Telephone: (415) 394-9000

        These documents are available from Prologis and Prologis OP without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.

        This prospectus also incorporates by reference the documents listed below that Liberty (File No. 001-13130) and Liberty OP (File No. 001-13132) have previously filed with the SEC; provided, however, that Prologis OP is not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. They contain important information about Liberty and Liberty OP, its financial condition or other matters.

  •
  Combined Annual Report of Liberty and Liberty OP on Form 10-K for the fiscal year ended December 31, 2018, filed on February 27, 2019.

  •
  Liberty's definitive proxy statement with respect to the 2019 Annual Meeting of Stockholders filed on April 26, 2019.

  •
  Combined Quarterly Reports of Liberty and Liberty OP on Form 10-Q for the fiscal quarters ended March 31, 2019, filed on May 8, 2019, June 30, 2019, filed on August 5, 2019 and September 30, 2019, filed on November 6, 2019.

  •
  Combined Current Reports of Liberty and Liberty OP on Form 8-K, filed on January 24, 2019, February 28, 2019, April 10, 2019, May 30, 2019, June 27, 2019, September 10, 2019, October 28, 2019 (Items 1.01, 5.02, 5.03, 8.01 and 9.01) and November 25, 2019.

        In addition, Prologis OP incorporates by reference herein any future filings Liberty makes with the SEC under Section 11, 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of Amendment No. 1 to the Registration Statement of which this prospectus is a part and prior to the effective date of that Registration Statement and all documents subsequently filed after the effective date and prior to the Final Expiration Date. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of these documents from the SEC, through the website of the SEC at the address described above, or Liberty will provide you with copies of these documents, without charge, upon written or oral request to:

  Liberty Property Trust
  650 East Swedesford Road, Ste 400
  Wayne, Pennsylvania 19087
  Attention: Investor Relations
  Telephone: (610) 648-1700

        If you are a noteholder of Liberty OP and would like to request documents, please do so by January 16, 2020 or January 30, 2020 to receive them before the Early Expiration Date or Final Expiration Date, respectively. If you request any documents from Prologis, Prologis OP, Liberty or Liberty OP, such documents will be mailed to you by first-class mail or by another equally prompt means, within one business day after Prologis, Prologis OP, Liberty or Liberty OP receives your request.

        This document is a prospectus of Prologis OP. None of Prologis, Prologis OP, Liberty or Liberty OP has authorized anyone to give any information or make any representation about the Merger, the exchange offers, the consent solicitations or Prologis, Prologis OP, Liberty or Liberty OP that is different from, or in addition to, what is contained in this prospectus or in any of the materials that Prologis OP has incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

v

SUMMARY

        This summary highlights information contained elsewhere in this prospectus and may not contain all the information that is important to you. Prologis OP urges you to read carefully the remainder of this prospectus and the other documents to which Prologis OP have referred you because this section does not provide all the information that might be important to you with respect to the Merger, the exchange offers, the consent solicitations and the related matters. See also "Where You Can Find More Information."

        The Prologis Notes will be solely the obligations of Prologis OP.

 Information About Prologis and Liberty

Prologis, Inc. and Prologis, L.P.

  Prologis, Inc.
  Pier 1, Bay 1
  San Francisco, California 94111
  (415) 394-9000

        Prologis, Inc. was formed in 1997 and is the global leader in logistics real estate with a focus on key markets in 19 countries on four continents. Prologis owns, manages and develops well-located, high-quality logistics facilities. Prologis' local teams actively manage its portfolio, which encompasses leasing and property management, capital deployment and opportunistic dispositions allowing it to recycle capital to self-fund its development and acquisition activities. The majority of Prologis' properties in the U.S. are wholly owned, while its properties outside the U.S. are generally held in co-investment ventures to mitigate Prologis' exposure to foreign currency movements. Prologis common stock is listed on the NYSE, trading under the symbol "PLD."

        Prologis, L.P. was formed in 1997 and is the primary operating subsidiary of Prologis. As of September 30, 2019, Prologis owned an approximate 97.22% common general partnership interest in Prologis OP and 100% of the preferred units in Prologis OP. As the sole general partner of Prologis OP, Prologis has complete responsibility and discretion in the day-to-day management and control of Prologis OP. Prologis only holds a de minimis amount of assets outside of Prologis OP.

Liberty Property Trust

  Liberty Property Trust
  650 East Swedesford Road, Suite 400
  Wayne, PA 19087
  (610) 648-1700

        Liberty Property Trust, a Maryland real estate investment trust, through its controlling interest in Liberty Property Limited Partnership, is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. As of September 30, 2019, Liberty owned interests in 580 properties in operation, comprised of approximately 111.7 million square feet, 25 properties under development, which when completed are expected to comprise approximately 5.2 million square feet, and three properties held for redevelopment or as value-added, comprising approximately 140,000 square feet, as well as approximately 1,700 acres of developable land.

        Liberty common shares are listed on the NYSE, trading under the symbol "LPT."

 The Merger

The Merger Agreement

        Prologis and Liberty have agreed to the Merger under the terms of an Agreement and Plan of Merger, dated as of October 27, 2019 (the "merger agreement"), by and among Prologis, Prologis OP, Lambda REIT Acquisition LLC ("Prologis Merger Sub"), Lambda OP Acquisition LLC ("Prologis OP Merger Sub"), Liberty, Liberty OP and Leaf HoldCo Property Trust ("New Liberty Holdco").

        The merger agreement provides that the closing of the Merger will take place on the second business day following the date on which the last of the conditions to the closing of the Merger has been satisfied or waived (other than those conditions that by their terms are required to be satisfied at the closing), unless otherwise agreed by the Prologis parties and the Liberty parties. See "The Merger—The Merger Agreement" for more information.

The Merger

        Upon the terms and subject to the conditions set forth in the merger agreement, Liberty and Prologis will combine through a multi-step process:

  •
  first, in the "Liberty merger," Liberty Merger Sub (an indirect wholly owned subsidiary of Liberty to be formed as a Maryland limited liability company after the date of the merger agreement) will merge with and into Liberty, with Liberty continuing as the surviving entity and an indirect wholly owned subsidiary of New Liberty Holdco;

  •
  thereafter, in the "Topco merger," New Liberty Holdco will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis;

  •
  thereafter, in the "contribution and issuance," Prologis, its applicable subsidiaries and Prologis Merger Sub will cause all of the outstanding equity interests of Liberty to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to certain subsidiaries of Prologis; and

  •
  thereafter, in the "partnership merger," Prologis OP Merger Sub will merge with and into Liberty OP, with Liberty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP.

        Upon the consummation of the Liberty merger described above, the separate existence of Liberty Merger Sub will cease. Upon completion of the Topco merger described above, the separate existence of New Liberty Holdco will cease. Upon completion of the partnership merger described above, the separate existence of Prologis OP Merger Sub will cease. See "The Merger—The Merger Agreement—Form, Closing and Effective Time of the Merger" for more information.

Merger Consideration

        In the Liberty merger, each issued and outstanding Liberty common share immediately prior to the Liberty merger effective time will be converted into one newly issued New Liberty Holdco common share. The Liberty common shares and the New Liberty Holdco common shares will be identical in all respects.

        In the Topco merger, each issued and outstanding New Liberty Holdco common share immediately prior to the Topco merger effective time (other than (i) New Liberty Holdco common shares owned by any of the Liberty parties or any wholly owned subsidiary of Liberty and (ii) New Liberty Holdco common shares owned by the Prologis parties or any of their respective wholly owned subsidiaries, which New Liberty Holdco common shares will be canceled) will be converted into the right to receive

0.675 validly issued, fully paid and non-assessable shares of Prologis common stock, without interest but subject to any withholding required under applicable tax law, plus the right, if any, to receive cash in lieu of fractional shares of Prologis common stock into which such New Liberty Holdco common shares would have been converted pursuant to the merger agreement.

        In the partnership merger, (i) each Liberty OP common unit that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into 0.675 new validly issued Prologis OP common units and (ii) each Liberty OP preferred unit that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into one new validly issued new Prologis preferred unit with substantially the same terms and rights as such Liberty OP preferred units immediately prior to the partnership merger. No fractional new Prologis OP common units will be issued in the partnership merger. Any fractional new Prologis OP common unit that would otherwise be issued to any holder of Liberty OP common units will be rounded up to the nearest whole number.

        See "The Merger—The Merger Agreement" for more information.

Directors and Management of Prologis Following the Merger

        There will be no change to the members of the Prologis board or executive officers as a result of the Merger. Hamid R. Moghadam will serve as Chief Executive Officer and Chairman of Prologis. See "The Merger—Directors of Prologis Following the Merger" for more information.

Expected Timing of the Merger

        The parties expect the Merger to be completed in early February 2020. Neither Liberty nor Prologis can predict the actual date on which the Merger will be completed, or if the Merger will be completed at all, because completion of the Merger is subject to conditions and factors outside of the control of both companies, including the approval of the company mergers by the Liberty shareholders and the satisfaction of certain other closing conditions.

Conditions to Completion of the Merger

        The respective obligations of each of the Liberty parties and the Prologis parties to effect the Merger and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain customary conditions, including, among others, the approval of the company mergers by the Liberty shareholders, the absence of any legal prohibitions, listing of Prologis common stock, delivery of certain tax opinions, the accuracy of the other parties' representations and warranties (subject to customary materiality qualifiers), and compliance by the other parties with their respective obligations under the merger agreement (subject to customary materiality qualifiers).

        Neither Liberty nor Prologis can be certain when, or if, the conditions to the completion of the Merger will be satisfied or waived, or that the Merger will be effected. See "The Merger—The Merger Agreement—Conditions to Completion of the Merger" for more information.

        The consummation of the exchange offers and consent solicitations are not a condition to the closing of the Merger.

Regulatory Approvals Required for the Merger

        The consummation of the Merger and the other transactions contemplated by the merger agreement is not subject to the receipt of any governmental approvals or the expiration of any regulatory waiting period. See "The Merger—The Merger Agreement—Regulatory Approvals Required for the Merger" for more information.

Termination of the Merger Agreement

        The merger agreement may be terminated and the Merger may be abandoned at any time prior to the Topco merger effective time, whether before or after the receipt of the Liberty shareholder approval (unless otherwise specified below), under the following circumstances:

  •
  by mutual written consent of Liberty and Prologis;

  •
  by either Liberty or Prologis if:

  •
  upon the completion of voting at the special meeting of Liberty shareholders convened for the purpose of approving the Merger, the affirmative vote of the holders of at least two-thirds of the outstanding Liberty common shares entitled to vote on the approval of the company mergers ("Liberty shareholder approval") is not obtained (except that Liberty will not have this right to terminate if the failure to obtain such Liberty shareholder approval was primarily caused by a material breach by any of the Liberty parties of their respective obligations with respect to the preparation of the related Form S-4 and the proxy statement/prospectus, the Liberty special meeting, non-solicitation of acquisition proposals or making any change in company recommendation);

  •
  a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such order, decree, judgment, injunction or other action has become final and non-appealable; or

  •
  the Merger has not been consummated on or before 5:00 p.m. (New York time) on June 1, 2020 (except that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before such date).

  •
  by Liberty:

  •
  at any time prior to the receipt of the Liberty shareholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (except that the merger agreement may not be so terminated unless Liberty concurrently pays a termination fee); or

  •
  if any of the Prologis parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, unless such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to June 1, 2020 (except that Liberty will not have this right to terminate if Liberty or Liberty OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied).

  •
  by Prologis if:

  •
  prior to obtaining the Liberty shareholder approval, a change in company recommendation has occurred (except that Prologis will no longer have this right to terminate if and when the Liberty shareholder approval is obtained);

  •
  there is a willful breach of the non-solicitation/change of recommendation covenants; or

    •
    any of the Liberty parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to June 1, 2020 (except that Prologis will not have this right to terminate if Prologis or Prologis OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied).

        See "The Merger—The Merger Agreement—Termination of the Merger Agreement" for more information.

Litigation Relating to the Mergers

        On November 27, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned Shiva Stein v. Liberty Property Trust Inc. et al., Case No. 1:19-cv-03428 (the "Stein Action"), filed in the United States District Court for the District of Maryland, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Stein Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On December 5, 2019, Liberty, Liberty OP, the Liberty board, Prologis, Prologis OP, Prologis Merger Sub, Prologis OP Merger Sub and New Liberty Holdco were sued in a putative class action lawsuit, captioned John Thompson v. Liberty Property Trust, et al., Case No. 1:19-cv-02230 (the "Thompson Action"), filed in the United States District Court for the District of Delaware, and also in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Thompson Action alleges that Liberty, Liberty OP, the Liberty board, Prologis, Prologis OP, Prologis Merger Sub, Prologis OP Merger Sub and New Liberty Holdco violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. On December 16, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned Berlinger v. Liberty Property Trust et al., Case No. 1:19-cv-03562 (the "Berlinger Action"), filed in the United States District Court for the District of Maryland, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Berlinger Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. On December 16, 2019, Prologis, Liberty and the Liberty board were sued in a putative class action lawsuit, captioned Robert Garfield v. William P. Hankowsky et al., No. 2019-cv-9529-cv (the "Garfield Action"), filed in the Court of Common Pleas of Dauphin County, Pennsylvania. The complaint in the Garfield Action alleges that Prologis and Liberty omitted material information from the Form S-4, rendering the Form S-4 materially deficient, that the Liberty board violated its fiduciary duties to Liberty shareholders in connection with the proposed merger of Liberty and Prologis, and that Prologis aided and abetted those breaches of fiduciary duty. On December 19, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned McDonough v. Liberty Property Trust et al., Case No. 2:19-cv-21582 (the "McDonough Action"), filed in the United States District Court for the District of New Jersey, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the McDonough Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. On December 20, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned Hagerty v. Liberty Property Trust et al., Case No. 1:19-cv-11679 (the "Hagerty Action"), filed in the United States District Court for the Southern District of New York, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Hagerty Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. Plaintiffs in the Stein, Thompson, Berlinger, Garfield, McDonough and Hagerty Actions seek, among other things, (i) to enjoin the transaction, and (ii) attorneys' fees and costs in connection with these lawsuits. If additional similar complaints are filed, absent new or different allegations that are material, neither Liberty nor Prologis will necessarily announce such additional filings.

        Although the ultimate outcome of litigation cannot be predicted with certainty, Liberty and Prologis believe that these lawsuits are without merit and intend to defend against these actions vigorously.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:
Why is Prologis OP making the exchange offers and consent solicitations?

A:
Prologis OP is conducting the exchange offers in order to simplify the capital structure of Prologis and its consolidated subsidiaries following the completion of the Merger. Prologis OP is commencing the exchange offers prior to the completion of the Merger in order to achieve these benefits as soon as practicable after consummation of the Merger.

  The principal purpose of the consent solicitations and the Proposed Amendments to the Liberty Indenture is to eliminate certain covenants contained in the Liberty Indenture that afford protection to holders of Liberty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Liberty to merge, consolidate or sell all or substantially all of its properties or assets.

Q:
What will I receive if I tender my Liberty Notes in the applicable exchange offers and give my consent in the consent solicitations?

A:
Subject to certain conditions described below, for each Liberty Note validly tendered (and concurrent consent to the Proposed Amendments delivered) and not validly withdrawn prior to the Final Expiration Date and accepted for exchange, you will be eligible to receive a Prologis Note (as designated in the table below) in a principal amount equal to the applicable exchange consideration of such tendered Liberty Note that will have substantially the same terms, including interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note (prior to the Proposed Amendments) for which it was exchanged. The Prologis Notes will be issued by Prologis OP.

  Specifically, (a) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Expiration Date, and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) the Early Participation Premium of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date, and not validly withdrawn, holders will receive only the exchange consideration, which consists of $970 principal amount of Prologis Notes plus $1 in cash.

  If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you validly tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.

  Notwithstanding the foregoing, the Prologis Notes will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof. See "Description of the Prologis Notes—General." If Prologis OP would otherwise be required to issue a Prologis Note in a denomination other than $1,000 or a whole multiple of $1,000, Prologis OP will, in lieu of such issuance:

  •
  issue a Prologis Note in a principal amount that has been rounded down to the nearest whole multiple of $1,000; and

  •
  pay cash in an amount equal to:

  •
  the difference between (i) the principal amount of the Prologis Notes due upon exchange and (ii) the principal amount of the Prologis Note actually issued in accordance with this paragraph; plus

  •
  accrued and unpaid interest on the principal amount representing such difference to the date of the exchange.

  The applicable exchange consideration and Early Participation Premium will be calculated only on current principal amounts outstanding as of the Settlement Date. For an illustration on how the exchange consideration and Early Participation Premium will be calculated, see "The Exchange Offers and Consent Solicitations."

  The Prologis Notes will be issued under and governed by the terms of the Prologis OP Indenture described under "The Exchange Offers and Consent Solicitations." Except as otherwise set forth above, instead of receiving a payment for accrued interest on Liberty Notes that you exchange, the Prologis Notes you receive in exchange for those Liberty Notes will accrue interest from the most recent date to which interest has been paid on those Liberty Notes.

  As a holder of Liberty Notes, you may give your consent to the Proposed Amendments to the Liberty Indenture only by tendering your Liberty Notes in the applicable exchange offer. You may not withhold your consent to the Proposed Amendments when you tender your Liberty Notes in the applicable exchange offer.

  As described in the table below, Prologis OP is offering to exchange all validly tendered and accepted notes that were issued by Liberty OP with notes to be issued by Prologis OP.

Series of Notes Issued by Liberty OP to be Exchanged	Series of Notes to be Issued by Prologis OP
3.250% Notes due October 1, 2026	3.250% Notes due October 1, 2026
(the "Liberty 2026 Notes")	(the "Prologis 2026 Notes")
4.375% Notes due February 1, 2029	4.375% Notes due February 1, 2029
(the "Liberty 2029 Notes" and, together with the Liberty 2026 Notes, the "Liberty Notes")	(the "Prologis 2029 Notes" and, together with the Prologis 2026 Notes, the "Prologis Notes")
Q:
What are the consequences of not consenting in the consent solicitations by failing to tender prior to the Early Expiration Date or Final Expiration Date, as applicable?

A:
Holders that fail to tender their Liberty Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Expiration Date but who do so on or prior to the Final Expiration Date will receive exchange consideration equal to $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such tendered Liberty Notes and will not receive the Early Participation Premium. Holders that validly tender Liberty Notes prior to the Early Expiration Date may validly withdraw their tender and the related consent prior to the Early Expiration Date, but will not receive the applicable Early Participation Premium unless they validly re-tender prior to the Early Expiration Date. Holders that validly tender Liberty Notes prior to the Early Expiration Date may validly withdraw their tender after the Early Expiration Date and before the Final Expiration Date, but may not withdraw the related consent and will not receive the applicable Early Participation Premium. Holders that tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date will not receive the applicable Early Participation Premium and may withdraw their tender and the related consent at any time prior to the Final Expiration Date.

Q:
What are the consequences of not tendering in the applicable exchange offers?

A:
If the Proposed Amendments to the Liberty Indenture have been adopted, the amendments will apply to the applicable Liberty Notes governed by such indenture that are not validly tendered or not accepted by Prologis OP in the applicable exchange offers. Thereafter, all such Liberty Notes will be governed by the Liberty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Liberty Indenture. See "Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—The Proposed Amendments to the Liberty Indenture will afford reduced protection to remaining holders of Liberty Notes."

  If the Requisite Consents (as defined below) are not received and the Proposed Amendments to the Liberty Indenture are therefore not adopted, all of the Liberty Notes will be governed by the existing Liberty Indenture. The obligor on the Liberty Notes will continue to be Liberty OP, which will continue its existence after the Merger as a wholly owned subsidiary of Prologis OP, rather than as an independent public company. Claims of holders of the Liberty Notes under such Liberty Notes, where applicable, will be permitted to be made against assets of Liberty, in accordance with the terms of the Liberty Indenture, and may not be made with respect to other assets of Prologis.

Q:
How do the Liberty Notes differ from the Prologis Notes to be issued in the applicable exchange offers?

A:
Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note. The Liberty Indenture, without taking into effect the adoption of the Proposed Amendments, and the Prologis OP Indenture are substantially the same, except that, among other things:

•
the Prologis OP Indenture definition of debt (1) limits the amount of secured debt to include the lesser of the amount of secured debt or the fair market value of the property that secures such debt, (2) includes letters of credit only to the extent called upon and (3) includes the principal amount of all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock (as defined in the Prologis OP Indenture).

•
the Prologis OP Indenture's limitations on the incurrence of debt (1) does not take into account accumulated depreciation of Prologis' real estate assets in measuring its assets for debt-to-asset computations and (2) adds certain assumptions in computing financial ratios.

•
the financial reporting obligations in the Prologis OP Indenture are those of Prologis, rather than Liberty.

  For more information, see "The Exchange Offers and Consent Solicitations."

Q:
How will the Liberty Notes differ if the Proposed Amendments to the Liberty Indenture are adopted?

A:
After giving effect to the Merger, the outstanding Liberty Notes that are not validly tendered or not accepted by Prologis OP will continue to be governed by the Liberty Indenture. The Proposed Amendments to the Liberty Indenture will:

(i)
delete in its entirety Section 501(5) of the Liberty Indenture, which addresses cross-acceleration and certain related cross-references and defined terms and amend Section 501(4) of the Liberty Indenture to eliminate defaults or breaches of Article Eight of the Liberty

    Indenture from the items which constitute an Event of Default (collectively, the "Events of Default Amendments");

  (ii)
  delete in their entirety the provisions addressing conditions to mergers, sales, leases and conveyances set forth in Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the Liberty Indenture and certain related cross-references and defined terms (collectively, the "Merger Restriction Amendments");

  (iii)
  delete in its entirety Section 1006 (Maintenance of Properties) of the Liberty Indenture and certain related cross-references and defined terms (collectively, the "Maintenance of Properties Amendments");

  (iv)
  delete in its entirety Section 1007 (Insurance) of the Liberty Indenture and certain related cross-references and defined terms (collectively, the "Insurance Amendments");

  (v)
  delete in its entirety Section 1008 (Payment of Taxes and Other Claims) of the Liberty Indenture and certain related cross-references and defined terms (collectively, the "Payment of Taxes and Other Claims Amendments");

  (vi)
  delete in its entirety the financial reporting obligations set forth in Section 1009 (Provision of Financial Information) of the Liberty Indenture and certain related cross-references and defined terms (collectively, the "Financial Information Amendments");

  (vii)
  (a) delete in its entirety Article Two (Remedies) of the Sixth Supplemental Indenture (defined below), (b) replace Article Three (Additional Covenants) of the Sixth Supplemental Indenture with a provision that clarifies that Section 501(5), Articles Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Liberty Indenture do not apply to the Liberty 2026 Notes and further clarifies that defaults or breaches of Article Eight of the Liberty Indenture do not constitute an Event of Default and (c) and delete certain related cross-references and defined terms of the Sixth Supplemental Indenture (the "Sixth Supplemental Indenture"), dated as of September 20, 2016, between Liberty OP and the Trustee (collectively, the "Sixth Supplemental Indenture Amendments"); and

  (viii)
  (a) delete in its entirety Article Two (Remedies) of the Seventh Supplemental Indenture (defined below) and certain related cross-references and defined terms of the Seventh Supplemental Indenture (the "Seventh Supplemental Indenture") dated as of April 27, 2017 between Liberty OP and the Trustee, (b) replace Article Two (Additional Covenants) of the Eighth Supplemental Indenture with a provision that clarifies that Section 501(5), Articles Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Liberty Indenture do not apply to the Liberty 2029 Notes and further clarifies that defaults or breaches of Article Eight of the Liberty Indenture do not constitute an Event of Default and (c) delete certain related cross-references and defined terms of the Eighth Supplemental Indenture (the "Eighth Supplemental Indenture"), dated as of January 25, 2019, between Liberty OP and the Trustee (collectively, the "Eighth Supplemental Indenture Amendments").

  The Events of Default Amendments, the Merger Restriction Amendments, the Maintenance of Properties Amendments, the Insurance Amendments, the Payment of Taxes and Other Claims Amendments and the Financial Information Amendments are collectively referred to as the "Original Indenture Amendments", and the Original Indenture Amendments, the Sixth Supplemental Indenture Amendments and the Eighth Supplemental Indenture Amendments are collectively referred to herein as the "Proposed Amendments." For a description of the Proposed Amendments, see "The Proposed Amendments."

  If approved, the Proposed Amendments will result in the elimination of certain covenants contained in the Liberty Indenture that afford protection to holders of Liberty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Liberty to merge, consolidate or sell all or substantially all of its properties or assets, permit Liberty and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Liberty Notes. See "Description of the Differences Between the Prologis Notes and the Liberty Notes" for more information.

  The Prologis Notes will be Prologis OP's direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis OP's other unsecured and unsubordinated indebtedness outstanding from time to time. As of September 30, 2019, Prologis OP's unsecured senior debt securities, unsecured credit facilities and other senior debt totaled approximately $10.9 billion on a consolidated basis.

Q:
What consents are required to effect the Proposed Amendments to the Liberty Indenture and consummate the exchange offers?

A:
The Liberty Indenture provides that Liberty and the Trustee may amend, supplement or modify the Liberty Indenture by entering into a supplemental indenture with the consent of holders of not less than a majority in principal amount of all outstanding securities affected by such supplemental indenture voting as a single class. Accordingly, approval of each of the Proposed Amendments in the table below requires the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of the notes entitled to cast a consent for such Proposed Amendment voting as a single class. The far right column in the table below provides the defined term for the receipt of such requisite consents for each of the Proposed Amendments. The table below also provides the amounts of debt outstanding for each voting class as of the date of this prospectus.

  Depending on the series of Liberty Notes you hold, you will be entitled to cast your consent for the Proposed Amendments in the table below marked with an "X," but will not be allowed to cast a consent for the Proposed Amendments marked with a "—."

  Holders must provide consents to all of the Proposed Amendments applicable to a particular series of notes or none of them. A consent purporting to consent only to some of the Proposed

  Amendments (or any portion thereof) will not be valid (unless Prologis OP waives the defect in such consent).

Liberty Notes(1) ($750,000,000)
	Liberty 2026 Notes ($400,000,000)	Liberty 2029 Notes ($350,000,000)
Proposed Amendment			Definition of Requisite Consent
Events of Default Amendments	X	X	"Events of Default Amendments Requisite Consent"
Merger Restriction Amendments	X	X	"Merger Restriction Amendments Requisite Consent"
Maintenance of Properties Amendments	X	X	"Maintenance of Properties Amendments Requisite Consent"
Insurance Amendments	X	X	"Insurance Amendments Requisite Consent"
Payment of Taxes and Other Claims Amendments	X	X	"Payment of Taxes and Other Claims Amendments Requisite Consent"
Financial Information Amendments	X	X	"Financial Information Requisite Consent"
Sixth Supplemental Indenture Amendments	X	—	"Sixth Supplemental Indenture Amendments Requisite Consent"
Eighth Supplemental Indenture Amendments	—	X	"Eighth Supplemental Indenture Amendments Requisite Consent"

(1)
In addition to the Liberty 2026 Notes and the Liberty 2029 Notes, there currently are four other series of notes outstanding under the Liberty Indenture. If they remain outstanding, the amounts outstanding under each series of those notes, as well as the amounts outstanding under the Liberty 2026 Notes and the Liberty 2029 Notes, must be aggregated in determining whether the Original Indenture Amendments have received the Requisite Consents. To the extent any or all of those four series of notes are redeemed or otherwise cease to be outstanding, they shall not be taken into account in determining whether the Original Indenture Amendments have received the Requisite Consents.

  The Events of Default Amendments Requisite Consent, Merger Restriction Amendments Requisite Consent, Maintenance of Properties Amendments Requisite Consent, Insurance Amendments

  Requisite Consent, Payment of Taxes and Other Claims Amendments Requisite Consent, Financial Information Amendments Requisite Consent, the Sixth Supplemental Indenture Amendments Requisite Consent and the Eighth Supplemental Indenture Amendments Requisite Consent are collectively referred to herein as the "Requisite Consents." The Requisite Consent for each of the Proposed Amendments must be received by the Final Expiration Date in order to amend the Liberty Indenture to effect such Proposed Amendment.

  The consent solicitation is being made on upon the terms and is subject to the conditions set forth herein and the related letter of transmittal. Prologis OP reserves the right to accept consents to effect any of the Events of Default Amendments, the Merger Restriction Amendments, the Maintenance of Properties Amendments, the Insurance Amendments, the Payment of Taxes and Other Claims Amendments, the Financial Information Amendments, the Sixth Supplemental Indenture Amendments and the Eighth Supplemental Indenture Amendments or any combination thereof, to the extent that Prologis OP has received the applicable Requisite Consent, even if Prologis OP has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments.

Q:
What is the completion of the exchange offers and consent solicitations conditioned upon?

A:
Prologis OP's obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, (i) receipt of Requisite Consents sufficient to effect the Proposed Amendments and (ii) the consummation of the Merger, although Prologis OP may, at its option, waive any condition with respect to the exchange offers and consent solicitations. For information about other conditions to Prologis OP's obligations to complete the exchange offers and consent solicitations, see "The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations."

Q:
Will Prologis OP accept consents to the Proposed Amendments without holders tendering their corresponding Liberty Notes?

A:
No. As a holder of Liberty Notes, you may give your consent to the Proposed Amendments to the Liberty Indenture only by tendering your Liberty Notes of a series governed by the Liberty Indenture in one of the aforementioned exchange offers. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent. If you tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.

Q:
Will Prologis OP accept all tenders of Liberty Notes?

A:
Subject to the satisfaction or waiver of the conditions to the exchange offers, Prologis OP will accept for exchange any and all Liberty Notes that (i) have been validly tendered in the applicable exchange offer before the Final Expiration Date and (ii) have not been validly withdrawn before the Final Expiration Date.

Q:
When will Prologis OP issue new Prologis Notes and pay the cash due upon exchange?

A:
Assuming the conditions to the exchange offers, including the consummation of the Merger, are satisfied or waived, Prologis OP will issue new Prologis Notes in book-entry form through The Depositary Trust Company ("DTC") and pay the cash due upon exchange on the Settlement Date in exchange for Liberty Notes that are validly tendered (and not validly withdrawn) before the Final Expiration Date and that are accepted for exchange.

Q:
When will the Proposed Amendments to the Liberty Indenture become effective?

A:
If Prologis OP receives the Requisite Consents, the Proposed Amendments to the Liberty Indenture will be entered into and become effective on the Settlement Date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

Q:
When will the exchange offers expire?

A:
Each exchange offer will expire at 11:59 p.m., New York City time, on February 6, 2020, unless Prologis OP, in its sole discretion, extends such exchange offer, in which case the Final Expiration Date will be the latest date and time to which such exchange offer is extended. Prologis OP intends to extend the Final Expiration Date if needed so that it will occur after the Merger is closed. See "The Exchange Offers and Consent Solicitations—Final Expiration Date; Extensions; Amendments."

Q:
What are my rights if I change my mind after I tender my Liberty Notes and deliver my consent?

A:
You may withdraw tendered Liberty Notes at any time prior to the Final Expiration Date. Holders that validly tender Liberty Notes prior to the Early Expiration Date may validly withdraw their tender and the related consent prior to the Early Expiration Date. Holders that validly tender Liberty Notes prior to the Early Expiration Date may validly withdraw their tender after the Early Expiration Date and before the Final Expiration Date, but may not withdraw the related consent. Holders that tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date may withdraw their tender and the related consent at any time prior to the Final Expiration Date.

  Once withdrawal rights have expired on the Final Expiration Date, tenders of Liberty Notes may not be validly withdrawn unless Prologis OP is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Liberty Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Withdrawal of Tenders and Revocation of Corresponding Consents."

Q:
How do I exchange my Liberty Notes if I am a beneficial owner of Liberty Notes held of record by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Liberty Notes for me?

A:
Currently, all of the Liberty Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. However, if any Liberty Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the applicable exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Liberty Notes Held Through a Nominee."

Q:
Do I have the right to dissent from the exchange offers or the consent solicitations or seek appraisal of the Liberty Notes I hold?

A:
Holders of Liberty Notes do not have any appraisal or dissenters' rights under New York law, the law governing the Liberty Indenture, or under the terms of the Liberty Indenture in connection with the exchange offers and consent solicitations.

Q:
Will the Prologis Notes be eligible for trading on an exchange?

A:
The Prologis Notes will not be listed on any securities exchange and there can be no assurance as to the development or liquidity of any market for the Prologis Notes. See "Risk Factors—Risks Related to the Prologis Notes—Your ability to transfer the Prologis Notes may be limited by the absence of a trading market."

Q:
To whom should I direct any questions?

A:
Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers; contact information for the dealer managers is set forth on the back cover of this prospectus. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent. The address and telephone numbers of the information agent are also set forth on the back cover page of this prospectus.

  Prologis OP may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under "Where You Can Find More Information."

Risk Factors

        An investment in the Prologis Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See "Risk Factors" beginning on page 36 of this prospectus.

 The Exchange Offers and Consent Solicitations

Exchange Offers	Prologis OP is hereby offering to exchange, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, each series of outstanding Liberty Notes listed on the front cover of this prospectus, for newly issued series of Prologis Notes and cash. Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note. The Prologis Notes will be issued by Prologis OP. See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations."
Consent Solicitations

Prologis is soliciting consents to the Proposed Amendments of the Liberty Indenture from holders of the Liberty Notes upon the terms and conditions set forth in this prospectus and the related letter of transmittal. You may not tender your Liberty Notes for exchange without delivering a consent to the Proposed Amendments to the Liberty Indenture. See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations."

The Proposed Amendments

If the Requisite Consents to amend the Liberty Indenture are obtained, the indenture amendments will eliminate certain covenants contained in the Liberty Indenture that afford protection to holders of Liberty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Liberty to merge, consolidate or sell all or substantially all of its properties or assets. See "The Proposed Amendments."

Requisite Consents	The Requisite Consents collectively refer to:
(i)

the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Liberty Notes voting as a single class, with respect to the Events of Default Amendments; the Merger Restriction Amendments; the Maintenance of Properties Amendments; the Insurance Amendments; the Payment of Taxes and Other Claims Amendments; and the Financial Information Amendments;

(ii)

the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Liberty 2026 Notes with respect to the Sixth Supplemental Indenture Amendments; and

(iii)

the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Liberty 2029 Notes with respect to the Eighth Supplemental Indenture Amendments.

In addition to the Liberty 2026 Notes and the Liberty 2029 Notes, there currently are four other series of notes outstanding under the Liberty Indenture. If they remain outstanding, the amounts outstanding under each series of those notes, as well as the amounts outstanding under the Liberty 2026 Notes and the Liberty 2029 Notes, must be aggregated in determining whether the Original Indenture Amendments have received the Requisite Consents. To the extent any or all of those four series of notes are redeemed or otherwise cease to be outstanding, they shall not be taken into account in determining whether the Original Indenture Amendments have received the Requisite Consents.

Consents may not be delivered on an alternative, conditional or selective basis. Consents must be obtained before the Final Expiration Date with respect to such series. See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations."

Procedures for Participating in the Exchange Offers and Consent Solicitations

If you hold Liberty Notes through DTC in the form of book-entry interests, and wish to participate in the applicable exchange offers and consent solicitations, you must cause the book-entry transfer of the Liberty Notes to the exchange agent's account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and either:

• a completed letter of transmittal; or
• an agent's message transmitted pursuant to DTC's Automated Tender Offer Program, by which each tendering holder will agree to be bound by the letter of transmittal.

Alternatively, if you are the record or beneficial owner of any Liberty Notes issued in certificated form and you wish to participate in the applicable exchange offers and consent solicitations, you must complete, sign and date an original or facsimile of the accompanying letter of transmittal in accordance with the instructions contained in this prospectus and the letter of transmittal, and send the letter of transmittal or a facsimile of it and the outstanding Liberty Notes you wish to exchange and any other required documentation to the exchange agent at the address set forth on the back cover of this prospectus. These materials must be received by the exchange agent prior to the Early Expiration Date or Final Expiration Date, as applicable. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering."

Prologis OP reserves the right to accept consents to effect any of the Events of Default Amendments, the Merger Restriction Amendments, the Maintenance of Properties Amendments, the Insurance Amendments, the Payment of Taxes and Other Claims Amendments, the Financial Information Amendments, the Sixth Supplemental Indenture Amendments and the Eighth Supplemental Indenture Amendments or any combination thereof, to the extent that Prologis LP has received the applicable Requisite Consent, even if Prologis OP has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments.

See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering."
Early Expiration Date Date	The Early Expiration Date is 5:00 p.m., New York City time, on January 23, 2020, or a later date and time to which Prologis OP extends it.
Exchange Consideration

(a) In exchange for each $1,000 principal amount of Liberty Notes that is validly tendered prior to 5:00 p.m., New York City time, on January 23, 2020 unless extended (the "Early Expiration Date"), and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) the Early Participation Premium of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date (as defined below), and not validly withdrawn, holders will receive only the exchange consideration consisting of $970 principal amount of Prologis Notes plus $1 in cash.

Tender instructions for each series of Liberty Notes will be accepted in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof. The applicable exchange consideration and Early Participation Premium will be calculated only on current principal amounts outstanding as of the Settlement Date. For illustrations on how the exchange consideration and Early Participation Premium will be calculated, see "The Exchange Offers and Consent Solicitations."

If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.

Final Expiration Date

Each of the exchange offers and consent solicitations will expire at 11:59 p.m., New York City time, on February 6, 2020, or a later date and time to which Prologis OP extends it. Prologis OP intends to extend the Final Expiration Date if needed so that it will occur after the Merger is closed.

Withdrawal and Revocation

Tenders of Liberty Notes may be validly withdrawn at any time prior to the Final Expiration Date. Holders that validly tender Liberty Notes prior to the Early Expiration Date may validly withdraw their tender and the related consent prior to the Early Expiration Date. Holders that validly tender Liberty Notes prior to the Early Expiration Date may validly withdraw their tender after the Early Expiration Date and before the Final Expiration Date, but may not withdraw the related consent. Holders that validly tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date may withdraw their tender and the related consent at any time prior to the Final Expiration Date.

Once withdrawal rights have expired on the Final Expiration Date, tenders of Liberty Notes may not be validly withdrawn unless Prologis OP is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Liberty Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Withdrawal of Tenders and Revocation of Corresponding Consents."

Conditions

Prologis OP's obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, consummation of the Merger and receipt of the Requisite Consents to effect the Proposed Amendments to the Liberty Indenture. Prologis OP reserves the right to accept consents to effect any of the Proposed Amendments to the extent that it has received the applicable Requisite Consents, even if it has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments. Each exchange offer is independent of the others, and Prologis OP may consummate either of them without doing so with respect to the other. The Merger and the related transactions are not conditioned upon the commencement or completion of the exchange offers or consent solicitations.

Special Procedures for Beneficial Owners of any Certificated Notes

Currently, all of the Liberty Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. However, if any Liberty Notes are subsequently issued to you in certificated form and you are a beneficial owner of Liberty Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Liberty Notes and deliver your consent, you should contact the registered holder promptly and instruct the registered holder to tender your Liberty Notes and deliver your consent on your behalf. See "The Exchange Offers and Consent Solicitations—Procedures for Consenting and Tendering—Liberty Notes Held Through a Nominee."

Acceptance of Liberty Notes and Consents and Delivery of Prologis Notes

Subject to the satisfaction or waiver of the conditions to the exchange offers and consent solicitations, Prologis OP will accept for exchange any and all Liberty Notes that are validly tendered prior to the Final Expiration Date and not validly withdrawn; likewise, because the act of validly tendering Liberty Notes will also constitute valid delivery of consents to the Proposed Amendments to the Liberty Indenture, Prologis OP will also accept all consents that are validly delivered prior to the Final Expiration Date that are not validly revoked. All Liberty Notes exchanged will be cancelled. The Prologis Notes issued pursuant to the exchange offers will be issued and delivered through the facilities of DTC promptly following the Final Expiration Date. Prologis OP will return to you any Liberty Notes that are not accepted for exchange for any reason without expense to you promptly after the Final Expiration Date. See "The Exchange Offers and Consent Solicitations—Acceptance of Liberty Notes for Exchange; Prologis Notes and Cash Consideration; Effectiveness of Proposed Amendments."

U.S. Federal Income Tax Considerations

Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations. Holders of Liberty Notes are urged to consult their respective tax advisors with respect to the tax consequences to them of the exchange. See "Material United States Federal Income Tax Consequences."

Consequences of Not Exchanging Liberty Notes for Prologis Notes

If the Proposed Amendments to the Liberty Indenture are adopted, holders of Liberty Notes will no longer be entitled to the benefit of substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Liberty to merge, consolidate or sell all or substantially all of its properties or assets. In addition, the trading market for any Liberty Notes not validly tendered is likely to be significantly more limited in the future if the exchange offers are consummated. See "Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—The liquidity of the Liberty Notes that are not exchanged will be reduced."

Use of Proceeds	Prologis OP will not receive any cash proceeds from the exchange offers.
Exchange Agent, Information Agent and Dealer Managers	D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations.

J.P. Morgan Securities LLC and Mizuho Securities USA LLC are serving as the dealer managers.
The addresses and the facsimile and telephone numbers of these parties appear on the back cover of this prospectus.
Prologis OP has other business relationships with the exchange agent and the dealer managers, as described in "The Exchange Offers and Consent Solicitations—Exchange Agent" and "—Dealer Managers."
No Guaranteed Delivery Procedures

No guaranteed delivery procedures are being offered in connection with the exchange offers and consent solicitations. You must tender your Liberty Notes and deliver your consent by the Final Expiration Date in order to participate in the applicable exchange offers.

No Recommendation

None of Prologis, Prologis OP, Liberty, Liberty OP, any of their respective subsidiaries, the dealer managers, the information agent, the exchange agent or the Trustee makes any recommendation in connection with the exchange offers or consent solicitations as to whether any Liberty OP noteholder should tender or refrain from tendering all or any portion of the principal amount of such holder's Liberty Notes (and in so doing, consent to the adoption of the Proposed Amendments to the Liberty Indenture), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled "Risk Factors" beginning on page 36 of this prospectus.

The Prologis Notes

Issuer	Prologis OP will issue the Prologis Notes.
General; Comparison to Liberty Notes

Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note. The Liberty Indenture, without taking into effect the adoption of the Proposed Amendments, and the Prologis OP Indenture are substantially the same, except that, among other things:

•

the Prologis OP Indenture definition of debt (1) limits the amount of secured debt to include the lesser of the amount of secured debt or the fair market value of the property that secures such debt, (2) includes letters of credit only to the extent called upon and (3) includes the principal amount of all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock (as defined in the Prologis OP Indenture).

•

the Prologis OP Indenture's limitations on the incurrence of debt (1) does not take into account accumulated depreciation of Prologis' real estate assets in measuring its assets for debt-to-asset computations and (2) adds certain assumptions in computing financial ratios.

• the financial reporting obligations in the Prologis OP Indenture are those of Prologis, rather than Liberty.
See "The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations" and "Description of the Differences Between the Prologis Notes and the Liberty Notes."
Interest Rates; Interest Payment Dates; Maturity Dates

Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note.

Holders of Liberty Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from Liberty OP in respect of interest accrued from the date of the last interest payment date in respect of their Liberty Notes until the date of the issuance of the new Prologis Notes. Consequently, holders of new Prologis Notes will receive the same interest payments that they would have received had they not exchanged their Liberty Notes in the applicable exchange offer.

Interest Rates and Maturity Dates	Semi-Annual Interest Payment Dates
3.250% Notes due October 1, 2026	April 1 and October 1
4.375% Notes due February 1, 2029	February 1 and August 1

Payment of Principal	Holders of the Prologis Notes will receive repayments of principal only on the respective maturity dates of the Prologis Notes, or otherwise in accordance with the terms of each note.
Ranking

The Prologis Notes will be Prologis OP's direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis OP's other unsecured and unsubordinated indebtedness outstanding from time to time. The Prologis Notes will be effectively subordinated to Prologis OP's mortgages and other secured indebtedness to the extent of any collateral pledged as security therefor and to all of the secured and unsecured indebtedness and other liabilities of Prologis OP's consolidated subsidiaries, including Liberty OP, and unconsolidated joint ventures and co-investment ventures. The Prologis Notes will not be guaranteed by Prologis.

Optional Redemption

Prologis OP may redeem any series of the Prologis Notes before their stated maturity in whole, at any time, or in part, from time to time, at a redemption price that includes accrued and unpaid interest and a make-whole premium.

For a more complete description of the redemption provisions of the Prologis Notes, see "Description of the Prologis Notes—Optional Redemption."
Use of Proceeds

Prologis OP will not receive any cash proceeds from the issuance of the Prologis Notes in connection with the exchange offers. In exchange for issuing the Prologis Notes and paying the cash due upon exchange, Prologis OP will receive Liberty Notes that will be retired and cancelled and will not be reissued. See "Use of Proceeds."

U.S. Federal Income Tax Considerations

The Prologis Notes are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the U.S. federal income tax laws to their own particular situation. See "Material United States Federal Income Tax Consequences."

Trading

The Prologis Notes will be new issues of securities, and there are currently no established trading markets for the Prologis Notes. Active or liquid markets may not develop for the Prologis Notes or, if developed, may not be maintained. Prologis OP has not applied and does not intend to apply for the listing of the Prologis Notes on any securities exchange or for quotation on any automated dealer quotation system.

Covenants

Prologis OP will issue the Prologis Notes under the Prologis OP Indenture. The Prologis OP Indenture includes certain covenants as described herein. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under "Description of the Prologis Notes—Covenants."

 Selected Historical Financial Data of Prologis L.P.

        The following selected historical financial information for each of the years during the five-year period ended December 31, 2018 and the selected balance sheet data as of December 31 for each of the years in the five-year period ended December 31, 2018 have been derived from Prologis' audited consolidated financial statements. The selected historical financial information for the nine months ended September 30, 2019 and 2018 and the selected balance sheet data as of September 30, 2019 have been derived from Prologis' unaudited interim consolidated financial statements. As permitted by the rules and regulations of the SEC, the unaudited interim financial statements of Prologis exclude certain footnote disclosures normally included in our annual audited consolidated financial statements prepared in accordance with GAAP. In management's opinion, the condensed financial statements of Prologis reflect all normal recurring adjustments needed to fairly present its financial position, operating results and cash flows at the dates and for the periods presented.

        You should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto and management's discussion and analysis of financial condition and results of operations of Prologis included in Prologis' Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are incorporated herein by reference. See "Where You Can Find More Information."

	Nine Months Ended September 30,		For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in millions, except per unit amounts)
Operating Data:
Total revenues	$2,504	$1,997	$2,804	$2,618	$2,533	$2,197	$1,761
Total expenses	$1,750	$1,391	$1,957	$1,847	$1,865	$1,817	$1,441
Gains on real estate transactions, net(1)	$536	$483	$841	$1,183	$758	$759	$726
Operating income(1)	$1,290	$1,089	$1,688	$1,954	$1,426	$1,139	$1,046
Interest expense	$180	$167	$229	$274	$303	$301	$309
Consolidated net earnings	$1,276	$1,132	$1,823	$1,761	$1,293	$926	$739
Net earnings attributable to common unitholders	$1,217	$1,078	$1,692	$1,686	$1,238	$874	$624
Net earnings per unit attributable to common unitholders—Basic	$1.87	$1.92	$2.90	$3.10	$2.29	$1.66	$1.25
Net earnings per unit attributable to common unitholders—Diluted	$1.86	$1.90	$2.87	$3.06	$2.27	$1.64	$1.24
Weighted average common units outstanding:
Basic	641	554	576	536	532	526	501
Diluted	655	569	590	552	547	534	506
Core FFO(2):	$1,613	$1,262	$1,788	$1,551	$1,400	$1,181	$953
Distributions per common unit	$1.59	$1.44	$1.92	$1.76	$1.68	$1.52	$1.32

(1)
In the fourth quarter of 2018, the SEC guidance for presentation of gains was updated with the adoption of the SEC's Disclosure Simplification. For all quarterly reports in 2019, Prologis has presented gains on real estate transactions as part of operating income in line with this change and the prevailing guidance in GAAP. All operating income amounts in the table above have been updated to conform to this presentation.

(2)
Core FFO is a non-GAAP financial measure. See the "—Funds From Operations Attributable to Common Stockholders/Unitholders" section below for Prologis' definition of Core FFO and a complete reconciliation to net earnings.

		As of December 31,
	As of September 30, 2019
		2018	2017	2016	2015	2014
	(in millions)
Financial Position:
Investments in real estate properties	$34,912	$34,587	$25,839	$27,119	$27,521	$22,190
Net investments in real estate properties	$29,624	$29,930	$21,779	$23,361	$24,247	$19,399
Investments in and advances to unconsolidated entities	$5,887	$5,745	$5,496	$4,230	$4,756	$4,825
Total assets	$39,448	$38,418	$29,481	$30,250	$31,395	$25,775
Total debt	$11,459	$11,090	$9,413	$10,608	$11,627	$9,337
Total liabilities	$13,513	$12,617	$10,775	$11,792	$12,974	$10,591
Noncontrolling interests	$2,777	$2,836	$2,660	$3,072	$3,320	$1,160
Total partners' capital	$25,936	$25,801	$18,706	$18,458	$18,421	$15,184
Number of common units outstanding	650	649	547	543	540	511

Funds From Operations Attributable to Common Stockholders/Unitholders

        Funds From Operations, or "FFO," is a non-GAAP financial measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings.

        The National Association of Real Estate Investment Trusts, or "NAREIT," defines FFO as earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. Prologis also excludes the gains on revaluation of equity investments upon acquisition of a controlling interest and the gain recognized from a partial sale of its investment, as these are similar to gains from the sales of previously depreciated properties. Prologis excludes similar adjustments from its unconsolidated entities and the third parties' share of its consolidated co-investment ventures.

        Prologis' FFO Measures.    Prologis' FFO measures begin with NAREIT's definition, and Prologis makes certain adjustments to reflect its business and the way that management plans and executes its business strategy. While not infrequent or unusual, the additional items Prologis adjusts for in calculating FFO, as modified by Prologis and Core FFO (both as defined below), are subject to significant fluctuations from period to period. Although these items may have a material impact on Prologis' operations and are reflected in its financial statements, the removal of the effects of these items allows Prologis to better understand the core operating performance of its properties over the long-term. These items have both positive and negative short-term effects on Prologis' results of operations in inconsistent and unpredictable directions that are not relevant to its long-term outlook.

        Prologis calculates its FFO measures, as defined below, based on its proportionate ownership share of both its unconsolidated and consolidated ventures. Prologis reflects its share of its FFO measures for unconsolidated ventures by applying its average ownership percentage for the period to the applicable reconciling items on an entity by entity basis. Prologis reflects its share for consolidated ventures in which it does not own 100% of the equity by adjusting its FFO measures to remove the noncontrolling interests share of the applicable reconciling items based on its average ownership percentage for the applicable periods.

        These FFO measures are used by Prologis' management as supplemental financial measures of operating performance and it believes that it is important that stockholders, potential investors and financial analysts understand the measures management uses. Prologis does not use its FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of Prologis' operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of Prologis' ability to fund its cash needs.

        Prologis analyzes its operating performance primarily by the rental revenues of its real estate and the revenues from its strategic capital business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities.

        FFO, as modified by Prologis attributable to common stockholders and unitholders, or FFO, as modified by Prologis.    To arrive at FFO, as modified by Prologis, Prologis adjusts the NAREIT defined FFO measure to exclude the impact of foreign currency related items and deferred tax, specifically:

  •
  deferred income tax benefits and deferred income tax expenses recognized by its subsidiaries;

  •
  current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in earnings that is excluded from its defined FFO measure;

  •
  unhedged foreign currency exchange gains and losses resulting from debt transactions between Prologis and its foreign consolidated subsidiaries and its foreign unconsolidated entities;

  •
  foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third-party debt of Prologis' foreign consolidated and unconsolidated entities; and

  •
  mark-to-market adjustments associated with derivative financial instruments.

        Prologis uses FFO, as modified by Prologis, so that management, analysts and investors are able to evaluate Prologis' performance against other REITs that do not have similar operations or operations in jurisdictions outside the United States.

        Core FFO attributable to common stockholders and unitholders, or "Core FFO."    In addition to FFO, as modified by Prologis, Prologis also uses Core FFO. To arrive at Core FFO, Prologis adjusts FFO, as modified by Prologis, to exclude the following recurring and nonrecurring items that Prologis recognized directly in FFO, as modified by Prologis:

  •
  gains or losses from the disposition of land and development properties that were developed with the intent to contribute or sell;

  •
  income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate;

  •
  impairment charges recognized related to Prologis' investments in real estate generally as a result of its change in intent to contribute or sell these properties;

  •
  gains or losses from the early extinguishment of debt and redemption and repurchase of preferred stock; and

  •
  expenses related to natural disasters.

        Prologis uses Core FFO, including by segment and region, to: (i) assess its operating performance as compared to other real estate companies; (ii) evaluate its performance and the performance of its properties in comparison with expected results and results of previous periods; (iii) evaluate the performance of its management; (iv) budget and forecast future results to assist in the allocation of resources; (v) provide guidance to the financial markets to understand its expected operating performance; and (vi) evaluate how a specific potential investment will impact its future results.

        Limitations on the use of Prologis' FFO measures.    While Prologis believes its modified FFO measures are important supplemental measures, neither NAREIT's nor Prologis' measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures Prologis uses when analyzing its business. Some of the limitations are:

  •
  The current income tax expenses and acquisition costs that are excluded from Prologis' modified FFO measures represent the taxes and transaction costs that are payable.

  •
  Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Furthermore, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of logistics facilities are not reflected in FFO.

  •
  Gains or losses from non-development property dispositions and impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of disposed properties arising from changes in market conditions.

  •
  The deferred income tax benefits and expenses that are excluded from Prologis' modified FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Prologis' modified FFO measures do not currently reflect any income or expense that may result from such settlement.

  •
  The foreign currency exchange gains and losses that are excluded from Prologis' modified FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of Prologis' foreign currency-denominated net assets is indefinite as to timing and amount. Prologis' FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

  •
  The gains and losses on extinguishment of debt or preferred stock that Prologis excludes from its Core FFO, may provide a benefit or cost to Prologis as it may be settling its debt at less or more than its future obligation.

  •
  The natural disaster expenses that Prologis excludes from Core FFO are costs that Prologis has incurred.

        Prologis compensates for these limitations by using its FFO measures only in conjunction with net earnings computed under GAAP when making its decisions. This information should be read with Prologis' complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, Prologis reconciles its modified FFO measures to its net earnings computed under GAAP below.

        The following table is a reconciliation of Prologis' FFO measures to net earnings computed under GAAP for the nine months ended September 30, 2019 and 2018 and for each of the years during the five-year period ended December 31, 2018:

	Nine Months Ended September 30,		For the Years Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in millions, except per share amounts)
FFO:
Reconciliation of net earnings attributable to common stockholders/unitholders to FFO measures:
Net earnings attributable to common stockholders	$1,181	$1,047	$1,643	$1,642	$1,203	$863	$622
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	823	635	913	848	900	855	618
Gains on real estate transactions, net (excluding development properties and land)	(233)	(154)	(371)	(855)	(423)	(501)	(553)
Reconciling items related to noncontrolling interests	(25)	(33)	23	(39)	(105)	(78)	48
Our share of reconciling items included in earnings from unconsolidated entities	182	157	142	147	162	185	186

NAREIT defined FFO	$1,928	$1,652	$2,350	$1,743	$1,737	$1,324	$921
Add (deduct) our modified adjustments:
Unrealized foreign currency and derivative losses (gains) and related amortization, net	$(53)	$(73)	$(120)	$69	$(8)	$1	$19
Deferred income tax expense (benefit), net	10	(1)	1	(5)	(5)	(5)	(87)
Current income tax expense related to acquired tax liabilities	—	1	1	2	—	4	30
Reconciling items related to noncontrolling interests	—	—	—	—	1	(1)	—
Our share of reconciling items included in earnings from unconsolidated entities	(2)	3	—	(14)	(23)	(14)	5

FFO, as modified by Prologis	$1,883	$1,582	$2,232	$1,795	$1,702	$1,309	$888
Adjustments to arrive at Core FFO:
Gains on dispositions of development properties and land, net	$(303)	$(329)	$(470)	$(328)	$(334)	$(258)	$(173)
Current income tax expense on dispositions	13	14	17	19	24	—	15
Acquisition expenses	—	—	—	—	4	47	4
Losses (gains) on early extinguishment of debt and repurchase of preferred stock, net	16	3	3	72	(2)	86	172
Reconciling items related to noncontrolling interests	—	5	6	—	4	(11)	—
Our share of reconciling items included in earnings from unconsolidated entities	4	(13)	—	(7)	2	8	47

Core FFO	$1,613	$1,262	$1,788	$1,551	$1,400	$1,181	$953

Selected Historical Financial Data of Liberty Property Limited Partnership

        The following selected historical financial information for each of the years during the five-year period ended December 31, 2018 and the selected balance sheet data as of December 31 for each of the years in the five-year period ended December 31, 2018 have been derived from Liberty OP's audited consolidated financial statements. The selected historical financial information for the nine months ended September 30, 2019 and 2018 and the selected balance sheet data as of September 30, 2019 have been derived from Liberty's unaudited interim consolidated financial statements.

        You should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto and management's discussion and analysis of financial condition and results of operations of Liberty OP included in Liberty OP's Current Report on Form 8-K filed with the SEC on November 25, 2019 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which are incorporated herein by reference. See "Where You Can Find More Information."

	Nine Months Ended September 30,		Year Ended December 31,
Operating Data (In millions, except per unit data)	2019	2018	2018	2017	2016	2015	2014
Total revenue	$482	$499	$670	$636	$652	$700	$689
Income from continuing operations	$155	$94	$149	$236	$329	$210	$138
Income from discontinued operations	$106	$225	$344	$54	$37	$36	$86
Net income	$261	$319	$493	$290	$366	$246	$224
Net income available to common unitholders	$260	$317	$491	$289	$365	$245	$223
Basic income per common unit:
Income from continuing operations	$1.02	$0.62	$0.98	$1.56	$2.20	$1.38	$0.91
Income from discontinued operations	$0.69	$1.48	$2.28	$0.36	$0.24	$0.24	$0.57
Income available to common unitholders	$1.71	$2.10	$3.26	$1.92	$2.44	$1.62	$1.48
Diluted income per common unit:
Income from continuing operations	$1.01	$0.61	$0.97	$1.55	$2.19	$1.37	$0.91
Income from discontinued operations	$0.69	$1.48	$2.27	$0.36	$0.24	$0.24	$0.57
Income available to common unitholders	$1.70	$2.09	$3.24	$1.91	$2.43	$1.61	$1.48
Dividends paid per common unit	$1.22	$1.20	$1.60	$1.675	$1.90	$1.90	$1.90
Liberty OP—weighted average number of common units outstanding—basic(1)	152	151	151	150	150	152	151
Liberty OP—weighted average number of common units outstanding—diluted(2)	153	152	152	151	150	152	151
NAREIT FFO available to common unitholders—diluted(3)	$305	$221	$333	$391	$357	$411	$375

		December 31,
	September 30, 2019
Balance Sheet Data (In millions)		2018	2017	2016	2015	2014
Net real estate	$5,766	$5,451	$4,701	$4,365	$5,005	$5,081
Total assets	$7,339	$6,934	$6,440	$5,993	$6,558	$6,612
Total indebtedness	$3,031	$3,093	$2,910	$2,557	$3,147	$3,150
Owner's equity (Liberty OP)	$3,905	$3,397	$3,148	$3,063	$3,030	$3,106

(1)
Basic weighted average number of units includes vested Liberty common units outstanding during the year.

(2)
Diluted weighted average number of units includes the vested and unvested Liberty common units outstanding during the year as well as the dilutive effect of outstanding options.

(3)
NAREIT FFO is a non-GAAP financial measure. See "Funds from Operations of Liberty" below for Liberty's definition of NAREIT FFO and a complete reconciliation to net income available to common unitholders.

Funds From Operations of Liberty

        Liberty uses the NAREIT definition of FFO as an operating measure of Liberty's financial performance. Liberty believes that the calculation of FFO is helpful to investors and management as it is a measure of Liberty's operating performance that excludes depreciation and amortization and gains and losses from dispositions of depreciable property. As a result, year over year comparison of FFO reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, Liberty's management believes that FFO provides useful information to the investment community about Liberty's financial performance when compared to other REITs since FFO is generally recognized as the standard for reporting the operating performance of a REIT. FFO is defined by NAREIT as follows: net income (computed in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Liberty has opted to include gains and losses from the sale of assets incidental to its main business as a REIT. FFO as defined by NAREIT does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of Liberty's operating performance or to cash flows as a measure of liquidity. FFO as defined by NAREIT also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in millions)
Reconciliation of net income available to common unitholders to NAREIT FFO available to common unitholders—diluted:
Net income available to common unitholders	$260	$317	$491	$289	$365	$245	$223
Adjustments:
Depreciation and amortization of unconsolidated joint ventures	9	10	13	10	11	12	13
Depreciation and amortization	131	130	173	180	204	225	230
(Gain)/loss on property dispositions / impairment—real estate assets of unconsolidated joint ventures	7	—	6	3	(7)	11	—
(Gain) on property dispositions / impairment—depreciable real estate assets continuing operations	(8)	(51)	(54)	(83)	(216)	(82)	(91)
(Gain) on property dispositions / impairment—depreciable real estate assets discontinued operations	(94)	(185)	(296)	(8)	—	—	—

NAREIT FFO available to common unitholders—diluted	$305	$221	$333	$391	$357	$411	$375

 Selected Unaudited Pro Forma Condensed Combined Financial Information

        The following table shows summary unaudited pro forma condensed combined financial information about the financial condition and operating results of Prologis after giving effect to the Merger and the completed acquisition of DCT Industrial Trust Inc., referred to herein as "DCT," by Prologis on August 22, 2018.

        The unaudited pro forma condensed combined financial information includes the DCT acquisition accounted for as an asset acquisition and assumes the Merger is accounted for as an asset acquisition with Prologis as the acquirer. The selected unaudited pro forma condensed combined balance sheet data gives effect to the Merger as if it had occurred on September 30, 2019. The selected unaudited pro forma condensed combined statement of operations data gives effect to the Merger as if it had become effective at January 1, 2018, based on the most recent valuation data available. On August 22, 2018, Prologis acquired DCT, and therefore the DCT results are included in Prologis results since that date. The selected unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 includes the historical consolidated statement of operations of DCT for the period from January 1, 2018 through June 30, 2018, with adjustments to include the DCT results from July 1, 2018 through the acquisition date and to give effect to the completion of the acquisition as if it had occurred on January 1, 2018.

        The summary unaudited pro forma condensed combined financial information listed below has been derived from and should be read in conjunction with (i) the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing elsewhere in this prospectus (ii) the consolidated financial statements and the related notes of Prologis contained in its Annual Report on Form 10-K for the year ended December 31, 2018 and of Liberty as contained in its Current Report on Form 8-K filed with the SEC on November 25, 2019, (iii) the consolidated financial statements and related notes of DCT for the year ended December 31, 2017 and for the six months ended June 30, 2018 and (iii) the consolidated financial statements and related notes of both Prologis and Liberty contained in their respective Quarterly Reports on Form 10-Q for the nine months ended September 30, 2019, all of which are incorporated by reference into this prospectus. See "Unaudited Pro Forma Condensed Combined Financial Statements" and "Where You Can Find More Information."

        The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of the future operating results or financial position of Prologis after giving effect to the Merger.

        The unaudited pro forma condensed combined financial information does not give effect to any potential revenue enhancements or cost synergies that management expects to result from the Merger. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary significantly from the definitive allocation of the final purchase price that will be recorded subsequent to completion of the Merger. The determination of the final purchase price will be based on the trading price of Prologis common stock as of the closing date.

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018
	(in millions, except per unit amounts)
Operating Data:
Total revenues	$2,995	$3,784
Operating income	$1,373	$1,811
Consolidated net earnings	$1,330	$1,890
Net earnings attributable to common unitholders	$1,271	$1,757
Net earnings per unit attributable to common unitholders
Basic	$1.67	$2.32
Diluted	$1.66	$2.30

As of September 30, 2019
Balance Sheet Data:
Investments in real estate properties	$46,376
Net investments in real estate	$48,545
Total assets	$52,985
Total debt	$14,695
Total partners' capital	$32,932

Selected Unaudited Comparative Per Unit Information

        The following table sets forth selected per share information on an historical basis and for Prologis after giving effect to the Merger and the DCT acquisition on a pro forma basis for the year ended December 31, 2018 and the nine months ended September 30, 2019, in the case of Prologis common units and Liberty common units. The information in the table is unaudited. You should read the tables below together with the historical consolidated financial statements and related notes of Prologis contained in its Annual Report on Form 10-K for the year ended December 31, 2018 and of Liberty as contained in its Current Report on Form 8-K filed with the SEC on November 25, 2019 and with the consolidated financial statements and related notes of DCT for the year ended December 31, 2017, and each of Prologis' and Liberty's respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2019, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" beginning on page iii for more information.

        The pro forma Prologis net earnings per unit for the nine months ended September 30, 2019 and the year ended December 31, 2018 includes the combined net earnings attributable to the common unitholders of Prologis and common unitholders of Liberty on a pro forma basis as if the transaction was consummated on January 1, 2018 and, with respect to net book value per share of common stock or common share, on September 30, 2019.

        The Prologis pro forma combined per unit data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this prospectus.

        The Liberty pro forma equivalent information shows the effect of the Merger from the perspective of an owner of Liberty common units and the information was computed by multiplying the Prologis pro forma combined information by the exchange ratio of 0.675.

	Prologis Historical	Liberty Historical(1)	Pro Forma Combined(2)	Pro Forma Equivalent Liberty Unit
For the year ended December 31, 2018 for Prologis and Liberty
Net earnings per unit attributable to common unitholders, basic	$2.90	$0.98	$2.32	$1.57
Net earnings per unit attributable to common unitholders, diluted	$2.87	$0.97	$2.30	$1.55
Cash dividends declared per unit	$1.92	$1.60	$1.92	$1.30
For the nine months ended September 30, 2019
Net earnings per unit attributable to common unitholders, basic	$1.87	$1.02	$1.67	$1.13
Net earnings per unit attributable to common unitholders, diluted	$1.86	$1.01	$1.66	$1.12
Cash dividends declared per unit	$1.59	$1.23	$1.59	$1.07
As of September 30, 2019
Net book value per share of common stock	$35.53	$24.36	$43.33	$29.25

(1)
Net earnings per unit attributable to common unitholders (basic and diluted) only includes income from continuing operations.

(2)
Pro forma combined information includes the historical consolidated statement of operations of DCT for the period from January 1, 2018 through June 30, 2018, with adjustments to include the DCT results from July 1, 2018 through August 22, 2018 and to give effect to the completion of the acquisition as if it had occurred on January 1, 2018.

RISK FACTORS

        In addition to the other information included in, or incorporated by reference into, this prospectus, including the matters addressed in "Cautionary Statement Regarding Forward-Looking Statements," you should carefully consider the following risks before deciding whether to participate in the applicable exchange offers and consent solicitations. In addition, you should read and consider the risks associated with each of the businesses of Prologis, Prologis OP, Liberty and Liberty OP because these risks will continue to affect Prologis after the completion of the Merger. These risks can be found in Prologis', Prologis OP's, Liberty's and Liberty OP's respective Annual Reports on Form 10-K for the year ended December 31, 2018, each of which is filed with the SEC and incorporated by reference into this prospectus. You should also read and consider the other information in this prospectus and the other documents incorporated by reference into this prospectus. See "Where You Can Find More Information."

Risks Related to the Exchange Offers and Consent Solicitations

The exchange offers and consent solicitations may be cancelled or delayed.

        Prologis OP is not obligated to complete the exchange offers and consent solicitations unless and until it receives valid and unrevoked tenders and the Requisite Consents and until the Merger has been consummated. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent. If you tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date you may withdraw your tender and the related consent at any time prior to the Final Expiration Date. If the merger agreement is terminated for any reason, Prologis OP intends promptly to terminate the exchange offers and the consent solicitations. Even if each of the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the applicable exchange offers and consent solicitations may have to wait longer than expected to receive their Prologis Notes (including the Early Participation Premium, if any) and cash during which time those holders of Liberty Notes will not be able to effect transfers of their Liberty Notes tendered for exchange.

The liquidity of the Liberty Notes that are not exchanged will be reduced.

        The current trading market for the Liberty Notes is limited. The trading market for unexchanged Liberty Notes will become more limited and could cease to exist due to the reduction in the amount of the Liberty Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Liberty Notes exists or develops, these securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Liberty Notes will exist, develop or be maintained or as to the prices at which the unexchanged Liberty Notes may be traded.

Following the Merger, Liberty OP will not have access to all of the cash flow available to Prologis OP when making its required principal and interest payments.

        Following the Merger, Liberty OP will be a subsidiary of Prologis OP. If a holder does not participate in an exchange offer or if Prologis OP does not accept the holder's tendered Liberty Notes, the applicable Liberty Notes will remain outstanding as Liberty OP's notes. As a result, Liberty OP will not have access to all of the cash flow available to Prologis OP outside of that generated by Liberty OP in making required principal and interest payments on remaining Liberty Notes.

The Proposed Amendments to the Liberty Indenture will afford reduced protection to remaining holders of Liberty Notes.

        If the Proposed Amendments to the Liberty Indenture are adopted, the covenants and some other terms of the Liberty Notes will be materially less restrictive and will afford significantly reduced protection to holders of such securities compared to the covenants and other provisions currently contained in the Liberty Indenture.

        The Proposed Amendments to the Liberty Indenture would, among other things:

  •
  eliminate cross-acceleration and judgment default from the events of default;

  •
  eliminate certain requirements that must be met for Liberty OP to consolidate, merge or sell all or substantially all of its assets;

  •
  eliminate the covenant prohibiting Liberty OP and its subsidiaries from incurring additional unsecured indebtedness;

  •
  eliminate the covenants requiring Liberty OP to maintain its properties in useful condition, keep its properties insured and pay any taxes, governmental charges and other claims; and

  •
  eliminate the covenant requiring Liberty OP to prepare and file separate periodic reports under the Exchange Act (except as required by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")).

        If the Proposed Amendments are adopted with respect to the Liberty Notes, each non-exchanging holder of Liberty Notes will be bound by the Proposed Amendments even if that holder did not consent to the Proposed Amendments. The elimination or modification of the covenants and other provisions in the Liberty Indenture contemplated by the Proposed Amendments would, among other things, permit Prologis, Liberty and their respective subsidiaries to take actions that could increase the credit risk with respect to Liberty OP, and might adversely affect the liquidity, market price and price volatility of the Liberty Notes or otherwise be adverse to the interests of the holders of the Liberty Notes. See "The Proposed Amendments."

You may recognize taxable gain or loss if the exchange of your Liberty Notes for Prologis Notes constitutes a taxable exchange for U.S. federal income tax purposes, and Prologis OP believes that the exchange of Liberty Notes (with certain exceptions) that are validly tendered (and not validly withdrawn) after the Early Expiration Date will constitute a taxable exchange.

        The modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Although it is not entirely clear under U.S. tax law, Prologis OP intends to take the position that the exchange of the Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes does not constitute a significant modification of such Liberty Notes, and consequently is not treated as a taxable exchange for U.S. federal income tax purposes. However, Prologis OP believes that the exchange of Liberty Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for Prologis Notes with a principal amount equal to 97% of the principal amount of such Liberty Notes will result in a significant modification, and consequently will be treated as a taxable exchange for U.S. federal income tax purposes, due to a significant change in the yield of such Liberty Notes as a result of the exchange. See "Material United States Federal Income Tax Consequences—U.S. Federal Income Tax Considerations Relating to the Exchange Offers."

Prologis Notes received in exchange for Liberty Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date may have a different CUSIP number than Prologis Notes received in exchange for Liberty Notes that are validly tendered (and not validly withdrawn) before the Early Expiration Date.

        As described in "Material United States Federal Income Tax Consequences—U.S. Federal Income Tax Considerations Relating to the Prologis Notes—U.S. Holders—Taxation of Interest, Discount and Premium on Prologis Notes," the issue price of Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date will equal the issue price of the Liberty Notes exchanged, while we expect the issue price of Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date may depend on the fair market value of such Prologis Notes or the Liberty Notes for which they are exchanged. To the extent such issue prices differ, the Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date may have different tax characteristics (such as original issue discount and yield) than Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date and, if so, may receive different CUSIP numbers in order to account for such different tax characteristics. This may have an adverse effect on the liquidity and marketability of the Prologis Notes.

Risks Related to the Prologis Notes

The market price of the Prologis Notes may be volatile.

        The market price of the Prologis Notes will depend on many factors that may vary over time and some of which are beyond Prologis OP's control, including:

  •
  Prologis OP's financial performance;

  •
  the amount of indebtedness Prologis OP and its subsidiaries have outstanding;

  •
  market interest rates;

  •
  the market for similar securities;

  •
  competition;

  •
  the size and liquidity of the market for the Prologis Notes; and

  •
  general economic conditions.

As a result of these factors, you may only be able to sell your Prologis Notes at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the relative value of the Prologis Notes.

        In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase Prologis Notes and market interest rates increase, the market value of your Prologis Notes may decline. Prologis OP cannot predict the future level of market interest rates.

Ratings of Prologis Notes may not reflect all risks of an investment in the Prologis Notes.

        Prologis OP expects that the Prologis Notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the Prologis Notes will primarily reflect Prologis OP's financial strength and will change in accordance with the rating of Prologis OP's financial strength. Any rating is not a recommendation to purchase, sell or hold the Prologis Notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the Prologis Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your Prologis Notes.

Prologis OP's financial performance and other factors could adversely impact its ability to make payments on the Prologis Notes.

        Prologis OP's ability to make scheduled payments with respect to its indebtedness, including the Prologis Notes, will depend on Prologis OP's financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond Prologis OP's control.

Prologis OP may require cash from its subsidiaries to make payments on the Prologis Notes.

        Prologis OP conducts the majority of its operations through its consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures, some of which are not wholly owned, and Prologis OP relies to a significant extent on dividends, distributions, proceeds from intercompany transactions, interest payments and loans from those entities to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, including interest payments on the Prologis Notes, which may be subject to contractual restrictions. Accordingly, the Prologis Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of Prologis OP's consolidated subsidiaries, including Liberty OP, and unconsolidated joint ventures and co-investment ventures. Holders of Prologis Notes may look only to Prologis OP's assets and the assets of Prologis, and not directly to any of Prologis OP's consolidated subsidiaries, including Liberty OP, or unconsolidated joint ventures and co-investment ventures, for payments on the Prologis Notes. If Prologis OP is unable to obtain cash from such entities to fund required payments in respect of the Prologis Notes, Prologis OP may be unable to make payments of principal of or interest on those Prologis Notes.

The Prologis Notes will rank pari passu with a substantial portion of its other senior indebtedness.

        Prologis OP's payment obligations under the Prologis Notes will be unsecured. The Prologis Notes will rank pari passu in right of payment with a substantial portion of Prologis OP's current and future indebtedness, including its indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness.

        The Prologis OP Indenture limits the ability of Prologis OP to incur additional indebtedness and other obligations, including indebtedness, senior debt and other obligations that rank senior to or pari passu with the Prologis Notes. At September 30, 2019, Prologis OP's unsecured senior debt securities, unsecured credit facilities and other senior debt totaled approximately $10.9 billion on a consolidated basis. As discussed below, the Prologis Notes will also be effectively subordinated to all of Prologis OP's consolidated subsidiaries' (including Liberty OP) and unconsolidated joint ventures' and co-investment ventures' existing and future secured and unsecured indebtedness and other liabilities. At September 30, 2019, total indebtedness, including current maturities, of Prologis OP and its consolidated subsidiaries totaled approximately $11.5 billion. Further, taking into account Prologis' existing indebtedness and the assumption of Liberty's debt in the Merger, Prologis' pro forma consolidated indebtedness as of September 30, 2019, after giving effect to the Merger, would be approximately $14.7 billion. After giving effect to the Merger, the Prologis Notes will be effectively subordinated to Liberty OP's indebtedness under any Liberty Notes not tendered.

The Prologis Notes will be effectively subordinated to Prologis OP's and its subsidiaries' secured debt. Accordingly, other creditors may be entitled to repayment before Prologis OP and its subsidiaries' assets are available to satisfy Prologis OP's obligations under the Prologis Notes.

        The Prologis Notes will be effectively subordinated to Prologis OP's mortgages and other secured indebtedness, which encumber certain of its assets, and to all of the secured and unsecured indebtedness and other liabilities of Prologis OP's consolidated subsidiaries, including Liberty OP, and unconsolidated joint ventures and co-investment ventures. As a result, in the event of Prologis OP's bankruptcy or liquidation, any holders of its mortgages or other secured indebtedness would be entitled to be repaid in full before Prologis OP's pledged assets would be available to satisfy its obligations on the Prologis Notes, and, in the event of a bankruptcy or liquidation of any of its subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy Prologis OP's obligations on the Prologis Notes. As of September 30, 2019, the total outstanding indebtedness on a consolidated basis for Prologis OP, its subsidiaries and the other subsidiaries of Prologis OP was approximately $11.5 billion, of which approximately $0.6 billion was secured. Approximately $12.0 million of this secured debt is non-recourse secured debt of consolidated joint ventures and co-investment ventures. Subject to certain limitations, Prologis OP may incur additional indebtedness.

Your ability to transfer the Prologis Notes may be limited by the absence of a trading market.

        The Prologis Notes will be new securities for which there is no established trading market. Prologis OP does not currently intend to apply for listing of the Prologis Notes on any securities exchange. The liquidity of any market for the Prologis Notes will depend on the number of holders of the Prologis Notes, Prologis OP's performance, the market for similar securities, the interest of securities dealers in making a market for the Prologis Notes, prevailing interest rates and other factors. Accordingly, Prologis OP can provide no assurance as to the development or liquidity of any market for the Prologis Notes.

The credit and risk profile of Prologis could adversely affect Prologis OP's credit ratings and profile.

        The credit and business risk profiles of the general partner or owners of a general partner may be factors in credit evaluations of a limited partnership. This is because the general partner can exercise significant influence over the business activities of the partnership, including its cash distribution and acquisition strategy and business risk profile. Another factor that may be considered is the financial condition of the general partner and its owners, including the degree of their financial leverage and their dependence on cash flow from the partnership to service their indebtedness. Accordingly, Prologis OP's credit ratings and business risk profile could be adversely affected if the ratings and risk profile of Prologis were to decline or were viewed as substantially lower or riskier than Prologis OP's ratings and risk profile.

Prologis OP may elect to cause the redemption of the Prologis Notes when prevailing interest rates are relatively low.

        Prologis OP may redeem any series of the Prologis Notes in whole at any time, or in part from time to time, at a price equal to the greater of (i) 100% of the principal amount of the Prologis Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of the calculation of the redemption price) on the Prologis Notes to be redeemed if such notes matured on the applicable par call date but for the redemption (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an applicable treasury yield, plus a number of basis points dependent upon the original maturity of such series, plus, in either case, accrued interest to the redemption date. See "Description of the Prologis Notes—Optional Redemption."

        If Prologis OP were to redeem Prologis Notes at a time when prevailing interest rates are less than the interest rate on the Prologis Notes being redeemed, you may not be able to reinvest the proceeds from the redemption to obtain a comparable yield.

The Trustee has only limited rights of acceleration.

        The Trustee under the Prologis OP Indenture governing the Prologis Notes may accelerate payment of the principal and accrued and unpaid interest on the Prologis Notes only upon the occurrence and continuation of an event of default. An event of default will generally be limited to payment defaults, breach of other covenants after notice, acceleration of other indebtedness and judgment defaults in excess of a specified amount, and specific events of bankruptcy, insolvency and reorganization relating to Prologis OP or Prologis.

If Prologis OP were to become subject to entity level taxation for U.S. federal or state tax purposes, then Prologis OP's cash available for payment on the Prologis Notes would be substantially reduced.

        Current law may change so as to cause Prologis OP to be treated as a corporation for U.S. federal income tax purposes or otherwise subject Prologis OP to entity level U.S. federal income taxation. If Prologis OP were treated as a corporation for U.S. federal income tax purposes, Prologis OP would pay U.S. federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 35%, and it likely would pay state taxes as well. Because a tax would be imposed upon Prologis OP as a corporation, the cash available for payment on the Prologis Notes would be substantially reduced. Therefore, treatment of Prologis OP as a corporation would result in a material reduction in its anticipated cash flows and could cause a reduction in the value of the Prologis Notes and would materially and adversely affect the value of the Prologis common stock.

        In addition, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise and other forms of taxation. For example, Prologis OP is now subject to a new entity level tax on the portion of its gross income apportioned to Texas. If any additional state were to impose an entity level tax on Prologis OP, the cash available for payment on the Prologis Notes would be reduced.

Risks Related to the Merger

The pendency of the Merger could adversely affect the business and operations of Prologis and Liberty.

        In connection with the pending Merger, some customers, prospective customers or vendors of each of Prologis and Liberty may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of Prologis and Liberty, regardless of whether the Merger is completed. Similarly, current and prospective employees of Prologis and Liberty may experience uncertainty about their future roles with Prologis following the Merger, which may materially adversely affect the ability of each of Prologis and Liberty to attract and retain key personnel during the pendency of the Merger. In addition, due to operating restrictions in the merger agreement, each of Prologis and Liberty may be unable, during the pendency of the Merger, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.

In connection with the announcement of the merger agreement, four lawsuits have been filed and are pending as of December 18, 2019, seeking, among other things, to enjoin the mergers. An injunction or other adverse ruling being entered in either lawsuit may prevent the mergers from being effective or from becoming effective within the expected timeframe.

        On November 27, 2019, the Stein Action was filed in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Stein Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On December 5, 2019, the Thompson Action was filed, also in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Thompson Action alleges that Liberty, Liberty OP, the Liberty board, Prologis, Prologis OP, Prologis Merger Sub, Prologis OP Merger Sub and New Liberty Holdco violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. On December 16, 2019, the Berlinger Action was filed in the United States District Court for the District of Maryland, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Berlinger Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. On December 16, 2019, the Garfield Action was filed. The complaint in the Garfield Action alleges that Prologis and Liberty omitted material information from the Form S-4, rendering the Form S-4 materially deficient, that the Liberty board violated its fiduciary duties to Liberty shareholders in connection with the proposed merger of Liberty and Prologis, and that Prologis aided and abetted those breaches of fiduciary duty. On December 19, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned McDonough v. Liberty Property Trust et al., Case No. 2:19-cv-21582 (the "McDonough Action"), filed in the United States District Court for the District of New Jersey, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the McDonough Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. On December 20, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned Hagerty v. Liberty Property Trust et al., Case No. 1:19-cv-11679 (the "Hagerty Action"), filed in the United States District Court for the Southern District of New York, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Hagerty Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. Plaintiffs in the Stein, Thompson, Berlinger, Garfield, McDonough and Hagerty Actions seek, among other things, (i) to enjoin the transaction, and (ii) attorneys' fees and costs in connection with these lawsuits. If additional similar complaints are filed, absent new or different allegations that are material, neither Liberty nor Prologis will necessarily announce such additional filings.

        While Liberty and Prologis management believe that the allegations in these complaints are without merit and intend to defend vigorously against these allegations, we cannot assure you as to the outcome of these, or any similar future lawsuits, including the costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation or settlement of these claims. For more information about litigation related to the mergers, see "The Merger—Litigation Relating to the Mergers."

Risk Related to Prologis following the Completion of the Merger

Operational Risks

Prologis expects to incur substantial expenses related to the Merger.

        Prologis expects to incur substantial expenses in connection with completing the Merger and integrating the operations and systems of Liberty with those of Prologis. While Prologis has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of Prologis' expenses relating to the completion of the Merger and Prologis' operations. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the expenses associated with the Merger could, particularly in the near term, reduce the savings that Prologis expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the operations of Liberty following the completion of the Merger.

Following the Merger, Prologis may be unable to integrate its business with that of Liberty successfully and realize the anticipated synergies and related benefits of the Merger or do so within the anticipated timeframe.

        The Merger involves the combination of two companies that currently operate as independent public companies and their respective operating partnerships. Prologis is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and the leveraging of state of the art technology and systems. However, Prologis will be required to devote significant management attention and resources to integrating the operations of Prologis and Liberty. Potential difficulties Prologis may encounter in the integration process include the following:

  •
  the inability to successfully combine the operations of Prologis and Liberty in a manner that permits Prologis to achieve the cost savings anticipated to result from the Merger, which would result in the anticipated benefits of the Merger not being realized in the timeframe currently anticipated or at all;

  •
  the inability to dispose of former Liberty assets or operations that are outside of Prologis' area of expertise;

  •
  potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Merger; and

  •
  performance shortfalls as a result of the diversion of management's attention caused by completing the Merger and integrating the companies' operations.

        For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of Prologis' management, the disruption of Prologis' ongoing business or inconsistencies in Prologis' operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of Prologis to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of the Merger, or could otherwise adversely affect the business and financial results of Prologis.

Prologis' anticipated level of indebtedness may increase upon completion of the Merger and may increase the related risks Prologis now faces.

        In connection with the Merger, Prologis may assume and/or refinance certain indebtedness of Liberty and Liberty OP and, as a result, may be subject to increased risks associated with debt financing, including an increased risk that Prologis' cash flow could be insufficient to meet required payments on its debt. On September 30, 2019, Prologis had indebtedness of approximately $11.5 billion. After giving effect to the Merger, Prologis' total pro forma consolidated indebtedness will increase. Taking into account Prologis' existing indebtedness and the assumption of Liberty's debt in the Merger, Prologis' pro forma consolidated indebtedness as of September 30, 2019, after giving effect to the Merger, would be approximately $14.7 billion.

        Prologis' increased indebtedness could have important consequences to holders of its debt securities, including:

  •
  increasing Prologis' vulnerability to general adverse economic and industry conditions;

  •
  limiting Prologis' ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

  •
  requiring the use of a substantial portion of Prologis' cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

  •
  limiting Prologis' flexibility in planning for, or reacting to, changes in its business and its industry; and

  •
  putting Prologis at a disadvantage compared to its competitors with less indebtedness.

        If Prologis defaults under a mortgage loan, it will automatically be in default under any other loan that has cross-default provisions, and it may lose the properties securing these loans. Although Prologis anticipates that it will pay off its mortgage payables as soon as prepayment penalties and other costs make it economically feasible to do so, Prologis cannot anticipate when such payment will occur.

The future results of Prologis will suffer if Prologis does not effectively manage its expanded operations following the Merger.

        Following the Merger, Prologis expects to continue to expand its operations through additional acquisitions and development of properties, some of which may involve complex challenges. The future success of Prologis will depend, in part, upon the ability of Prologis to manage its expansion opportunities, which may pose substantial challenges for Prologis to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that Prologis' expansion or acquisition opportunities will be successful, or that Prologis will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

Counterparties to certain significant agreements with Liberty may exercise contractual rights under such agreements in connection with the Merger.

        Liberty is a party to certain agreements that give the counterparty certain rights following a "change in control," including in some cases the right to terminate the agreement. Under some such agreements, the Merger may constitute a change in control and therefore the counterparty may exercise certain rights under the agreement upon the closing of the Merger. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. The pursuit of such rights by the counterparties may result in Prologis suffering a loss of potential future revenue or incurring liabilities and may result in the loss of rights that are material to Prologis' business. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of Prologis.

REIT Risks

Prologis (following the completion of the Merger) would succeed to, and may incur, adverse tax consequences if Prologis or Liberty has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

        If either Prologis or Liberty has failed or fails to qualify as a REIT for U.S. federal income tax purposes and the Merger is completed, Prologis (following the completion of the Merger) generally would succeed to and may incur significant tax liabilities, and it could possibly lose its REIT status should disqualifying activities continue after the Merger.

REITs are subject to a range of complex organizational and operational requirements.

        As REITs prior to the completion of the Merger, each of Prologis and Liberty, and as a REIT following the completion of the Merger, Prologis, must distribute with respect to each year at least 90% of its REIT taxable income to its stockholders or shareholders, as applicable. Other restrictions apply to a REIT's income and assets and share ownership. For any taxable year that Prologis or Liberty fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its stockholders or shareholders, as applicable, in computing taxable income and thus would become subject to U.S. federal and state income tax as if it were a regular taxable corporation. In such an event, Prologis or Liberty, as the case may be, could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, Prologis or Liberty, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If Prologis or Liberty failed to qualify as a REIT, the market price of Prologis (following the completion of the Merger) common stock may decline, and it may need to reduce substantially the amount of distributions to its stockholders because of its increased tax liability. See "Material United States Federal Income Tax Consequences—Prologis' Qualification and Taxation as a REIT."

Other Risks

Failure to complete the exchange offers and consent solicitations could adversely affect Prologis' operations.

        Although Prologis OP expects the completion of the exchange offers and consent solicitations to occur promptly after the completion of the Merger, it may occur a substantial period of time following the completion of the Merger, or may not occur at all, which may subject Prologis (following the completion of the Merger) to certain risks and possible adverse consequences. If the Merger is completed but the exchange offers and consent solicitations are not completed or other series of notes remain outstanding under the Liberty Indenture, Prologis will not benefit from the simplification of its capital structure following the completion of the Merger. As a result, Prologis would be required to undergo the effort and expense of fulfilling reporting obligations under the Liberty Indenture for Liberty OP, which will be a subsidiary of Prologis and Prologis OP, both of which will have their own reporting obligations.

        Similarly, Prologis (following the completion of the Merger) would not benefit from the elimination of certain other covenants contained in the Liberty Indenture. Such covenants limit the ability of Liberty and its subsidiaries to take certain actions, effectively limiting the ability of Prologis to take certain actions, that may be beneficial to its business or operations, through Liberty or its subsidiaries (which will be Prologis' subsidiaries). For example, if the covenants are not eliminated, Prologis (following the completion of the Merger) generally would not be able to cause the subsidiaries of Liberty to incur debt on an unsecured basis (such as borrowings under Prologis' unsecured debt agreements) and any secured debt that was incurred or that remains outstanding would be included as secured debt for purposes of calculating Prologis' covenants under its other debt agreements. Completion of the Merger is not conditioned on completing the exchange offers and consent solicitations. No assurance can be given that the exchange offers and consent solicitations will be completed substantially concurrently with the Merger, or at all.

In connection with the Merger, Prologis is planning to refinance a significant amount of indebtedness and cannot guarantee that it will be able to obtain the necessary funds on favorable terms or at all.

        In connection with the closing of the Merger, or at any time thereafter, Prologis may elect to terminate certain (or all) of Prologis' and Liberty's respective credit facilities. Any such termination would require the repayment of the amounts outstanding thereunder. In addition, the Merger may trigger the mandatory prepayment of certain secured mortgage debt of Prologis, Liberty or their affiliates. Prologis and Liberty are engaged in discussions with certain potential financing providers regarding one or more bank credit facilities to be entered into by Prologis at or around the time of the closing of the Merger, funds from which would be used in part to make such repayments or mandatory prepayments and to provide a source of liquidity for Prologis. However, Prologis' ability to obtain such financing will depend on, among other factors, prevailing market conditions at the time of the closing of the Merger and other factors beyond Prologis' control. Prologis and Liberty cannot assure you that Prologis will be able to obtain additional financing on terms acceptable to it or at all. Completion of the Merger is not conditioned on completing such financing transactions.

Prologis (following the completion of the Merger) will have a substantial amount of indebtedness and may need to incur more in the future.

        In connection with executing Prologis' business strategies following the Merger, it expects to continue to evaluate the possibility of acquiring additional properties and making strategic investments, and it may elect to finance these endeavors by incurring additional indebtedness. Its substantial indebtedness could have material adverse consequences, including (i) reducing its credit ratings and thereby raising its borrowing costs, (ii) hindering its ability to adjust to changing market, industry or economic conditions, (iii) limiting its ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses, (iv) limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses, (v) making it more vulnerable to economic or industry downturns, including interest rate increases, and (vi) placing it at a competitive disadvantage compared to less leveraged competitors.

        Moreover, to respond to competitive challenges, Prologis (following the completion of the Merger) may be required to raise substantial additional capital to execute its business strategy. Its ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. If it is able to obtain additional financing, Prologis' credit ratings could be further adversely affected, which could further raise its borrowing costs and further limit its future access to capital and its ability to satisfy its obligations under its indebtedness.

The historical and unaudited pro forma combined condensed financial information included elsewhere in this prospectus may not be representative of Prologis' results after the Merger, and, accordingly, you have limited financial information on which to evaluate Prologis following the completion of the Merger.

        The unaudited pro forma combined condensed financial information included elsewhere in this prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the Merger been completed as of the date indicated, nor is it indicative of the future operating results or financial position of Prologis (following the completion of the Merger). The unaudited pro forma combined condensed financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Prologis' assets and liabilities. The purchase price allocation reflected in the unaudited pro forma combined condensed financial information included elsewhere in this prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Prologis as of the date of the completion of the Merger. The unaudited pro forma combined condensed financial information does not reflect future events that may occur after the Merger, including the costs related to the planned integration of Prologis and Liberty and any future nonrecurring charges resulting from the Merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined condensed financial information presented elsewhere in this prospectus is based in part on certain assumptions regarding the Merger that Prologis and Liberty believe are reasonable under the circumstances. Prologis and Liberty cannot assure you that the assumptions will prove to be accurate over time.

Prologis, Prologis OP, Liberty and Liberty OP face other risks.

        The risks listed above are not exhaustive, and you should be aware that, following the Merger, Prologis will face various other risks, including those discussed in reports filed by Prologis, Prologis OP, Liberty and Liberty OP with the SEC. See "Where You Can Find More Information."

USE OF PROCEEDS

        Prologis OP will not receive any cash proceeds from the issuance of the Prologis Notes in connection with the exchange offers. In exchange for issuing the Prologis Notes and paying the cash due upon exchange, Prologis OP will receive accepted Liberty Notes in an aggregate principal amount equal to (i) the aggregate principal amount of such issued Prologis Notes plus (ii) the aggregate amount of such cash due upon exchange (only if Prologis OP would otherwise be required to issue a Prologis Note in a denomination other than $1,000 or a whole multiple of $1,000). Prologis OP will not receive any cash proceeds from the consent solicitations. The Liberty Notes surrendered in connection with the exchange offers will be retired and cancelled and will not be reissued.

 INFORMATION ABOUT PROLOGIS, PROLOGIS OP, LIBERTY AND LIBERTY OP

  Prologis, Inc.
  Prologis, L.P.

  Pier 1, Bay 1
  San Francisco, California 94111
  (415) 394-9000

        Prologis was formed in 1997 and is the global leader in logistics real estate with a focus on key markets in 19 countries on four continents. Prologis owns, manages and develops well-located, high-quality logistics facilities. Prologis' local teams actively manage its portfolio, which encompasses leasing and property management, capital deployment and opportunistic dispositions allowing it to recycle capital to self-fund its development and acquisition activities. The majority of Prologis' properties in the U.S. are wholly owned, while its properties outside the U.S. are generally held in co-investment ventures to mitigate Prologis' exposure to foreign currency movements.

        Prologis commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a REIT under the Code, and believes the current organization and method of operation will enable Prologis to maintain its status as a REIT.

        Prologis OP was formed in 1997 and is the primary operating subsidiary of Prologis. As of September 30, 2019, Prologis owned an approximate 97.22% common general partnership interest in Prologis OP and 100% of the preferred units in Prologis OP. As the sole general partner of Prologis OP, Prologis has complete responsibility and discretion in the day-to-day management and control of Prologis OP. Prologis only holds a de minimis amount of assets outside of Prologis OP.

        Prologis common stock is listed on the NYSE, trading under the symbol "PLD." Prologis' global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; its telephone number is (415) 394-9000. Prologis' other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Prologis' website address is http://www.prologis.com. Information contained on Prologis' website is not and should not be deemed a part of this prospectus, the accompanying prospectus supplement or any other report or filing filed with the Securities and Exchange Commission.

        Additional information about Prologis, Prologis OP and their subsidiaries is included in documents incorporated by reference into this prospectus. See "Where You Can Find More Information."

  Liberty Property Trust
  Liberty Property Limited Partnership

  650 East Swedesford Road, Ste 400
  Wayne, Pennsylvania 19087
  (610) 648-1700

        Liberty, together with its subsidiaries, is a self-administered and self-managed Maryland real estate investment trust that is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior logistics, warehouse, manufacturing, and R&D facilities in key markets. As of September 30, 2019, Liberty owned and operated 499 industrial and 16 non-core properties totaling 96.9 million square feet, 22 properties under development, which when completed are expected to comprise 4.7 million square feet and 1,267 acres of developable land, substantially all of which is zoned for commercial use. As of September 30, 2019, Liberty also owned one property held for redevelopment or as "value-added," which are properties that are neither development nor redevelopment properties, but are properties that are either acquired but not stabilized or can be converted to a higher and better use. This property, when completed, is expected to comprise 55,000 square feet. Additionally, as of

September 30, 2019, Liberty had an ownership interest, through unconsolidated joint ventures, in 48 industrial and 17 non-core properties totaling 14.8 million square feet, three properties under development, which when completed are expected to comprise 475,000 square feet, and a 219-room hotel, which is excluded from the square footage total, and 433 acres of developable land, substantially all of which is zoned for commercial use. Liberty also owned through unconsolidated joint ventures two properties held for redevelopment or as "value-added" which, when completed, are expected to comprise 85,000 square feet.

        Liberty is structured as an umbrella partnership REIT under which substantially all of Liberty's current and future business is, and will be, conducted through the operating partnership, Liberty OP. As of September 30, 2019, Liberty owned approximately 97.8% of the outstanding equity interests in Liberty OP. As the sole general partner of Liberty OP, Liberty has the full, exclusive and complete responsibility for and discretion in its day-to-day management and control.

        Liberty was formed as a Maryland real estate investment trust in 1994 and has elected to be treated as a REIT under the Code, and Liberty OP was formed as a Pennsylvania limited partnership in 1994. Liberty common shares are listed on the NYSE, trading under the symbol "LPT." The primary office of Liberty is located in Wayne, Pennsylvania at the address above. Liberty's website is located at www.libertyproperty.com. The information found on, or otherwise accessible through, Liberty's website is not incorporated into, and does not form a part of, this prospectus or any other report or document Liberty files with or furnishes to the SEC.

        Additional information about Liberty, Liberty OP and their subsidiaries is included in documents incorporated by reference into this prospectus. See "Where You Can Find More Information."

 THE MERGER

        The following is a discussion of the Merger and the material terms of the merger agreement between Prologis and Liberty. You are urged to read the merger agreement carefully and in its entirety, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

        Pursuant to the merger agreement, (i) Liberty Merger Sub will merge with and into Liberty, with Liberty continuing as the surviving entity and an indirect wholly owned subsidiary of New Liberty Holdco, (ii) thereafter, New Liberty Holdco will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis, (iii) thereafter, Prologis, its applicable subsidiaries and Prologis Merger Sub will cause all of the outstanding equity interests of Liberty to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to other subsidiaries of Prologis, and (iv) thereafter, Prologis OP Merger Sub will merge with and into Liberty OP, with Liberty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP. Liberty shareholders will receive the merger consideration described below under "The Merger Agreement."

Directors of Prologis after the Merger

        There will be no change to the members of the Prologis board as a result of the Merger, and the directors of Prologis as of immediately prior to the Topco merger effective time will continue to serve as the directors of Prologis. Hamid R. Moghadam will continue to serve as Prologis' Chief Executive Officer and Chairman of the Prologis board.

Regulatory Approvals Required for the Merger

        Prologis and Liberty are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the Merger or the other transactions contemplated by the merger agreement.

Litigation Relating to the Mergers

        On November 27, 2019, the Stein Action was filed in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Stein Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information from the Form S-4, rendering the Form S-4 materially deficient. On December 5, 2019, the Thompson Action was filed, also in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Thompson Action alleges that Liberty, Liberty OP, the Liberty board, Prologis, Prologis OP, Prologis Merger Sub, Prologis OP Merger Sub and New Liberty Holdco violated federal securities laws by omitting from the Form S-4, and/or misrepresenting in the Form S-4, material information, rendering the Form S-4 materially deficient. On December 16, 2019, the Berlinger Action was filed in the United States District Court for the District of Maryland, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Berlinger Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. On December 16, 2019, the Garfield Action was filed in the Court of Common Pleas of Dauphin County, Pennsylvania. The complaint in the Garfield Action alleges that Prologis and Liberty omitted material information from the Form S-4, rendering the Form S-4 materially deficient, that the Liberty board violated its fiduciary duties to Liberty shareholders in connection with the proposed merger of Liberty and Prologis, and that Prologis aided and abetted those breaches of fiduciary duty. On December 19, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned McDonough v. Liberty Property Trust et al., Case No. 2:19-cv-21582 (the "McDonough Action"), filed in the United States District Court for the District of New Jersey, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the McDonough Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. On December 20, 2019, Liberty and the Liberty board were sued in a lawsuit, captioned Hagerty v. Liberty Property Trust et al., Case No. 1:19-cv-11679 (the "Hagerty Action"), filed in the United States District Court for the Southern District of New York, in connection with Liberty's proposed merger with Prologis and the related Form S-4. The complaint in the Hagerty Action alleges that Liberty and the Liberty board violated federal securities laws by omitting material information in the Form S-4, rendering the Form S-4 materially deficient. Plaintiffs in the Stein, Thompson, Berlinger, Garfield, McDonough and Hagerty Actions seek, among other things, (i) to enjoin the transaction, and (ii) attorneys' fees and costs in connection with these lawsuits. If additional similar complaints are filed, absent new or different allegations that are material, neither Liberty nor Prologis will necessarily announce such additional filings.

        Although the ultimate outcome of litigation cannot be predicted with certainty, Liberty and Prologis believe that these lawsuits are without merit and intend to defend against these actions vigorously.

The Merger Agreement

Form, Closing and Effective Time of the Merger

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the applicable provisions of the Maryland REIT Law, the Maryland Limited Liability Company Act, the Delaware Limited Liability Company Act and Pennsylvania law, Liberty and Prologis will combine through a multi-step process:

  •
  first, in the "Liberty merger," Liberty Merger Sub will merge with and into Liberty, with Liberty continuing as the surviving entity and an indirect wholly owned subsidiary of New Liberty Holdco;

  •
  thereafter, in the "Topco merger," New Liberty Holdco will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis;

  •
  thereafter, in the "contribution and issuance," Prologis, its applicable subsidiaries and Prologis Merger Sub will cause all of the outstanding equity interests of Liberty to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to certain subsidiaries of Prologis; and

  •
  thereafter, in the "partnership merger," Prologis OP Merger Sub will merge with and into Liberty OP, with Liberty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP.

        Unless the parties otherwise agree, the Liberty merger will become effective at 11:59 p.m. (New York time) on the closing date and the Topco merger will become effective at 12:01 a.m. (New York time) on the first day following the date of the Liberty merger effective time. Immediately after the Topco merger becomes effective, Prologis, its applicable subsidiaries and Prologis Merger Sub will cause the contribution and issuance to occur, and unless the parties otherwise agree, the partnership merger will become effective immediately following the contribution and issuance effective time.

        Unless the parties otherwise agree, the closing of the Merger will take place on the date that is the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement

(described below under "—Conditions to Completion of the Merger") (other than those conditions that, by their terms, are required to be satisfied at the closing, but subject to the satisfaction or, if permissible, waiver of those conditions at the closing), with the Topco merger effective time and the partnership merger effective time occurring as specified above.

Organizational Documents Following the Merger

        Immediately prior to the Liberty merger effective time, New Liberty Holdco will, and Liberty will cause new Liberty Holdco to, amend New Liberty Holdco's declaration of trust and bylaws to be in the form of Liberty's declaration of trust and bylaws immediately prior to the Liberty merger effective time.

        Prior to the closing, Prologis, as the general partner of Prologis OP, will cause the Prologis OP partnership agreement to be amended to create and authorize the new Prologis preferred units, which will have substantially the same terms and rights as the Liberty OP preferred units immediately prior to the partnership merger effective time.

        At the Liberty merger effective time, the amended and restated declaration of trust of Liberty, as amended and supplemented, and the first amended and restated bylaws of Liberty, as amended, in each case, as in effect immediately prior to the Liberty merger effective time, will be the declaration of trust and bylaws of Liberty, until thereafter supplemented or amended as provided therein and in accordance with applicable law and the applicable provisions thereof.

        At the Topco merger effective time, the articles of organization and operating agreement of Prologis Merger Sub, as in effect immediately prior to the Topco merger effective time, will continue to be the articles of organization and operating agreement of Prologis Merger Sub, as the surviving entity of the Topco merger, until thereafter supplemented or amended as provided therein and in accordance with applicable law and the applicable provisions thereof.

        At the partnership merger effective time, Liberty will continue to be the general partner of Liberty OP, until replaced in accordance with applicable law, and the Liberty OP partnership agreement, as in effect immediately prior to the partnership merger effective time will be the limited partnership agreement of Liberty OP immediately following the partnership merger effective time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable law.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the Liberty parties, on the one hand, and the Prologis parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the partnership merger effective time. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and qualified by information each of Liberty and Prologis filed with the SEC prior to the date of the merger agreement and in the disclosure schedules delivered in connection with the merger agreement.

Representations and Warranties of the Liberty Parties

        The merger agreement contains customary representations and warranties made by the Liberty parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure schedules or in certain reports filed by Liberty with the SEC on or after January 1, 2017 and at least two business days prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or "company material adverse effect" qualifications (as further described in the section entitled "—Definitions of 'Company Material Adverse Effect' and 'Parent Material Adverse Effect"'). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Liberty did not have actual knowledge. The merger agreement includes representations and warranties by the Liberty parties relating to, among other things:

  •
  valid existence, good standing and compliance with law;

  •
  due authorization, execution, delivery and validity of the merger agreement;

  •
  capital structure;

  •
  subsidiaries;

  •
  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

  •
  absence of existing default or violation under organizational documents or certain other agreements;

  •
  SEC filings, financial statements and internal controls;

  •
  absence of undisclosed material liabilities;

  •
  litigation;

  •
  absence of certain changes since January 1, 2019;

  •
  tax matters, including Liberty's qualification as a REIT;

  •
  real property matters;

  •
  environmental matters;

  •
  employee benefit plans and employees;

  •
  labor and employment matters;

  •
  broker's, finder's and financial advisors' fees;

  •
  opinions of Liberty's financial advisors;

  •
  shareholder vote required in order to approve the company mergers;

  •
  material contracts;

  •
  related party transactions;

  •
  intellectual property matters;

  •
  insurance;

  •
  accuracy of information supplied for inclusion in the proxy statement/prospectus and registration statement;

  •
  inapplicability of the Investment Company Act of 1940, as amended;

  •
  exemption of the Merger from anti-takeover statutes; and

  •
  activities of New Liberty Holdco.

Representations and Warranties of the Prologis Parties

        The merger agreement contains customary representations and warranties made by the Prologis parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the disclosure schedules or in certain reports filed by Prologis with the SEC on or after January 1, 2017 and at least two business days prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or "parent material adverse effect" qualifications (as further described in the section entitled "—Definitions of 'Company Material Adverse Effect' and 'Parent Material Adverse Effect"'). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Prologis did not have actual knowledge. The merger agreement includes representations and warranties by the Prologis parties relating to, among other things:

  •
  valid existence, good standing and compliance with law;

  •
  due authorization, execution, delivery and validity of the merger agreement;

  •
  capital structure;

  •
  significant subsidiaries;

  •
  absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

  •
  absence of existing default or violation under organizational documents or certain other agreements;

  •
  SEC filings, financial statements and internal controls;

  •
  absence of undisclosed material liabilities;

  •
  litigation;

  •
  absence of certain changes since January 1, 2019;

  •
  tax matters, including Prologis' qualification as a REIT;

  •
  real property matters;

  •
  environmental matters;

  •
  absence of a required vote of Prologis stockholders in order to approve the company mergers;

  •
  material contracts;

  •
  related party transactions;

  •
  insurance;

  •
  accuracy of information supplied for inclusion in the proxy statement/prospectus and registration statement;

  •
  inapplicability of the Investment Company Act of 1940, as amended;

  •
  exemption of the Merger from anti-takeover statutes; and

  •
  activities of New Prologis Merger Sub and Prologis OP Merger Sub.

Definitions of "Company Material Adverse Effect" and "Parent Material Adverse Effect"

        Many of the representations of the Liberty parties and the Prologis parties are qualified by a "company material adverse effect" or "parent material adverse effect" standard, respectively (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, has had, or would reasonably be expected to have, a material adverse effect). For the purposes of the merger agreement, both "company material adverse effect" and "parent material adverse effect" mean an effect, event, change, development, circumstance, condition or occurrence that (i) has had, or would reasonably be expected to have, a material adverse effect on, the assets, business, results of operations, or financial condition of (a) Liberty and Liberty's subsidiaries or (b) Prologis, Prologis OP and Prologis' subsidiaries, as applicable, in each case, taken as a whole or (ii) that will or would reasonably be expected to prevent or materially impair or delay the ability of the Liberty parties or the Prologis parties, as applicable, to consummate the Merger or the other transactions contemplated by the merger agreement on or before the outside closing date. However, for purposes of clause (i) above with respect to both the Liberty parties and the Prologis parties, any event, change, development, circumstance, condition, occurrence or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:

  •
  changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes;

  •
  changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect asset managers, the industrial (or, in the case of a company material adverse effect, metro office) real estate sector(s) or owners, operators, lessors or developers of industrial (or, in the case of a company material adverse effect, metro office) real estate;

  •
  the negotiation, execution, announcement or performance of the merger agreement in accordance with the terms of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with tenants, employees, lenders, financing sources, ground lessors, shareholders or stockholders, joint venture partners, limited partners or similar relationships;

  •
  acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement;

  •
  earthquakes, hurricanes or other natural disasters;

  •
  any decline in the market price, or change in trading volume, of the shares of beneficial interest of Liberty or the capital stock of Prologis, as applicable, or any failure to meet internal or publicly announced financial projections, forecasts or predictions (provided, that any event, change, development, circumstance, condition, occurrence or effect giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a company material adverse effect or parent material adverse effect, as applicable, if not falling into one of the other exceptions contained in the bullet points above or below); or

  •
  the pendency of the transactions contemplated by the merger agreement,

which, (i) in the case of the first, second, and fourth bullet points above, do not materially disproportionately affect Liberty and Liberty's subsidiaries or Prologis, Prologis OP and Prologis' subsidiaries, as applicable, in each case, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial (or, in the case of a company material adverse effect, metro office) real estate and (ii) in the case of the fifth bullet point above, do not materially disproportionately affect Liberty and Liberty's subsidiaries or Prologis, Prologis OP and Prologis' subsidiaries, as applicable, in each case, taken as a whole, relative to other similarly situated asset managers, owners, operators, lessors and developers of industrial (or, in the case of a company material adverse effect, metro office) real estate in the geographic regions in the United States in which Liberty and Liberty's subsidiaries or Prologis, Prologis OP and Prologis' subsidiaries, as applicable, operate or own or lease properties.

Covenants and Agreements

Conduct of Business of the Liberty Parties Pending the Merger

        The Liberty parties have agreed to certain restrictions on them from the date of the merger agreement until the earlier to occur of the Topco merger effective time and the date, if any, on which the merger agreement is terminated, referred to herein as the "interim period." In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Prologis (which consent will not be unreasonably withheld, delayed or conditioned), the Liberty parties will use their commercially reasonable efforts to, and will cause each of Liberty's subsidiaries to use its commercially reasonable efforts to, (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (a) maintain its material assets and properties in their current condition (normal wear and tear excepted), (b) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (c) keep available the services of their present officers, and (d) preserve Liberty's (and, following the Liberty merger effective time, New Liberty Holdco's) status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, none of the Liberty parties or any of the Liberty subsidiaries will, during the interim period, subject to certain specified exceptions (including those set forth in the disclosure schedules) and except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Prologis (which consent will not be unreasonably withheld, delayed or conditioned):

  •
  split, combine, reclassify or subdivide any shares of beneficial interest, units or other equity securities or ownership interests of any Liberty Party or any Liberty subsidiaries (other than any wholly owned Liberty subsidiary);

  •
  declare, set aside or pay any dividend on or make any other distributions (whether in cash, shares or property or otherwise) in respect of, any shares of beneficial interest of Liberty or New Liberty Holdco, any units of Liberty OP or other equity securities or ownership interests in Liberty or any Liberty subsidiary, except for:

  •
  quarterly distributions at a rate not in excess of $0.41 per share per quarter;

  •
  regular distributions that are required to be made in respect of the Liberty OP common units in connection with any permitted dividends paid on Liberty common shares and distributions that are required to be made in respect of the Liberty OP preferred units, in each case, in accordance with the terms of the Liberty OP partnership agreement;

  •
  dividends or distributions, declared, set aside or paid by any Liberty subsidiary to Liberty, New Liberty Holdco, Liberty OP or any Liberty subsidiary that is, directly or indirectly, wholly owned by Liberty;

  •
  distributions by any Liberty subsidiary that is not wholly owned, directly or indirectly, by Liberty in accordance with the requirements of the organizational documents of such Liberty subsidiary; and

    •
    distributions to the extent required for each of Liberty and New Liberty Holdco to maintain its status as a REIT under the Code or to avoid or reduce the incurrence of any entity-level income or excise taxes by Liberty and New Liberty Holdco;

  •
  purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its beneficial interest or other equity interests of any Liberty party or a Liberty subsidiary, other than:

  •
  the acquisition by Liberty of Liberty common shares in connection with the surrender of Liberty common shares by holders of options on Liberty common shares in order to pay the exercise price of such options in connection with their exercise;

  •
  the repurchase of Liberty "excess shares" pursuant to the Liberty declaration of trust;

  •
  the withholding of Liberty common shares to satisfy withholding tax obligations with respect to outstanding Liberty equity awards;

  •
  the redemption or purchase of Liberty OP common units or Liberty OP preferred units to the extent required under the terms of the Liberty OP partnership agreement; or

  •
  in connection with the redemption or repurchase by a wholly owned Liberty subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Liberty or a wholly owned Liberty subsidiary);

  •
  authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other equity interests or beneficial interest of any class or any other securities or equity equivalents (including "phantom" stock rights or stock appreciation rights) of Liberty or any Liberty subsidiaries, except for:

  •
  transactions among Liberty and one or more wholly owned Liberty subsidiaries or among one or more wholly owned Liberty subsidiaries;

  •
  issuances of Liberty common shares upon the exercise or settlement of any Liberty stock option or Liberty restricted stock unit award, in each case, that is outstanding as of the date of the merger agreement;

  •
  purchases of approximately 3,800 (but in no event more than 4,500) Liberty common shares under the Liberty amended and restated employee stock purchase plan for the offering period ending December 31, 2019; or

  •
  exchanges of Liberty OP units for Liberty common shares, in accordance with the Liberty partnership agreement;

  •
  acquire or agree to acquire, any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, real property or personal property, except:

  •
  transactions specifically listed in the disclosure schedules;

  •
  acquisitions at a total cost of less than $75,000,000 in the aggregate; or

  •
  acquisitions Liberty or the Liberty subsidiaries are obligated to make under any joint venture agreement to which Liberty or such Liberty subsidiaries are a party as of the date of the merger agreement that were provided to Prologis prior to the date of the merger agreement;

  •
  sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any Liberty property (or real property that if owned by Liberty or any Liberty subsidiary on the date of the merger agreement would be a Liberty property) or any other material assets, or place or permit any lien, mortgage or deed of trust, claim against title, charge which is a lien, security interest or other encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except:

  •
  sales, transfers or other such dispositions of any Liberty property or any other material assets that do not exceed $20,000,000 in the aggregate;

  •
  certain pledges or encumbrances of direct or indirect equity interests in entities from time to time under Liberty's existing revolving credit facilities; or

  •
  transactions specifically listed in the disclosure schedules;

  •
  for any Liberty real property that was under ground-up development as of the date of the merger agreement or for any other Liberty real property that was under development on the date of the merger agreement for which site work had commenced, or for projects in the planning stages as of the date of the merger agreement, expend or incur any amount, or enter into, amend, modify or terminate any contracts for the design, development and construction of such properties that are material contracts of Liberty, except:

  •
  as contemplated by any existing Liberty contracts for the design, development and construction of Liberty real properties under ground-up development as of the date of the merger agreement;

  •
  for transactions specifically listed in the disclosure schedules; or

  •
  up to $50,000,000 in the aggregate in excess of the amounts set forth in the two preceding bullet points;

  •
  incur, create, assume, refinance, replace or prepay any amount of indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any indebtedness of any other person or entity (other than a wholly owned Liberty subsidiary), except:

  •
  indebtedness incurred under Liberty's or any Liberty subsidiary's existing credit facilities (whether drawn or undrawn as of the date hereof) or other similar lines of credit in existence as of the date hereof in the ordinary course of business for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted above);

  •
  indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by Liberty or any Liberty subsidiary;

  •
  indebtedness incurred in connection with the funding of any transactions permitted by the Liberty parties' interim operating covenants in the merger agreement (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment and the principal amount, and the terms of such new indebtedness shall not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Liberty compared to the existing indebtedness);

  •
  refinancing of any existing indebtedness, including the replacement or renewal of any letters of credit (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment and the principal amount, and the terms of such new indebtedness shall not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Liberty compared to the existing indebtedness and the principal amount of such replacement indebtedness shall not be materially greater than the indebtedness it is replacing);

    •
    any additional indebtedness in an amount that, in the aggregate, does not exceed $50,000,000 (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment and the principal amount, and the terms of such new indebtedness shall not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Liberty compared to the existing indebtedness);

    •
    any indebtedness specifically listed in the disclosure schedules;

    •
    inter-company indebtedness among Liberty and Liberty subsidiaries; or

    •
    any surety bonds not exceeding $5,000,000 individually or $50,000,000 in the aggregate;

    and, in each case of the eight sub-bullets immediately above, such indebtedness does not prohibit or limit the transactions contemplated by the merger agreement and do not include any termination, default or payment related to the transaction contemplated by the merger agreement;

  •
  issue or sell debt securities or warrants or other rights to acquire any debt securities of Liberty or any Liberty subsidiary or guarantee any debt securities of another person or entity;

  •
  make any loans, advances or capital contributions to, or investments in, any other person or entity (including, to any of its officers, directors, trustees, affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such person or entity, enter into any "keep well" or other similar arrangement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing, other than:

  •
  by Liberty or a wholly owned Liberty subsidiary to Liberty or a wholly owned Liberty subsidiary;

  •
  loans or advances required to be made under any of Liberty's leases or ground leases that existed as of the date of the merger agreement pursuant to which any third party is a lessee or sublessee on any Liberty property;

  •
  loans or advances required to be made under any existing joint venture arrangement to which Liberty or a Liberty subsidiary is a party and that are specifically listed in the disclosure schedules; or

  •
  as contractually required by any Liberty material contract in effect on the date of the merger agreement that has been made available to Prologis;

  •
  waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that:

  •
  with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $5,000,000 individually or $50,000,000 in the aggregate;

  •
  do not involve the imposition of any material injunctive relief against Liberty or any Liberty subsidiary;

    •
    do not provide for any admission of liability by Liberty or any Liberty subsidiary, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct; and

    •
    with respect to any legal action involving any present, former or purported holder or group of holders of Liberty common shares, Liberty OP common units or Liberty OP preferred units, have been reported to Prologis in accordance with the merger agreement;

  •
  fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2018, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

  •
  enter into any new line of business;

  •
  fail to timely file all material reports and other material documents required to be filed with any governmental authority;

  •
  enter into any joint venture, partnership or new funds or other similar agreement;

  •
  except as required by applicable law, as required by the terms of any Liberty employee program as in effect on the date of the merger agreement, as set forth in the disclosure schedules, or as required by any other provision of the merger agreement:

  •
  hire any officer (with a title of vice president or higher) of Liberty or promote or appoint any person to a position of officer (with a title of vice president or higher) of Liberty (other than to replace any officer that departs after the date of the merger agreement);

  •
  increase in any manner the amount, rate or terms of compensation or benefits of any current or former trustees, officers or employees of Liberty or any Liberty subsidiary;

  •
  enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other company employee program;

  •
  accelerate the vesting or payment of any award under the Liberty equity incentive plan or of any other compensation or benefits to any current or former trustees, officers or employees of Liberty or any Liberty subsidiary;

  •
  grant any awards under the Liberty equity incentive plan or any bonus, incentive, performance or other compensation plan or arrangement; or

  •
  fund or otherwise secure the payment of any compensation or benefits under any Liberty employee program;

  •
  except to the extent required to comply with the Liberty parties' obligations under the merger agreement or with applicable law, amend or propose to amend (i) the Liberty declaration of trust or bylaws, (ii) the Liberty OP partnership agreement or the certificate of formation of Liberty OP, (iii) the declaration of trust or bylaws of New Liberty Holdco or (iv) such equivalent organizational or governing documents of any Liberty subsidiary material to Liberty and the Liberty subsidiaries, considered as a whole, if such amendment, in the case of clause (iv), would be adverse to Liberty or Prologis;

  •
  adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Liberty or any Liberty subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the Merger contemplated by the merger agreement), except in connection with any acquisitions conducted by the Liberty subsidiaries to the extent permitted by the merger agreement and in a manner that would not reasonably be expected (i) to be materially adverse to Liberty or Prologis or (ii) prevent or impair the ability of the Liberty parties to consummate the Merger;

  •
  amend any term of any outstanding shares of beneficial interest or other equity security of Liberty or any Liberty subsidiary;

  •
  enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract of Liberty (or any contract that, if existing as of the date of the merger agreement, would constitute a material contract of Liberty), except:

  •
  as expressly permitted by the merger agreement;

  •
  any termination or renewal in accordance with the terms of any existing material contract of Liberty;

  •
  the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Liberty or any Liberty subsidiary is a party as required or necessitated by the merger agreement or the transactions contemplated thereby, provided that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect Liberty, any Liberty subsidiary or Prologis, Prologis OP or any Prologis subsidiary;

  •
  the entry into any commercial leases in the ordinary course of business consistent with past practice;

  •
  any renewal of any of the insurance policies of Liberty upon the scheduled termination on substantially the same terms as in effect as of the date of the merger agreement;

  •
  as specifically listed in the disclosure schedules; or

  •
  in connection with change orders related to any construction, development, redevelopment or capital expenditure projects that either (i) do not materially increase the cost of any such project, or (ii) are otherwise permitted pursuant to the merger agreement;

  •
  enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) Liberty or any of the Liberty subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

  •
  make or commit to make any capital expenditures, except

  •
  pursuant to Liberty's budget provided to Prologis prior to the date of the merger agreement;

  •
  capital expenditures for tenant improvements in connection with new Liberty leases;

  •
  capital expenditures necessary to repair any casualty losses in an amount up to $10,000,000 in the aggregate or to the extent such losses are covered by existing insurance; and

  •
  capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable law or to repair or prevent damage to any Liberty properties or as is necessary in the event of an emergency situation, after prior notice to Prologis;

  •
  take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Liberty or New Liberty Holdco to fail to qualify as a REIT or any Liberty subsidiary to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of the Code, as the case may be;

  •
  enter into or modify in a manner adverse to Liberty or Prologis or their respective subsidiaries any tax protection agreement applicable to Liberty or any Liberty subsidiary, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file any federal income tax return or amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case:

  •
  to the extent required by law; or

  •
  to the extent necessary (i) to preserve Liberty's or New Liberty Holdco's qualification as a REIT under the Code or (ii) to qualify or preserve the status of any Liberty subsidiary as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code;

  •
  take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent each of the Liberty merger and the Topco merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  permit any insurance policy naming Liberty or any of its subsidiaries or trustees or officers as a beneficiary or an insured or a loss payable payee, or Liberty's trustees and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

  •
  take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement, except as permitted by the merger agreement; or

  •
  authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

        However, nothing in the merger agreement will prohibit (i) Liberty from taking any action, at any time or from time to time, that in the reasonable judgment of the Liberty board, upon advice of outside counsel to Liberty, is necessary for Liberty or New Liberty Holdco to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Topco merger effective time including making dividend or other distribution payments in accordance with the merger agreement to shareholders of Liberty or New Liberty Holdco, as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of any Liberty subsidiary as a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or REIT under the applicable provisions of Section 856 of the Code and (ii) Liberty OP from taking any action, at any time or from time to time, as Liberty OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Liberty tax protection agreement and avoid liability for any indemnification or other payment under any Liberty tax protection agreement.

Conduct of Business of the Prologis Parties Pending the Merger

        The Prologis parties have agreed to certain restrictions on them during the interim period. In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Liberty (which consent will not be unreasonably withheld, delayed or conditioned), the Prologis parties will use their commercially reasonable efforts to, and shall cause each significant subsidiary of Prologis designated in the disclosure schedules, referred to herein as a "Prologis significant subsidiary," to use its commercially reasonable efforts to (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (a) maintain its material assets and properties in their current condition (normal wear and tear excepted), (b) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (c) provided it does not require additional compensation, keep available the services of their present executive officers and (d) preserve Prologis' status as a REIT within the meaning of the Code. Without limiting the foregoing, none of the Prologis parties or any Prologis significant subsidiary will, during the interim period, subject to certain specified exceptions (including as set forth in the disclosure schedules) and except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Liberty (which consent will not be unreasonably withheld, delayed or conditioned):

  •
  declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of Prologis, any units of Prologis OP or other equity securities or ownership interests in Prologis, Prologis OP or any Prologis significant subsidiary, except for:

  •
  quarterly distributions at a rate not in excess of $0.53 per share, per quarter (except that Prologis and the Prologis board will be permitted to increase such quarterly dividend without Liberty's consent by no more than 15% and to declare and pay such dividend);

  •
  regular distributions that are required to be made in respect of the Prologis OP common units, in connection with any dividends paid on the shares of Prologis common stock and distributions that are required to be made in respect of the Prologis OP preferred units;

  •
  dividends or distributions, declared, set aside or paid by Prologis OP or any Prologis significant subsidiary to Prologis, Prologis OP or any Prologis significant subsidiary that is, directly or indirectly, wholly owned by Prologis;

  •
  distributions by Prologis OP or any Prologis significant subsidiary that is not wholly owned, directly or indirectly, by Prologis, including any Prologis significant subsidiary, in accordance with the requirements of the organizational documents of Prologis OP or such Prologis significant subsidiary, as applicable; or

  •
  distributions to the extent required for Prologis or Prologis significant subsidiary to maintain its status as a REIT under the Code or avoid or reduce the incurrence of any entity-level income or excise taxes by Prologis or Prologis significant subsidiary;

  •
  other than with respect to the acquisition of certain assets, properties and liabilities of Industrial Property Trust Inc. and its affiliates, acquire or agree to acquire, any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof or real property that, in each case, would, or would reasonably be expected to, prevent or materially impair or delay the ability of the Prologis parties to consummate the Merger on a timely basis;

  •
  fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2018, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

  •
  fail to timely file all material reports and other material documents required to be filed with any governmental authority, except to the extent that such failure would not prevent or materially impair the ability of the Prologis parties to consummate the Merger on a timely basis;

  •
  except to the extent required to comply with its obligations under the merger agreement or with applicable law, amend or propose to amend (i) the Prologis charter or bylaws, (ii) the Prologis OP partnership agreement or certificate of limited partnership or (iii) such equivalent organizational or governing documents of any Prologis significant subsidiary material to Prologis, Prologis OP and the Prologis significant subsidiaries, considered as a whole, if such amendment, in the case of this clause (iii), would be adverse to Liberty or Prologis;

  •
  adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Prologis, Prologis OP or any Prologis significant subsidiary or adopt resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, restructuring, recapitalization or reorganization, except in a manner that would not reasonably be expected (i) to be materially adverse to Liberty or Prologis or (ii) prevent or impair the ability of the Prologis parties to consummate the Merger on a timely basis;

  •
  take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Prologis or any Prologis REIT subsidiary to fail to qualify as a REIT or Prologis OP or any Prologis significant subsidiary other than a Prologis REIT subsidiary to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of the Code, as the case may be;

  •
  take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent each of the Liberty merger and the Topco merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  except to the extent permitted by the merger agreement or as required by applicable law, take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement; or

  •
  authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

        However, nothing in the merger agreement will prohibit (i) Prologis from taking any action, at any time or from time to time, that in the reasonable judgment of the Prologis board, upon advice of outside counsel to Prologis, is necessary for Prologis or any Prologis REIT subsidiary to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Topco merger effective time including making dividend or other distribution payments in accordance with the merger agreement to stockholders of Prologis or any Prologis REIT subsidiary, as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of Prologis OP and any Prologis subsidiary other than any Prologis REIT subsidiaries or (ii) Prologis OP from taking any action, at any time or from time to time, as Prologis OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Prologis tax protection agreement and avoid liability for any indemnification or other payment under any Prologis tax protection agreement.

Public Announcements

        So long as the merger agreement is in effect, each of Liberty and Prologis must, subject to certain exceptions, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement. In addition, none of Liberty or Prologis may issue any such press release or make any such public statement or filing prior to obtaining the consent of the other party (which consent may not be unreasonably withheld, conditioned or delayed), subject to certain agreed exceptions.

Pre-Closing Transactions

        In addition, the merger agreement requires that Liberty use commercially reasonable efforts during the interim period to provide such cooperation and assistance as Prologis may reasonably request to (i) identify certain assets that Prologis may desire to be purchased by one or more Prologis subsidiaries or affiliates of the Prologis parties from one or more Liberty subsidiaries as part of one or more "like-kind exchanges" under Section 1031 of the Code by such Prologis subsidiaries, (ii) identify certain assets that Prologis may desire to be purchased by one or more Liberty subsidiaries from one or more Prologis subsidiaries or the affiliates of the Prologis parties as part of one or more "like-kind exchanges" under Section 1031 of the Code by such Liberty subsidiaries, (iii) cause such purchases or sales referred to in the foregoing clauses (i) and (ii) to be completed pursuant to such terms as may be designated by Prologis and as may be necessary for such purchases or sales to constitute part of one or more like-kind exchanges under Section 1031 of the Code, (iv) convert or cause the conversion of any of Liberty's wholly owned subsidiaries organized as a corporation or limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Prologis, (v) sell or cause to be sold stock, partnership interests or limited liability interests owned, directly or indirectly, by Liberty in one or more Liberty subsidiaries at a price and on terms designated by Prologis, (vi) exercise any of Liberty's or its subsidiaries' rights to terminate or cause to be terminated any contract to which Liberty or a Liberty subsidiary is a party and (vii) sell or cause to be sold any of the assets and properties of Liberty or one or more of its subsidiaries at a price and on terms designated by Prologis.

        These rights of Prologis are limited, however, in that (i) Prologis may not require Liberty or any of its subsidiaries to take any action that contravenes any of Liberty's or any of its subsidiaries' organizational documents, material contracts or applicable law, (ii) any such conversions, effective times of terminations, sales or transactions must be contingent upon all conditions to the Merger under the merger agreement having been satisfied or waived and Liberty's receipt of a written notice from Prologis to such effect and that the Prologis parties are prepared to proceed immediately with the closing of the Merger, (iii) these actions (or the inability to complete them) will not affect or modify the obligations of the Prologis parties under the merger agreement, including the amount of or timing of the payment of the merger consideration, the fractional share consideration, the partnership merger common consideration and the partnership merger preferred consideration, (iv) Liberty and its subsidiaries will not be required to take any action that could adversely affect Liberty's classification, or the classification of any of Liberty's subsidiaries that is classified as a REIT, as a REIT or that could subject Liberty or any such subsidiary to any "prohibited transactions" taxes or certain other material taxes under the Code (or other material entry-level taxes), and (v) Liberty and its subsidiaries will not be required to take any such action that could result in any United States federal, state or local income tax being imposed on any holder of Liberty OP common units or Liberty OP preferred units other than Liberty or any of its subsidiaries. Prologis will, promptly upon Liberty's request, reimburse Liberty for all reasonable out-of-pocket costs incurred by Liberty or its subsidiaries in connection with Liberty's or its subsidiaries' performance of these obligations.

Financing Cooperation

        During the interim period, Liberty is required to, and is required to cause its subsidiaries to, and is required to cause its and their representatives to, provide all cooperation reasonably requested by Prologis in connection with financing arrangements as Prologis may reasonably determine is necessary or advisable in connection with the completion of the transactions contemplated by the merger agreement. Prologis may undertake offers to purchase, offers to exchange and/or consent solicitations in respect of Liberty's outstanding notes, with which Liberty has agreed to cooperate.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants related to:

  •
  each of Liberty and Prologis using its respective reasonable best efforts (before and, as relevant, after the Topco merger effective time) to cause each of the Liberty merger and the Topco merger to qualify as a reorganization under the Code;

  •
  Liberty cooperating and consulting in good faith with Prologis with respect to maintenance of Liberty's REIT status (and that of any of Liberty's subsidiaries that is a REIT) for Liberty's 2019 taxable year, and both parties cooperating to cause each Taxable REIT Subsidiary of Liberty to jointly elect with Prologis to be treated as a Taxable REIT Subsidiary of Prologis, effective as of the date of the Topco merger effective time;

  •
  each of Liberty, New Liberty Holdco and Prologis taking all steps to cause any disposition of Liberty common shares and New Liberty Holdco common shares or acquisitions of New Liberty Holdco common shares or shares of Prologis common stock resulting from the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, in each case subject to applicable law;

  •
  Prologis voting all Liberty common shares beneficially owned by it, Prologis OP or any Prologis subsidiary as of the record date of the Liberty special meeting, if any, in favor of approval of the company mergers;

  •
  the Liberty board adopting such resolutions or taking such other actions as may be required to terminate Liberty's equity incentive plan and dividend reinvestment and share purchase plan;

  •
  if requested by Prologis, Liberty or each applicable Liberty subsidiary terminating the Liberty 401(k) plan as of the day immediately prior to the closing date;

  •
  Prologis and its subsidiaries providing each employee of Liberty or any Liberty subsidiary immediately prior to the Topco merger effective time and who remains employed by Prologis or any Prologis subsidiary immediately following the Topco merger effective time (each, a "continuing employee") with compensation and benefits determined by the Prologis parties and, if applicable, compensation and benefits, that are mutually agreed between the Prologis parties and such continuing employee;

  •
  during the 24-month period commencing on the Topco merger effective time (or if earlier, the date of the continuing employee's termination of employment with Prologis, Prologis OP and the Prologis subsidiaries), Prologis being required to cause continuing employees to be provided with severance benefits that are consistent with, and no less favorable than, those provided for in the severance plan in effect for such continuing employee as of the closing of the Topco merger;

  •
  Prologis providing, or causing to be provided, to each employee of Liberty or any Liberty subsidiaries whose employment terminates as of the Topco merger effective time, and who meets the requirements for severance pay under the applicable severance plan in effect for such employee as of the Topco merger effective time, with severance benefits that are consistent with, and no less favorable than, those provided for in such severance plan;

  •
  Prologis using its reasonable best efforts to cause the resale of the Prologis common stock that may be issued upon redemption of the Prologis OP common units issued in the partnership merger, including by any pledgees of such units, to be included on its existing registration statement promptly following the closing (but, in any event, on or prior to the 30th day after the closing date);

  •
  the parties taking such actions as are necessary to ensure that if either the holders of Liberty common shares or the holders of Prologis common stock receive a distribution for a particular quarter prior to the closing date, then the holders of Liberty common shares and the holders of Liberty common shares, respectively, also receive a distribution for such quarter, whether in full or pro-rated for the applicable quarter, as necessary to result in the holders of Liberty common shares and the holders of Prologis common stock receiving dividends covering the same periods prior to the closing date, and the parties cooperating such that any such quarterly distribution by Liberty and Prologis will have the same record date and the same payment date in order to ensure that the shareholders of Liberty and the stockholders of Prologis receive the same number of such dividends prior to the closing; and

  •
  Liberty and New Liberty Holdco agreeing to effectuate certain internal reorganization transactions set forth in the disclosure schedules.

Conditions to Completion of the Merger

Mutual Closing Conditions

        The obligations of each of the Liberty parties and the Prologis parties to effect the Merger and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or, to the extent allowed by applicable law, waiver by the other parties, at or prior to the closing, of each of the following conditions:

  •
  approval by Liberty shareholders of the company mergers;

  •
  no law shall have been enacted, entered, promulgated or enforced by any governmental authority and be in effect which would have the effect of making illegal or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by the merger agreement;

  •
  the absence of any temporary restraining order, preliminary or permanent injunction or other order, decree or judgment issued by any governmental authority which would have the effect of making illegal or otherwise prohibiting the consummation of the Merger or any of the other transactions contemplated by the merger agreement;

  •
  the Form S-4 having been declared effective and no stop order suspending the effectiveness of such Form S-4 having been issued and remaining in effect and no proceeding to that effect having been commenced by the SEC and not withdrawn; and

  •
  the shares of Prologis common stock to be issued in connection with the Topco merger having been approved for listing on the NYSE, subject to official notice of issuance.

Additional Closing Conditions for the Benefit of the Prologis Parties

        The obligations of the Prologis parties to effect the Merger and to consummate the other transactions contemplated by the merger agreement are further subject to the satisfaction or waiver by Prologis, at or prior to the closing, of each of the following additional conditions:

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time) of certain representations and warranties made in the merger agreement by the Liberty parties regarding their valid existence, good standing and compliance with law, the ownership and validity of the shares of the Liberty subsidiaries, certain aspects of their capital structure, broker's and finder's fees, information supplied for inclusion in the proxy statement/prospectus and the activities of New Liberty Holdco;

  •
  the accuracy in all respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Liberty parties regarding the power of the Liberty parties to enter into and perform their respective obligations under the merger agreement, the absence of certain material changes with respect to the Liberty parties, the fairness opinions of Liberty's financial advisors, the vote of Liberty's shareholders necessary to approve the company mergers and the other transactions contemplated by the merger agreement, the absence of any requirement of registration under the Investment Company Act of 1940, as amended, and the inapplicability of anti-takeover statutes to the transactions contemplated by the merger agreement;

  •
  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time) of certain representations and warranties made in the merger agreement by the Liberty parties relating to the capital structure of the Liberty parties;

  •
  the accuracy of all other representations and warranties made in the merger agreement by the Liberty parties (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

  •
  each of the Liberty parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing;

  •
  since the date of the merger agreement, the absence of any effect, event, change, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

  •
  receipt by Prologis of an officer's certificate dated as of the closing date on behalf of the Liberty parties, certifying that the closing conditions described in the six preceding bullet points have been satisfied;

  •
  receipt by Prologis of a written tax opinion of Cozen O'Connor P.C. (or such other nationally recognized REIT counsel as may be reasonably acceptable to Prologis and Liberty), dated as of the closing date, to the effect that, beginning with its taxable year ended December 31, 1997 and ending at the moment in time immediately prior to the Topco merger effective time, Liberty has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

  •
  receipt by Prologis of the written opinion of Wachtell Lipton (or other counsel as may be reasonably acceptable to Prologis and Liberty), dated as of the closing date, to the effect that the Topco merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

Additional Closing Conditions for the Benefit of the Liberty Parties

        The obligations of the Liberty parties to effect the Merger and to consummate the other transactions contemplated by the merger agreement are further subject to the satisfaction or waiver by Liberty, at or prior to the closing, of each of the following additional conditions:

  •
  the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties regarding their valid existence, good standing and compliance with law and information supplied for inclusion in the proxy statement/prospectus;

  •
  the accuracy in all respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties regarding the power of the Prologis parties to enter into and perform their respective obligations under the merger agreement, the absence of certain material changes with respect to the Prologis parties and the absence of any required vote of the Prologis stockholders to approve the company mergers and the other transactions contemplated by the merger agreement;

  •
  the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties relating to the capital structure of the Prologis parties;

  •
  the accuracy of all other representations and warranties made in the merger agreement by the Prologis parties (disregarding any materiality or parent material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

  •
  each of the Prologis parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing;

  •
  since the date of the merger agreement, the absence of any effect, event, change, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

  •
  receipt by Liberty of an officer's certificate dated as of the closing date on behalf of the Prologis parties, certifying that the closing conditions described in the six preceding bullet points have been satisfied;

  •
  receipt by Liberty of a written tax opinion of Mayer Brown LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Prologis and Liberty), dated as of the closing date, to the effect that beginning with Prologis' taxable year ended December 31, 1997 and through the closing date, Prologis has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Prologis' proposed method of organization and operation will enable Parent to continue to satisfy the requirements for qualification and taxation as a REIT under the Code; and

  •
  receipt by Liberty of a written opinion of Morgan Lewis (or other counsel as may be reasonably acceptable to Prologis and Liberty), dated as of the closing date, to the effect that each of the Liberty merger and the Topco merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

Termination by Mutual Agreement

        The merger agreement may be terminated and the Merger may be abandoned at any time prior to the Topco merger effective time, whether before or after the receipt of the Liberty shareholder approval, by the mutual written consent of Liberty and Prologis, which action must be taken or authorized by the Liberty board and the Prologis board.

Termination by Either Liberty or Prologis

        The merger agreement may also be terminated by either Liberty or Prologis upon written notice to the other party, at any time prior to the Topco merger effective time, whether before or after the receipt of the Liberty shareholder approval (unless otherwise specified below), if:

  •
  upon the completion of voting at the Liberty special meeting, the Liberty shareholder approval is not obtained (except that Liberty will not have this right to terminate if the failure to obtain the Liberty shareholder approval was primarily caused by a material breach by any of the Liberty parties of their respective obligations with respect to the preparation of the related Form S-4 and the proxy statement/prospectus, the Liberty special meeting, non-solicitation of acquisition proposals or making any change in company recommendation);

  •
  a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such order, decree, judgment, injunction or other action has become final and non-appealable; or

  •
  the Merger have not been consummated on or before 5:00 p.m. (New York time) on June 1, 2020 (except that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the Merger to occur on or before such date).

Termination by Liberty

        The merger agreement may also be terminated by Liberty upon written notice to Prologis:

  •
  at any time prior to the receipt of the Liberty shareholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (except that the merger agreement may not be so terminated unless Liberty concurrently pays a termination fee described in the merger agreement); or

  •
  if any of the Prologis parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to the outside closing date, unless Liberty or Liberty OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

Termination by Prologis

        The merger agreement may also be terminated by Prologis upon written notice from Prologis to Liberty:

  •
  if there has been a change in company recommendation (except that Prologis' will no longer have this right to terminate if and when the Liberty shareholder approval is obtained);

  •
  if there is a willful breach of the non-solicitation/change of recommendation covenants; or

  •
  if any of the Liberty parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to the outside closing date, unless Prologis or Prologis OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

Additional Provisions

Amendment

        The merger agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties, at any time before or after the Liberty shareholder approval is obtained. After such approval is obtained, no amendment may be made which by law requires further approval by such shareholders without obtaining such approval.

Specific Performance

        The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches of the merger agreement by any other party and to specifically enforce the terms and provisions of the merger agreement.

Governing Law

        The partnership merger is governed by, and construed in accordance with, the laws of the State of Delaware without regard to its rules of conflict of laws. Except as provided in the immediately preceding sentence, all disputes, claims or controversies arising out of or relating to the merger agreement, or the negotiation, validity or performance of the merger agreement, or the transactions contemplated by the merger agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to its rules of conflict of laws.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

        Prologis OP is conducting the exchange offers in order to simplify the capital structure of Prologis and its consolidated subsidiaries following the completion of the Merger. The Prologis Notes will be issued by Prologis OP. Prologis OP is commencing the exchange offers prior to the completion of the Merger in order to achieve these benefits as soon as practicable after consummation of the Merger.

        The principal purpose of the consent solicitations and the Proposed Amendments to the Liberty Indenture is to eliminate certain covenants contained in the Liberty Indenture that afford protection to holders of Liberty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Liberty to merge, consolidate or sell all or substantially all of its properties or assets.

Terms of the Exchange Offers and Consent Solicitations

        In the exchange offers, Prologis OP is offering in exchange for a holder's outstanding Liberty Notes the following Prologis Notes:

Aggregate Principal Amount	Series of Notes Issued by Liberty to be Exchanged	Series of Notes to be Issued by Prologis OP	Semi-Annual Interest Payment Dates for both Liberty and Prologis Notes
$400,000,000	3.250% Notes due October 1, 2026 (the "Liberty 2026 Notes")	3.250% Notes due October 1, 2026 (the "Prologis 2026 Notes")	April 1 and October 1
$350,000,000	4.375% Notes due February 1, 2029 (the "Liberty 2029 Notes" and, together with the Liberty 2026 Notes, the "Liberty Notes")	4.375% Notes due February 1, 2029 (the "Prologis 2029 Notes" and, together with the Prologis 2026 Notes, the "Prologis Notes")	February 1 and August 1

        Specifically, (a) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Expiration Date, and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) an Early Participation Premium of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Liberty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date, and not validly withdrawn, holders will receive only the exchange consideration, which consists of $970 principal amount of Prologis Notes plus $1 in cash.

        If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.

        Notwithstanding the foregoing, the Prologis Notes will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof. See "Description of the Prologis Notes—General." If

Prologis OP would otherwise be required to issue a Prologis Note in a denomination other than $1,000 or a whole multiple of $1,000, Prologis OP will, in lieu of such issuance:

  •
  issue a Prologis Note in a principal amount that has been rounded down to the nearest whole multiple of $1,000; and

  •
  pay cash in an amount equal to:

  •
  the difference between (i) the principal amount of the Prologis Notes due upon exchange and (ii) the principal amount of the Prologis Note actually issued in accordance with this paragraph; plus

  •
  accrued and unpaid interest on the principal amount representing such difference to the date of the exchange.

        Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note. Except as otherwise set forth above, you will not receive a payment for accrued interest on Liberty Notes you exchange at the time of the exchange.

        The Prologis Notes will be a new series of debt securities that will be issued under an indenture dated June 8, 2011, among Prologis OP, as issuer, Prologis, and U.S. Bank National Association, as trustee (as amended by a new supplemental indenture for each series of the Prologis Notes to be dated as of the first date on which Prologis OP exchanges such Prologis Notes, the "Prologis OP Indenture"). The Prologis Notes will not be guaranteed by Prologis. The terms of the Prologis Notes will include those expressly set forth in the Prologis OP Indenture and those made part of the Prologis OP Indenture by reference to the Trust Indenture Act.

        In conjunction with the exchange offers, Prologis OP is also soliciting consents from the holders of the Liberty Notes to effect a number of amendments to the Liberty Indenture. As a holder of Liberty Notes, you may give your consent to the Proposed Amendments to the Liberty Indenture only by tendering your Liberty Notes of a series governed by such Liberty Indenture in one of the aforementioned exchange offers. Prologis OP's obligations to complete the exchange offers and consent solicitations are conditioned on, among other things, completion of the Merger and receipt of the Requisite Consents, although Prologis OP may, at its option, waive certain conditions with respect to the exchange offers.

        Section 902 of the Liberty Indenture provides that Liberty OP and the Trustee may amend, supplement or modify the Liberty Indenture by entering into a supplemental indenture with the consent of holders of not less than a majority in principal amount of all outstanding securities affected by such supplemental indenture. Accordingly,

  (i)
  approval of the Events of Default Amendments requires receipt of the Events of Default Amendments Requisite Consent;

  (ii)
  approval of the Merger Restriction Amendments requires receipt of the Merger Restriction Amendments Requisite Consent;

  (iii)
  approval of the Maintenance of Properties Amendments requires receipt of the Maintenance of Properties Amendments Requisite Consent;

  (iv)
  approval of the Insurance Amendments requires receipt of the Insurance Amendments Requisite Consent;

  (v)
  approval of the Payment of Taxes and Other Claims Amendments requires receipt of the Payment of Taxes and Other Claims Amendments Requisite Consent;

  (vi)
  approval of the Financial Information Amendments requires receipt of the Financial Information Amendments Requisite Consent;

  (vii)
  approval of the Sixth Supplemental Indenture Amendments requires receipt of the Sixth Supplemental Indenture Amendments Requisite Consent; and

  (viii)
  approval of the Eighth Supplemental Indenture Amendments requires receipt of the Eighth Supplemental Indenture Amendments Requisite Consent.

        In addition to the Liberty 2026 Notes and the Liberty 2029 Notes, there currently are four other series of notes outstanding under the Liberty Indenture. If they remain outstanding, the amounts outstanding under each series of those notes, as well as the amounts outstanding under the Liberty 2026 Notes and the Liberty 2029 Notes, must be aggregated in determining whether the Original Indenture Amendments have received the Requisite Consents. To the extent any or all of those four series of notes are redeemed or otherwise cease to be outstanding, they shall not be taken into account in determining whether the Original Indenture Amendments have received the Requisite Consents.

        For a description of the Proposed Amendments, see "The Proposed Amendments."

        As of the date of this prospectus, there was $750,000,000 in aggregate principal amount of outstanding Liberty Notes.

        As of the date of this prospectus, neither Prologis OP nor any of its affiliates held any Liberty Notes. For purposes of determining whether any such requisite principal amount of Liberty Notes have given consents, Liberty Notes owned by Prologis OP, or by any of its affiliates, will be disregarded. For additional details regarding the amounts outstanding, see "The Proposed Amendments."

        If the Requisite Consents are received and accepted with respect to the Liberty Notes, then Liberty OP and the Trustee will execute a supplemental indenture setting forth such Proposed Amendments in respect of such Liberty Notes. As currently contemplated, the Proposed Amendments will become effective on the Settlement Date. Each non-consenting holder of Liberty Notes entitled to vote on any Proposed Amendments will nonetheless be bound by the supplemental indenture.

Conditions to the Exchange Offers and Consent Solicitations

        Prologis OP's obligations to complete the exchange offers and consent solicitations are subject to the satisfaction or waiver (by Prologis OP) of the following conditions as applicable: (a) Prologis OP having received the Requisite Consents described above under "—Terms of the Exchange Offers and Consent Solicitations," (b) the Merger having been consummated and (c) the following statements being true:

  (1)
  In Prologis OP's reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which Prologis OP or one of its affiliates is a party or by which Prologis OP or one of its affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of Liberty Notes under an exchange offer, the consent solicitations or the Proposed Amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

    •
    challenges the exchange offers, the exchange of Liberty Notes under an exchange offer, the consent solicitations or the Proposed Amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Liberty Notes under an exchange offer, the consent solicitations or the Proposed Amendments; or

      •
      in Prologis OP's reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Prologis and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Prologis of the exchange offers, the exchange of Liberty Notes under an exchange offer, the consent solicitations or the Proposed Amendments, or might be material to holders of Liberty Notes in deciding whether to accept the exchange offers and give their consents;

  (2)
  None of the following has occurred:

    •
    any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

    •
    a material impairment in the general trading market for debt securities;

    •
    a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

    •
    a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States;

    •
    any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

    •
    any material adverse change in United States securities or financial markets generally; or

    •
    in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

  (3)
  The Trustee under the Liberty Indenture has not objected in any respect to the execution and delivery of a supplemental indenture relating to the Proposed Amendments, or taken any action that could in Prologis OP's reasonable judgment adversely affect the consummation of, either of the exchange offers, the exchange of Liberty Notes under an exchange offer, the consent solicitations or Liberty OP's ability to effect the Proposed Amendments, nor has the Trustee taken any action that challenges the validity or effectiveness of the procedures used by Prologis OP in soliciting consents (including the form thereof) or Prologis OP in making the exchange offers, the exchange of the Liberty Notes under an exchange offer or the consent solicitations.

        All of these conditions are for Prologis OP's sole benefit and may be waived by Prologis OP, in whole or in part, and in Prologis OP's sole discretion. Any determination made by Prologis OP concerning these events, developments or circumstances shall be conclusive and binding.

        If any of these conditions are not satisfied with respect to the Liberty Notes, Prologis OP may, at any time before the consummation of the exchange offers or consent solicitations:

  (1)
  terminate any one or both of the exchange offers or the consent solicitations and promptly return all applicable tendered Liberty Notes to the holders thereof (whether or not Prologis OP terminates the other exchange offer or consent solicitation);

  (2)
  modify, extend or otherwise amend any one or both of the exchange offers or consent solicitations and retain all tendered Liberty Notes and consents until the Final Expiration Date, subject, however, to the withdrawal rights of holders (see "—Final Expiration Date;

    Extensions; Amendments" and "—Procedures for Consenting and Tendering—Withdrawal of Tenders and Revocation of Corresponding Consents"); or

  (3)
  waive the unsatisfied conditions with respect to any one or both of the exchange offers or consent solicitations to the extent permitted and accept all Liberty Notes tendered and not previously validly withdrawn.

        If the merger agreement is terminated for any reason, Prologis OP intends promptly to terminate the exchange offers and the consent solicitations and to return any tendered Liberty Notes and revoke consents.

Final Expiration Date; Extensions; Amendments

        For purposes of each of the exchange offers, the term "Final Expiration Date" means 11:59 p.m., New York City time, on February 6, 2020 subject to Prologis OP's right to extend that date and time in its sole discretion, in which case the Final Expiration Date shall be the latest date and time to which Prologis OP has extended the exchange offer. Prologis OP intends to extend the Final Expiration Date if needed so that it will occur after the Merger is closed.

        Prologis OP reserves the right, in its sole discretion, to (1) delay accepting any validly tendered Liberty Notes, (2) extend either of the exchange offers, or (3) terminate or amend either of the exchange offers, by giving written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than the next business day after the previously scheduled Final Expiration Date.

        If either of the exchange offers are amended in a manner determined by Prologis OP to constitute a material change, Prologis OP will promptly disclose such amendment by means of a supplement to this prospectus that will be distributed to holders of Liberty Notes and Prologis OP will extend the relevant exchange offer to a date at least ten business days after disclosing the amendment, depending upon the significance of the amendment and the manner of disclosure to the holders, if such exchange offer would otherwise have expired during such ten business-day period.

        Without limiting the manner in which Prologis OP may choose to make a public announcement of any delay, extension, amendment or termination of either of the exchange offers and consent solicitations, Prologis OP will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including the Dow Jones News Service.

Effect of Tender

        Any tender of a Liberty Note by a noteholder prior to the Final Expiration Date that is not validly withdrawn prior to the Final Expiration Date will constitute a binding agreement between that holder and Prologis OP and a consent to the Proposed Amendments, upon the terms and subject to the conditions of the relevant exchange offer and the letter of transmittal. The acceptance of the exchange offers by a tendering holder of Liberty Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Liberty Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

        Holders that fail to tender their Liberty Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Expiration Date but who do so prior to the Final Expiration Date will receive $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such tendered Liberty Notes and will not receive the Early Participation Premium. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation

Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Liberty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date. If the Proposed Amendments to the Liberty Indenture have been adopted, the amendments will apply to all Liberty Notes governed by such indentures that are not validly tendered or not accepted by Prologis OP in the applicable exchange offers. Thereafter, all such Liberty Notes will be governed by the Liberty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Liberty Indenture. See "Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—The Proposed Amendments to the Liberty Indenture will afford reduced protection to remaining holders of Liberty Notes."

Absence of Dissenters' Rights

        Holders of the Liberty Notes do not have any appraisal or dissenters' rights under New York law, the law governing the Liberty Indenture and the Liberty Notes, or under the terms of the Liberty Indenture in connection with the exchange offers and consent solicitations.

Accounting Treatment of the Exchange Offers

        The exchange offers will be accounted for by Prologis and Prologis OP as debt modifications under United States generally accepted accounting principles and there will be no gain or loss for accounting purposes upon the consummation of the exchange offers. The direct costs incurred with third parties will be expensed. At consummation of the exchange offers, the conversion feature related to the exchangeable notes will be separated from the debt instrument and accounted for separately as a derivative.

Acceptance of Liberty Notes for Exchange; Prologis Notes and Cash Consideration; Effectiveness of Proposed Amendments

        Assuming the conditions to the exchange offers are satisfied or waived, Prologis OP will issue new Prologis Notes in book-entry form through DTC and pay the cash due upon exchange on the Settlement Date in exchange for Liberty Notes that are properly tendered (and not validly withdrawn) before the Final Expiration Date and accepted for exchange.

        Prologis OP refers to each date on which Prologis OP exchanges Prologis Notes and cash for Liberty Notes pursuant to the exchange offers as an "exchange date."

        Prologis OP will be deemed to have accepted validly tendered Liberty Notes and to have accepted validly delivered consents to the Proposed Amendments to the Liberty Indenture if and when Prologis OP has given written notice of its acceptance to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Prologis Notes and payment of the cash due upon exchange in connection with the exchange of Liberty Notes accepted by Prologis OP will be made by the exchange agent on the exchange date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Liberty Notes for the purpose of receiving consents and Liberty Notes from, and transmitting Prologis Notes and cash to, such holders. If any tendered Liberty Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Liberty Notes are withdrawn prior to the Final Expiration Date, such unaccepted or withdrawn Liberty Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

        If Prologis OP receives the Requisite Consents, the Proposed Amendments to the Liberty Indenture will be entered into and become effective on the Settlement Date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

Procedures for Consenting and Tendering

        If you hold Liberty Notes and wish to have those Liberty Notes exchanged for Prologis Notes and cash pursuant to the exchange offers, you must validly tender (or cause the valid tender of) your Liberty Notes using the procedures described in this prospectus and in the accompanying letter of transmittal. The proper tender of Liberty Notes will constitute an automatic consent to the Proposed Amendments to the Liberty Indenture.

        Holders must provide consents to all of the Proposed Amendments applicable to a particular series of notes or none of them. A consent purporting to consent only to some of the Proposed Amendments (or any portion thereof) will not be valid (unless Prologis OP, in its sole discretion, waives the defect in such consent). Prologis OP reserves the right to accept consents to effect any of the Events of Default Amendments, the Merger Restriction Amendments, the Maintenance of Properties Amendments, the Insurance Amendments, the Payment of Taxes and Other Claims Amendments, the Financial Information Amendments, the Sixth Supplemental Indenture Amendments and the Eighth Supplemental Indenture Amendments or any combination thereof, to the extent that Prologis OP has received the applicable Requisite Consent, even if Prologis OP has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments.

        The procedures by which you may tender or cause to be tendered Liberty Notes will depend upon the manner in which you hold the Liberty Notes, as described below.

  Liberty Notes Held Through a Nominee

        Currently, all of the Liberty Notes are held in book-entry form with DTC and can only be tendered by following the procedures described below under "—Liberty Notes Held with DTC." However, if you are a beneficial owner of Liberty Notes that are subsequently issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Liberty Notes in the applicable exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Liberty Notes and thereby deliver a consent on your behalf using one of the procedures described below.

  Liberty Notes Held with DTC

        Pursuant to authority granted by DTC, if you are a DTC participant that has Liberty Notes credited to your DTC account and thereby held of record by DTC's nominee, you may directly tender your Liberty Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Liberty Notes credited to their accounts. Promptly after the date of this prospectus, the exchange agent will establish accounts with respect to the Liberty Notes at DTC for purposes of the exchange offers.

        Any participant in DTC may tender Liberty Notes and thereby deliver a consent to the Proposed Amendments to the Liberty Indenture by effecting a book-entry transfer of the Liberty Notes to be tendered in the applicable exchange offers into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC's Automated Tender Offer Program ("ATOP") procedures for transfer; or (2) completing and signing the letter of transmittal according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the exchange offers expire.

        If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent. An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Liberty Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Prologis OP may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Final Expiration Date.

        The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent's message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent prior to the Final Expiration Date at one of its addresses set forth on the back cover page of this prospectus. Delivery of such documents to DTC does not constitute delivery to the exchange agent.

  Letter of Transmittal

        Subject to and effective upon the acceptance for exchange and issuance of Prologis Notes and, as applicable, the payment of the cash due upon exchange, in exchange for Liberty Notes tendered by a letter of transmittal in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent's message) a tendering holder of Liberty Notes:

  •
  irrevocably sells, assigns and transfers to or upon the order of Prologis OP or its respective subsidiaries all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder's status as a holder of the Liberty Notes tendered thereby;

  •
  waives any and all rights with respect to the Liberty Notes (including any existing or past defaults and their consequences in respect of the Liberty Notes);

  •
  releases and discharges Prologis, Prologis OP, Liberty, Liberty OP and their respective subsidiaries and the Trustee under the Liberty Indenture from any and all claims such holder may have, now or in the future, arising out of or related to the Liberty Notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the Liberty Notes (other than as expressly provided in this document and in the letter of transmittal) or to participate in any redemption or defeasance of the Liberty Notes, but none of the holders of Liberty Notes tendering on or at any time after January 3, 2020 will be deemed to have provided any release or discharge under the U.S. federal securities laws;

  •
  represents and warrants that the Liberty Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

  •
  consents to the Proposed Amendments described below under "The Proposed Amendments," as applicable; and

  •
  irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Liberty Notes (with full knowledge that the exchange agent also acts as the agent of Prologis OP), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Liberty Notes tendered to be assigned, transferred and exchanged in the applicable exchange offers.

  Proper Execution and Delivery of Letter of Transmittal

        If you wish to participate in the applicable exchange offers and consent solicitations, delivery of your Liberty Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, Prologis OP recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

        Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a "Medallion Guarantee Program." Signatures on the letter of transmittal need not be guaranteed if:

  •
  the letter of transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Liberty Notes and the portion entitled "Special Issuance and Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal has not been completed; or

  •
  the Liberty Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal.

  Withdrawal of Tenders and Revocation of Corresponding Consents

        Tenders of Liberty Notes in connection with either of the exchange offers may be withdrawn at any time prior to the Final Expiration Date. Tenders of Liberty Notes may not be withdrawn at any time thereafter. Consents to the Proposed Amendments given by holders of Liberty Notes in connection with the consent solicitations prior to the Early Expiration Date may be revoked at any time prior to the Early Expiration Date, but may not be revoked at any time thereafter. A valid withdrawal of tendered Liberty Notes prior to the Early Expiration Date will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments to the Liberty Indenture.

        Holders that tender Liberty Notes after the Early Expiration Date and before the Final Expiration Date will not receive the applicable Early Participation Premium and may withdraw their tender and the related consent at any time prior to the Final Expiration Date. If you validly withdraw your Liberty Notes before the Early Expiration Date, your consent will be revoked and any subsequent tender and corresponding consent of the withdrawn Liberty Notes after the Early Expiration Date and prior to the Final Expiration Date shall be for exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such re-tendered Liberty Notes (rather than receiving such exchange consideration and the Early Participation Premium, as would be obtained by validly tendering and not withdrawing your Liberty Notes prior to the Early Expiration Date). If you validly withdraw your Liberty Notes following the Early Expiration Date but before the Final Expiration Date, your consent will continue to be deemed delivered and you will not receive the Early Participation Premium, and any subsequent tender of the withdrawn Liberty Notes prior to the Final Expiration Date shall be for exchange consideration equal to $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such re-tendered Liberty Notes (rather than receiving such exchange consideration and the Early Participation Premium, as would have been obtained if you had validly tendered and not withdrawn your Liberty Notes prior to the Early Expiration Date).

        Beneficial owners desiring to withdraw Liberty Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Liberty Notes. In order to withdraw Liberty Notes previously tendered, a DTC participant may, prior to the Final Expiration Date, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in a Medallion Guarantee Program, except that signatures on the notice of withdrawal need not be guaranteed if the Liberty Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant's name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this section.

        If you are a beneficial owner of Liberty Notes issued in certificated form and have tendered these Liberty Notes (but not through DTC) and you wish to withdraw your tendered Liberty Notes, you should contact the exchange agent for instructions.

        Withdrawals of tenders of Liberty Notes may not be rescinded and any Liberty Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Liberty Notes, however, may be re-tendered by following the procedures described above at any time prior to the Final Expiration Date of the applicable exchange offer; and if such withdrawn Liberty Notes are so re-tendered after the Early Expiration Date, the holder will only be eligible to receive exchange consideration equal to $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of each re-tendered Liberty Notes.

  Miscellaneous

        All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Liberty Notes in connection with the exchange offers will be determined by Prologis OP, in its sole discretion, and its determination will be final and binding. Prologis OP reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of Prologis OP's counsel, be unlawful. Prologis OP also reserves the absolute right to waive any defect or irregularity in the tender of any Liberty Notes in the applicable exchange offers, and Prologis OP's interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. None of Prologis, Liberty, their respective subsidiaries, the exchange agent, the information agent, the dealer managers or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

        Tenders of Liberty Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Liberty Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered in certificated form or (ii) if they were tendered through the ATOP procedures, to the DTC participant who delivered such Liberty Notes by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the Final Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

Transfer Taxes

        Prologis OP will pay all transfer taxes, if any, applicable to the transfer and sale of Liberty Notes to Prologis OP in the applicable exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

        If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Liberty Notes tendered by such holder.

U.S. Federal Backup Withholding

        U.S. federal income tax law requires that a holder of Liberty Notes, whose Liberty Notes are accepted for exchange, provide the exchange agent, as payer, with the holder's correct taxpayer identification number or otherwise establish a basis for an exemption from backup withholding. For U.S. holders, this information should be provided on Internal Revenue Service ("IRS") Form W-9. In the case of a holder who is an individual, other than a resident alien, this identification number is his or her social security number. For holders other than individuals, the identification number is an employer identification number. Exempt holders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements, but must establish that they are so exempt. If you do not provide the exchange agent with your correct taxpayer identification number or an adequate basis for an exemption or, in the case of a non-U.S. holder, a completed IRS Form W-8BEN (or other applicable IRS Form W-8), you may be subject to backup withholding on payments made in exchange for any Liberty Notes and a penalty imposed by the IRS. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of tax withheld will be credited against the U.S. federal income tax liability of the holder subject to backup withholding. If backup withholding results in an overpayment of taxes, you may obtain a refund from the IRS. You should consult with a tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining the exemption.

        To prevent backup withholding, you must either (1) provide a completed IRS Form W-9 and indicate either (a) your correct taxpayer identification number or (b) an adequate basis for an exemption, or (2) provide a completed Form W-8BEN (or other applicable IRS Form W-8).

        Each of Prologis, Prologis OP, Liberty and Liberty OP reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

        D.F. King & Co., Inc. has been appointed the exchange agent for the exchange offers and consent solicitations. Letters of transmittal and consent and all correspondence in connection with the exchange offers should be sent or delivered by each holder of Liberty Notes, or a beneficial owner's custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. Prologis OP will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

Information Agent

        D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Liberty Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

        Prologis OP has retained J.P. Morgan Securities LLC and Mizuho Securities USA LLC to act as dealer managers in connection with the exchange offers and consent solicitations and will pay a customary fee to the dealer managers as compensation for their services. Prologis OP will also reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform such function are subject to certain conditions. Prologis OP has agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer managers at their respective addresses and telephone numbers set forth on the back cover page of this prospectus.

        The dealer managers and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Prologis, Prologis OP, Liberty, Liberty OP and their respective affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their business, the dealer managers and their respective affiliates may actively trade or hold securities or loans of Prologis, Prologis OP, Liberty, Liberty OP and their respective affiliates for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in these securities or loans. From time to time, as a result of market making activities, the dealer managers may own common shares, common stock or other equity or debt securities issued by Prologis, Prologis OP, Liberty, Liberty OP or their respective affiliates.

Other Fees and Expenses

        The expenses of soliciting tenders and consents with respect to the Liberty Notes will be borne by Prologis OP. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of Prologis, Prologis OP, Liberty, Liberty OP and their affiliates.

        Tendering holders of Liberty Notes will not be required to pay any fee or commission to the dealer managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN
THE PROLOGIS NOTES AND THE LIBERTY NOTES

        The following is a summary comparison of the material terms of the Prologis Notes and the Liberty Notes (prior to the Proposed Amendments). The Prologis Notes issued in the applicable exchange offers will be governed by the Prologis OP Indenture. This summary does not purport to be complete, does not include changes to the relevant defined terms and cross-references related thereto and is qualified in its entirety by reference to the Prologis OP Indenture and the Liberty Indenture, without giving effect to the Proposed Amendments. Copies of those indentures are available from the information agent upon request.

        Other terms used in the comparison of the Prologis Notes and the Liberty Notes below and not otherwise defined in this prospectus have the meanings given to such terms in the Prologis OP Indenture and the Liberty Indenture, respectively. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

        Each new Prologis Note issued in exchange for a Liberty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Liberty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Liberty Note. As described in the table below, the Liberty Indenture, without giving effect to the Proposed Amendments, and the Prologis OP Indenture will be substantially the same, except that, among other things:

  •
  the Prologis OP Indenture definition of debt (1) limits the amount of secured debt to include the lesser of the amount of secured debt or the fair market value of the property that secures such debt, (2) includes letters of credit only to the extent called upon and (3) includes the principal amount of all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock (as defined in the Prologis OP Indenture).

  •
  the Prologis OP Indenture's limitations on the incurrence of debts (1) does not take into account accumulated depreciation of Prologis' real estate assets in measuring its assets for debt-to-asset computations and (2) adds certain assumptions in computing financial ratios.

  •
  the financial reporting obligations in the Prologis OP Indenture are those of Prologis, rather than Liberty.

        The following description of the Liberty Notes reflects the Liberty Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Liberty Notes or the Liberty

Indenture that may be effected following the consent solicitations as described under "The Proposed Amendments."

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Definitions; Debt	Section 101 of the Liberty Indenture	Section 101 of the Prologis OP Indenture

"Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, (iii) reimbursement obligations in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP; but in the case of items of indebtedness incurred under (i) through (iii) above only to the extent that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP; and also includes, to the extent not otherwise included, any obligation of the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Company or any Subsidiary).
"Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary).

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Definitions; Subsidiary	Section 101 of the Liberty Indenture	Section 101 of the Prologis OP Indenture

"Subsidiary" means a corporation, partnership or limited liability company, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company or by one or more Subsidiaries of the Company. Liberty Property Development Corp. and Liberty Property Development Corp. are each a Subsidiary for purposes of this definition. For the purposes of this definition, "voting stock" means stock having the voting power for the election of directors, general partners, managers or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
"Subsidiary" means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, "voting capital stock" means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Events of Default	Section 501(5) of the Liberty Indenture as amended by Article 2 of the Fifth, and Sixth Supplemental Indentures	Section 501(5) of the Prologis OP Indenture

(5) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or
(5) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to the rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Events of Default	Section N/A	Section 501(6) of the Prologis OP Indenture
There is no comparable provision.
(6) the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $50,000,000 for a period of 60 consecutive days; or
Supplemental Indentures	Section 901(5) of the Liberty Indenture	Section 901(5) of the Prologis OP Indenture

(5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Limitations on Incurrence of Debt	Section 1004(a), (b), (c) and (d) of the Liberty Indenture, as amended by Article 2 of the Sixth and Eighth Supplemental Indentures	Section 1004(a), (b), (c) and (d) of the Prologis OP Indenture

(a) The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

(b) The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof would have been less than 1.5 to 1.
(a) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
(c) The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

(d) The Company will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis.	(b) In addition to the limitation set forth in subsection (a) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
(c) In addition to the limitation set forth in subsections (a) and (b) of this Section 1004, the Company and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

(d) In addition to the limitation set forth in subsections (a), (b) and (c) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication): (i) Total Assets as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Limitations on Incurrence of Debt	Section N/A	Section 1004(f) of the Prologis OP Indenture
There is no comparable provision.
(f) Notwithstanding the foregoing, nothing in the above covenants shall prevent: (i) the incurrence by the Company or any Subsidiary of Debt between or among the Company, any Subsidiary or any Equity Investee or (ii) the Company or any Subsidiary from incurring Refinancing Debt.
Maintenance of Properties	Section 1006 of the Liberty Indenture	Section 1006 of the Prologis OP Indenture

The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of its business.
The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.
Insurance	Section 1007 of the Liberty Indenture	Section 1007 of the Prologis OP Indenture

The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-V.
The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Payment of Taxes and Other Claims	Section 1008 of the Liberty Indenture	Section 1008 of the Prologis OP Indenture

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Company has set apart and maintains an adequate reserve.
The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Provision of Financial Information	Section 1009 of the Liberty Indenture	Section 1009 of the Prologis OP Indenture

Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Company were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company also will in any event (unless available on the Commission's Electronic Data Gathering, Analysis and Retrieval System (or successor system)) (x) (i) promptly transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the Financial Information; and (ii) within 15 days of each Required Filing Date file with the Trustee copies of the Financial Information, and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.
Whether or not the Company or the General Partner are subject to Section 13 or 15(d) of the Exchange Act, the Company and the General Partner will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and the General Partner would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Company and the General Partner were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company and the General Partner would have been required so to file such documents if the Company and the General Partner were so subject.
The Company and the General Partner will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company and the General Partner are required to file or would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the General Partner were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company and the General Partner would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the General Partner were subject to such Sections and (y) if filing such documents by the Company or the General Partner with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Prologis Notes
Waiver of Certain Covenants	Section 1012 of the Liberty Indenture	Section 1012 of the Prologis OP Indenture

The Company may omit in any particular instance, for any particular series of Securities, to comply with any term, provision or condition set forth in Sections 1005 to 1009, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.
The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1009, inclusive, and with any other term, provision or condition with respect to the Securities of any series specified in accordance with Section 301 (except any such term, provision or condition which could not be amended without the consent of all Holders of Securities of such series pursuant to Section 902), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

        The Prologis OP Indenture also removes and revises provisions regarding securities in bearer form and related defined terms and cross-references related thereto.

THE PROPOSED AMENDMENTS

Background

        The Liberty Indenture was originally executed by Liberty OP and the Trustee on September 22, 2010.

        The table below identifies the various outstanding principal amounts of Liberty Notes as of the date of this prospectus.

Aggregate Principal Amount	Liberty Notes
$400,000,000	3.250% Notes due October 1, 2026
$350,000,000	4.375% Notes due February 1, 2029

General

        Prologis OP is soliciting the consents of the holders of Liberty Notes to (1) eliminate certain covenants in the Liberty Indenture that afford protection to holders of Liberty Notes, including substantially all of the restrictive covenants and certain affirmative covenants, (2) eliminate certain events of default and (3) eliminate the restrictions on Liberty OP's ability to consolidate, merge or sell all or substantially all of its assets. If the Proposed Amendments described below are adopted, the amendments will apply to all Liberty Notes not validly tendered or not accepted by Prologis OP in the applicable exchange offers. Thereafter, all such Liberty Notes will be governed by the Liberty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Liberty Indenture. See "Risk Factors—Risks Related to the Exchange Offers and Consent Solicitations—The Proposed Amendments to the Liberty Indenture will afford reduced protection to remaining holders of Liberty Notes."

        Set forth below is a summary of the Proposed Amendments. This summary does not purport to be complete and is qualified in its entirety by reference to the form of the Ninth Supplemental Indenture, which is filed as an exhibit to the registration statement of which this prospectus is a part. Copies of the Liberty Indenture and all of the supplemental indentures previously adopted thereunder relating to the Liberty Notes (including the Ninth Supplemental Indenture), are on file with the SEC and are also available upon request from the information agent. Any capitalized terms which are used but not defined in the following summary of the Proposed Amendments have the meanings assigned thereto in the Liberty Indenture.

        By consenting to the Proposed Amendments to the Liberty Indenture, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the amendments described above).

        The text of the provisions prior to and after the Proposed Amendments follows the brief summary below.

Events of Default Amendments

        The Events of Default Amendments would, with respect to the outstanding Liberty Notes, delete in its entirety Section 501(5) (cross-acceleration event of default) of the Liberty Indenture, amend Section 501(4) of the Liberty Indenture to eliminate defaults or breaches of Article Eight of the Liberty Indenture from the items which constitute an Event of Default of the Liberty Indenture and delete each of the relevant defined terms and cross-references related thereto.

Merger Restriction Amendments

        The Merger Restriction Amendments would, with respect to the outstanding Liberty Notes, delete in their entirety Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the Liberty Indenture and each of the relevant defined terms and cross-references related thereto.

Maintenance of Properties Amendments

        The Maintenance of Properties Amendments would, with respect to the outstanding Liberty Notes, delete in their entirety Section 1006 (Maintenance of Properties) of the Liberty Indenture and each of the relevant defined terms and cross-references related thereto.

Insurance Amendments

        The Insurance Amendments would, with respect to the outstanding Liberty Notes, delete in their entirety Section 1007 (Insurance) of the Liberty Indenture and each of the relevant defined terms and cross-references related thereto.

Payment of Taxes and Other Claims Amendments

        The Payment of Taxes and Other Claims Amendments would, with respect to the outstanding Liberty Notes, delete in their entirety Section 1008 (Payment of Taxes and Other Claims) of the Liberty Indenture and each of the relevant defined terms and cross-references related thereto.

Financial Information Amendments

        The Financial Information Amendments would, with respect to the outstanding Liberty Notes, delete in their entirety Section 1009 (Provision of Financial Information) of the Liberty Indenture and each of the relevant defined terms and cross-references related thereto.

Sixth Supplemental Indenture Amendments

        The Sixth Supplemental Indenture Amendments would, with respect to the outstanding Liberty Notes, (a) delete in its entirety Article Two (Remedies) of the Sixth Supplemental Indenture, (b) replace Article Three (Additional Covenants) of the Sixth Supplemental Indenture with a provision that clarifies that Section 501(5), Article Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Liberty Indenture do not apply to the Liberty 2026 Notes and further clarifies that defaults or breaches of Article Eight of the Liberty Indenture do not constitute an Event of Default and (c) and delete certain related cross-references and defined terms of the Sixth Supplemental Indenture.

Eighth Supplemental Indenture Amendments

        The Eighth Supplemental Indenture Amendments would, with respect to the outstanding Liberty Notes, (a) delete in their entirety Article Two (Remedies) of the Seventh Supplemental Indenture and certain related cross-references and defined terms of the Seventh Supplemental Indenture, (b) replace Article Two (Additional Covenants) of the Eighth Supplemental Indenture with a provision that (1) clarifies that Section 501(5), Article Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Liberty Indenture do not apply to the Liberty 2029 Notes, (2) further clarifies that defaults or breaches of Article Eight of the Liberty Indenture do not constitute an Event of Default and (3) effectively deletes Section 1004 of the Liberty Indenture, and (c) delete certain related cross-references and defined terms of the Eighth Supplemental Indenture.

Effectiveness of Proposed Amendments

        If Prologis OP receives the Requisite Consents, the Proposed Amendments to the Liberty Indenture will be entered into and become effective on the Settlement Date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

Summary Comparison of Proposed Amendments

        The following is a summary comparison of the material terms of the Liberty Notes, as governed by the Liberty Indenture, and the Liberty Notes that are either not validly tendered or accepted by Prologis OP, which will be governed by the Liberty Indenture, as if amended by all of the Proposed Amendments. The description of the Liberty Notes reflects the changes to the covenants and other terms of the Liberty Notes or the Liberty Indenture that may be effected following the receipt of the required consents to the Proposed Amendments.

        This summary does not purport to be complete, does not include changes to the relevant defined terms and cross-references related thereto and is qualified in its entirety by reference to the Liberty Indenture and the Proposed Amendments.

        Other terms used in the comparison of the Liberty Notes below and not otherwise defined in this prospectus have the meanings given to such terms in the Liberty Indenture, as if amended by all of the Proposed Amendments. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Events of Default	Sections 501(5) of the Liberty Indenture	Section N/A

	(5) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $10,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or	There are no comparable provisions.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Events of Default	Section 501(4) of the Liberty Indenture	Section 501(4) of the Liberty Indenture

"default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty in default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certificated mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default: hereunder; or"
"default in the performance, or breach, of any covenant or warranty of the Company in this Indenture, other than with respect to Article Eight for which any default or breach shall not constitute an event of default, with respect to any Security of that series (other than a covenant or warranty in default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certificated mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default: hereunder; or"

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Events of Default	Article Two of the Sixth Supplemental Indenture	Section N/A

The Notes shall be subject to all remedies contained in the Base Indenture, as supplemented by this Sixth Supplemental Indenture. In addition, this Sixth Supplemental Indenture amends and restates Section 501(5) of the Base Indenture to read as follows:

"(5) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or"

There are no comparable provisions.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Events of Default	Article Two of the Seventh Supplemental Indenture	Section N/A

	Section 501(5) of the Base Indenture shall, solely with respect to Securities issued after the date of this Seventh Supplemental Indenture, and not to any Securities issued prior to such date, be amended and replaced in its entirety by the following:	There are no comparable provisions.

"(5) a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor on a full recourse basis) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or"

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Consolidation, Merger, Sale, Lease or Conveyance	Article Eight of the Liberty Indenture	Article N/A

	Section 801. Consolidations and Mergers of Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, (1) either the Company shall be the continuing entity, or the successor entity shall be an entity organized and existing under the laws of the United States or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and any interest (including all Additional Amounts, if any, payable pursuant to Section 1011) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such entity and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.	There are no comparable provisions.

Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Section 802. Rights and Duties of Successor Entity. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor entity, except in the event of a lease, shall be relieved of any further obligation under this Indenture and the Securities. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities of the same series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 803. Officers' Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers' Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor entity, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Limitations on Incurrence of Debt	Article Three of the Sixth Supplemental Indenture	Section N/A

The Notes shall be governed by all the covenants contained in the Base Indenture, as supplemented by this Sixth Supplemental Indenture. In addition, this Sixth Supplemental Indenture amends and restates Section 1004 of the Base Indenture to read as follows:

"SECTION 1004. Limitations on Incurrence of Debt.

(a) The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

The Notes shall be subject to all remedies contained in the Liberty Indenture, as supplemented by the Sixth Supplemental Indenture and the Ninth Supplemental Indenture. Clause (5) of Section 501, Article Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Liberty Indenture shall not apply to the Notes.

(b) The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof would have been less than 1.5 to 1.

(c) The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
(d) The Company will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Limitations on Incurrence of Debt	Article Two of the Eighth Supplemental Indenture	Section N/A

The Notes shall be governed by all the covenants contained in the Base Indenture, as supplemented by the Seventh Supplemental Indenture and this Eighth Supplemental Indenture. In addition, this Eighth Supplemental Indenture amends and restates Section 1004 of the Base Indenture to read as follows:

"SECTION 1004. Limitations on Incurrence of Debt.

(a) The Company will not, and will not permit any Subsidiary to, incur any Debt, other than Intercompany Debt, that is subordinate in right of payment to the Notes, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

The Notes shall be subject to all remedies contained in the Liberty Indenture, as supplemented by the Eighth Supplemental Indenture and the Ninth Supplemental Indenture. Clause (5) of Section 501, Article Eight, Section 1006, Section 1007, Section 1008 and Section 1009 of the Liberty Indenture shall not apply to the Notes.

(b) The Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge on the date on which such additional Debt is to be incurred, on a pro forma basis, after giving effect to the incurrence of such Debt and to the application of the proceeds thereof would have been less than 1.5 to 1.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
(c) The Company will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the properties of the Company or any Subsidiary ("Secured Debt"), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the sum of: (i) the Company's Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt; and (ii) the increase in Adjusted Total Assets since the end of such quarter (including any increase resulting from the incurrence of additional Debt).

(d) The Company will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be "incurred" by the Company or a Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Maintenance of Properties	Section 1006 of the Liberty Indenture	Section N/A

	The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of for value their respective properties in the ordinary course of its business.	There is no comparable provision.
Insurance	Section 1007 of the Liberty Indenture	Section N/A

	The Company will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having an A.M. Best policy holder's rating of not less than A-V.	There is no comparable provision.

	Liberty Notes without giving effect to the Proposed Amendments to the Liberty Indenture	Liberty Notes after giving effect to the Proposed Amendments to the Liberty Indenture
Payment of Taxes and Other Claims	Section 1008 of the Liberty Indenture	Section N/A

	The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which the Company has set apart and maintains an adequate reserve.	There is no comparable provision.
Provision of Financial Information	Section 1009 of the Liberty Indenture	Section N/A

	Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13 or 15(d) if the Company were so subject (the "Financial Information"), such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company also will in any event (unless available on the Commission's Electronic Data Gathering, Analysis and Retrieval System (or successor system)) (x) (i) promptly transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the Financial Information; and (ii) within 15 days of each Required Filing Date file with the Trustee copies of the Financial Information, and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.	There is no comparable provision.

DESCRIPTION OF THE PROLOGIS NOTES

        Prologis OP has summarized below certain material terms and provisions of the Prologis Notes. This summary is not a complete description of all of the terms and provisions of the Prologis Notes. For more information, Prologis OP refers you to the Prologis Notes and the Prologis OP Indenture, all of which are available from Prologis OP. Prologis OP urges you to read the Prologis OP Indenture because it, and not this description, defines your rights as a holder of the Prologis Notes. This summary is subject to and qualified in its entirety by reference to all the provisions of those documents, including definitions of terms referred to in this prospectus.

        Prologis OP will issue the Prologis Notes. The Prologis Notes will be issued under the Prologis OP Indenture. The terms of the Prologis Notes will include those expressly set forth in the Prologis Notes, the Prologis OP Indenture and those made part of the Prologis OP Indenture by reference to the Trust Indenture Act.

General

        The Prologis Notes will be Prologis OP's direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis OP's other unsecured and unsubordinated indebtedness outstanding from time to time. The Prologis Notes will be effectively subordinated to any current and future indebtedness of Prologis OP that is both secured and unsubordinated to the extent of the assets securing such indebtedness. The Prologis Notes will not be guaranteed by Prologis.

        A substantial portion (amounting to approximately 69%) of the total assets of Prologis OP at September 30, 2019 are held directly by Prologis OP's consolidated subsidiaries. Accordingly, the cash flow of Prologis OP and the consequent ability to service its debt, including the Prologis Notes, are partially dependent on the earnings of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures and the Prologis Notes will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures. At September 30, 2019, total indebtedness, including current maturities, of Prologis OP and its consolidated subsidiaries totaled approximately $11.5 billion. Further, taking into account Prologis' existing indebtedness and the assumption of Liberty's debt in the Merger, Prologis' pro forma consolidated indebtedness as of September 30, 2019, after giving effect to the Merger, would be approximately $14.7 billion.

        The Prologis Notes will be effectively subordinated to Prologis OP's mortgages and other secured indebtedness to the extent of any collateral pledged as security therefor. As of September 30, 2019, Prologis OP (excluding its consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures) had amounts outstanding under unsecured credit facilities and senior indebtedness (including the notes) aggregating approximately $6.9 billion and no amounts outstanding for mortgages and other secured indebtedness. Although the covenants described under "—Covenants—Limitations on incurrence of debt" impose certain limitations on the incurrence of additional indebtedness, Prologis OP and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.

        Under the Prologis OP Indenture, in addition to the ability to issue notes with terms different from the Prologis Notes, Prologis OP will have the ability to reopen a previous issue of a series of Prologis Notes and issue additional Prologis Notes of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of Prologis OP's general partner, Prologis, or as established in one or more indentures supplemental to the Prologis OP Indenture.

        Except as set forth below under "—Covenants—Limitations on incurrence of debt," the Prologis OP Indenture does not contain any provisions that would limit Prologis OP's ability to incur indebtedness or that would afford holders of Prologis Notes protection in the event of a highly leveraged or similar transaction involving Prologis OP or in the event of a change of control.

Denominations

        The Prologis Notes will be issued in registered form and in denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

Principal, Maturity and Interest

        The principal of, and premium or make-whole amounts, if any, and interest on the Prologis Notes will be payable at the corporate trust office of U.S. Bank National Association, located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; provided that, at Prologis OP's option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.

        Interest on the Prologis Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. "Business day" means any day, other than a Saturday, Sunday or legal holidays, on which banks in New York, New York are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to a Prologis Note, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the Prologis Note is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice of which will be given to the holder of the Prologis Note not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Prologis OP Indenture.

        The Prologis 2026 Notes will mature on October 1, 2026. Up to approximately $400 million in aggregate principal amount of Prologis 2026 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2026 Notes will:

  •
  accrue at the rate of 3.250% per annum, from October 1, 2019 (the most recent date on which interest will have been paid on the Liberty 2026 Notes);

  •
  be payable in cash semi-annually in arrears on each April 1 and October 1, commencing on April 1, 2020; and

  •
  be payable to holders of record on the March 15 and September 15 immediately preceding the related interest payment dates.

        The Prologis 2029 Notes will mature on February 1, 2029. Up to approximately $350 million in aggregate principal amount of Prologis 2029 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2029 Notes will:

  •
  accrue at the rate of 4.375% per annum, from February 1, 2020 (the most recent date on which interest will have been paid on the Liberty 2029 Notes);

  •
  be payable in cash semi-annually in arrears on each February 1 and August 1, commencing on August 1, 2020; and

  •
  be payable to holders of record on the January 15 and July 15 immediately preceding the related interest payment dates.

Optional Redemption

        Each series of Prologis Notes will be redeemable in whole at any time or in part from time to time Prologis OP's option. If the Prologis Notes are redeemed at any time prior to the Par Call Date (as defined below), the redemption price will be equal to the greater of:

  •
  100% of the principal amount of such Prologis Notes to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest on such Prologis Notes to be redeemed if such notes matured on the applicable Par Call Date (as defined below) but for the redemption (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the at the Reinvestment Rate (as defined below) plus 25 basis points.

        In each case Prologis OP will pay accrued and unpaid interest on the principal amount being redeemed to the date of redemption.

        If the Prologis Notes are redeemed on or after the Par Call Date, the redeption price will be equal to 100% of the principal amount of the notes being redeemed plus accrured and unpaid interest thereon to, but excluding, the applicable redemption date.

        "Par Call Date" means the date three months prior to the applicable maturity date of a series of Prologis Notes.

        "Reinvestment Rate" means the yield on Treasury securities at a constant maturity corresponding to the remaining life (as of the date of redemption, and rounded to the nearest month) to the Par Call Date (the "Treasury Yield"), plus 25% (in the case of the Prologis 2026 Notes). For purposes hereof, the Treasury Yield shall be equal to the arithmetic mean of the yields published in the Statistical Release (as defined below) under the heading "Week Ending" for "U.S. Government Securities—Treasury Constant Maturities" with a maturity equal to such remaining life (assuming the notes matured on the Par Call Date); provided, that if no published maturity exactly corresponds to such remaining life (assuming the notes matured on the Par Call Date), then the Treasury Yield shall be interpolated or extrapolated on a straight-line basis from the arithmetic means of the yields for the next shortest and next longest published maturities. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the redemption amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury Yield in the above manner, then the Treasury Yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by Prologis OP.

        "Statistical Release" means the statistical release designated "H15" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Prologis OP Indenture, then such other reasonably comparable index which shall be designated by Prologis OP.

        Notice of redemption will be mailed at least 15 but not more than 60 days before the redemption date to each holder of record of such Prologis Notes to be redeemed at its registered address. The notice of redemption for such Prologis Notes will state, among other things, the amount of such Prologis Notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of such Prologis Notes to be redeemed. Unless

Prologis OP defaults in payment of the redemption price, interest will cease to accrue on any such Prologis Notes that have been called for redemption at the redemption date.

        If less than all of the Prologis Notes within a series are to be redeemed at Prologis OP's option, Prologis OP will notify the Trustee under the Prologis OP Indenture at least 45 days prior to the redemption date, or any shorter period as may be satisfactory to the Trustee, of the aggregate principal amount of such Prologis Notes of such series to be redeemed and the redemption date. The Trustee will select, in the manner as it deems fair and appropriate, such Prologis Notes to be redeemed. Such Prologis Notes may be redeemed in part in the minimum authorized denomination for such Prologis Notes or in any integral multiple of such amount.

Merger, Consolidation or Sale

        Prologis OP may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:

  (1)
  After the transaction, Prologis OP is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis OP, that entity must also assume Prologis OP's payment obligations under the Prologis OP Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Prologis OP Indenture;

  (2)
  After giving effect to the transaction and treating any indebtedness which became an obligation of Prologis OP or any of Prologis OP's subsidiaries as a result of the transaction as having been incurred by Prologis OP or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Prologis OP Indenture. Additionally, the transaction may not cause an event which, after notice or a lapse of time, or both, would become an event of default; and

  (3)
  The continuing entity delivers an officers' certificate and legal opinion covering (1) and (2) above.

        Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the Trustee receive an officers' certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the Prologis OP Indenture and that all conditions precedent provided for in the Prologis OP Indenture relating to such transaction have been complied with.

        Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a person.

Covenants

        This section describes covenants Prologis OP makes in the Prologis OP Indenture, for the benefit of the holders of certain series of Prologis Notes.

        Existence.    Except as permitted under "—Merger, Consolidation or Sale," Prologis OP will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis OP and its subsidiaries; provided, however, that Prologis OP will not be required to preserve any right or franchise if Prologis OP determines that the preservation of the right or franchise is no longer desirable in the conduct of Prologis OP's business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the Prologis Notes.

        Payment of taxes and other claims.    Prologis OP will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis OP or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis OP's property or any subsidiary; provided, however, that Prologis OP will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of financial information.    Whether or not Prologis OP or Prologis are subject to Section 13 or 15(d) of the Exchange Act, Prologis OP and Prologis will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which Prologis OP and Prologis would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the "Financial Statements") if Prologis OP and Prologis were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which Prologis OP and Prologis would have been required so to file such documents if Prologis OP and Prologis were so subject.

        Prologis OP and Prologis will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis OP and Prologis are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis OP and Prologis were subject to such sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which Prologis OP and Prologis would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis OP and Prologis were subject to such sections and (y) if filing such documents by Prologis OP or Prologis with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.

        Limitations on incurrence of debt.    Prologis OP will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis OP's outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

  (1)
  Prologis OP's Total Assets as of the end of the calendar quarter covered in Prologis OP's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

  (2)
  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis OP or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        Additionally, Prologis OP will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

  (1)
  such Debt and any other Debt incurred by Prologis OP and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

  (2)
  the repayment or retirement of any other Debt by Prologis OP and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);

  (3)
  in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

  (4)
  in the case of any acquisition or disposition by Prologis OP or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

        Prologis OP and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis OP and its Subsidiaries on a consolidated basis.

        In addition to the foregoing limitations on the incurrence of Debt, Prologis OP will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis OP's property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis OP's outstanding Debt and the outstanding Debt of Prologis OP's Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis OP property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):

  (1)
  Prologis OP's Total Assets as of the end of the calendar quarter covered in Prologis OP's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

  (2)
  the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis OP or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

        For purposes of the covenants described under this "—Limitations on incurrence of debt," Debt shall be deemed to be "incurred" by Prologis OP or a Subsidiary whenever Prologis OP or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.

        Nothing in the above covenants shall prevent: (i) the incurrence by Prologis OP or any Subsidiary of Debt between or among Prologis OP, any Subsidiary or any Equity Investee or (ii) Prologis OP or any Subsidiary from incurring Refinancing Debt.

        For purposes of the foregoing covenants the following definitions apply:

        "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Prologis OP or its subsidiaries' Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

        "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of Prologis OP and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

        (A)  interest on Debt of Prologis OP and its Subsidiaries,

        (B)  provision for taxes of Prologis OP and its Subsidiaries based on income,

        (C)  amortization of debt discount,

        (D)  provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,

        (E)  extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),

        (F)  the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,

        (G)  amortization of deferred charges, and

        (H)  any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.

        "Debt" of Prologis OP or any Subsidiary means any indebtedness of Prologis OP or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of

  (1)
  borrowed money evidenced by bonds, notes, debentures or similar instruments,

  (2)
  indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis OP or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis OP or any Subsidiary,

  (3)
  the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

  (4)
  the principal amount of all obligations of Prologis OP or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or

  (5)
  any lease of property by Prologis OP or any Subsidiary as lessee which is reflected on Prologis OP's consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on Prologis OP's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by Prologis OP or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Prologis OP or any Subsidiary).

        "Disqualified Stock" means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

        "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis OP and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis OP or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.

        "Equity Investee" means any Person in which Prologis OP or any Subsidiary hold an ownership interest that is accounted for by Prologis OP or a Subsidiary under the equity method of accounting.

        "GAAP" means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, "GAAP" means generally accepted accounting principles as used in the United States on August 14, 2009, consistently applied.

        "Permitted Encumbrances" means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Refinancing Debt" means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.

        "Subsidiary" means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, "voting capital stock" means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.

        "Total Assets" means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis OP and its Subsidiaries' other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.

        "Total Unencumbered Assets" means the sum of Prologis OP and its Subsidiaries' Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all Prologis OP and its Subsidiaries' other assets, other than accounts receivable and intangibles, in each case not subject to an Encumbrance; provided, however, "Total Unencumbered Assets" does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

        "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis OP and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

        "Unsecured Debt" means Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of Prologis OP or any Subsidiary.

        Maintenance of properties.    Prologis OP will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis OP's properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis OP and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis OP's properties in the ordinary course of business.

        Insurance.    Prologis OP will, and will cause each of Prologis OP's subsidiaries to, keep in force upon all of Prologis OP's properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

Events of Default, Notice and Waiver

        The Prologis OP Indenture provides that the following events are events of default with respect to any series of Prologis Notes issued pursuant to it:

  (1)
  default in the payment of any installment of interest or additional amounts payable on any Prologis Notes of such series which continues for 30 days;

  (2)
  default in the payment of the principal, or premium or make-whole amount, if any, on any Prologis Notes of such series at its maturity or redemption date;

  (3)
  default in making any sinking fund payment as required for any Prologis Notes of such series;

  (4)
  default in the performance of any other of Prologis OP's covenants contained in the Prologis OP Indenture, other than a covenant in the Prologis OP Indenture solely for the benefit of another series of Prologis Notes issued under the Prologis OP Indenture, which continues for 60 days after written notice as provided in the Prologis OP Indenture;

  (5)
  default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis OP's subsidiaries, which Prologis OP has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Prologis OP Indenture;

  (6)
  the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis OP or any of Prologis OP's subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

  (7)
  events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis OP, Prologis or any significant subsidiary or for all or substantially all of Prologis OP's or its significant subsidiary's property.

        The term significant subsidiary means each of Prologis OP's significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.

        If an event of default under the Prologis OP Indenture with respect to a series of Prologis Notes occurs and is continuing, then in every such case, unless the principal of the Prologis Notes of such series shall already have become due and payable, the Trustee or the holders of not less than 25% in principal amount of such series of Prologis Notes may declare the principal and the make-whole amount on the Prologis Notes of such series to be due and payable immediately by written notice to Prologis OP that payment of the Prologis Notes is due, and to the Trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of Prologis Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the Prologis Notes of a series may rescind and annul such declaration and its consequences if Prologis OP shall have deposited with the Trustee all required payments of the principal of, and premium or make-whole amount and interest on, the Prologis Notes of such series, plus fees, expenses, disbursements and advances of the Trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to Prologis Notes of such series have been cured or waived as provided in the Prologis OP Indenture. The Prologis OP Indenture also provides that the holders of not less than a majority in principal amount of the Prologis Notes of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the Prologis Notes or in respect of a covenant or provision contained in the Prologis OP Indenture that cannot be modified or amended without the consent of the holder of each outstanding Prologis Note affected by the proposed modification or amendment.

        The Trustee is required to give notice to the holders of the Prologis Notes within 90 days of a default under the Prologis OP Indenture known to the Trustee, unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the holders of the Prologis Notes of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest payable on the Prologis Notes if the responsible officers of the Trustee consider such withholding to be in the interest of such holders.

        The Prologis OP Indenture provides that no holders of the Prologis Notes may institute any proceedings, judicial or otherwise, with respect to the Prologis OP Indenture or for any remedy which the Prologis OP Indenture provides, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Prologis Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Prologis Notes from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the Prologis Notes at the due date of the Prologis Notes.

        Subject to provisions in the Prologis OP Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Prologis OP Indenture at the request or direction of any holders of any series of Prologis Notes then outstanding under the Prologis OP Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the Prologis Notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to that series. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Prologis OP Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of the Prologis Notes not joining in the proceeding.

        Within 120 days after the close of each fiscal year, Prologis OP must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Prologis OP Indenture and, if so, specifying each such default and the nature and status of the default.

Modification of the Prologis OP Indenture

        Modifications and amendments of the Prologis OP Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Prologis OP Indenture, including the Prologis Notes, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

  (1)
  change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

  (2)
  reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  (3)
  change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

  (4)
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  (5)
  reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Prologis OP Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Prologis OP Indenture or to reduce the quorum or voting requirements set forth in the Prologis OP Indenture;

  (6)
  modify any of the provisions relating to modification of the Prologis OP Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

  (7)
  release any guarantor from any of its obligations under its guarantee or the Prologis OP Indenture, except in accordance with the terms of the Prologis OP Indenture.

        The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis OP's compliance with covenants in the Prologis OP Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.

        Modifications and amendments of the Prologis OP Indenture may be made by Prologis OP and the Trustee without the consent of any holder of debt securities for any of the following purposes:

  (1)
  to evidence the succession of another person to Prologis OP as obligor or to any guarantor under the Prologis OP Indenture;

  (2)
  to add to Prologis OP's or any guarantor's covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis OP or any guarantor in the Prologis OP Indenture;

  (3)
  to add events of default for the benefit of the holders of all or any series of debt securities;

  (4)
  to add to or change any of the provisions of the Prologis OP Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

  (5)
  to add to, change or eliminate any of the provisions of the Prologis OP Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

  (6)
  to secure the debt securities or related guarantees;

  (7)
  to establish the form or terms of debt securities of any series;

  (8)
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Prologis OP Indenture by more than one trustee;

  (9)
  to cure any ambiguity, defect or inconsistency in the Prologis OP Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

  (10)
  to close the Prologis OP Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Prologis OP Indenture under the Trust Indenture Act; or

  (11)
  to supplement any of the provisions of the Prologis OP Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

        The Prologis OP Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Prologis OP Indenture or whether a quorum is present at a meeting of holders of debt securities:

  (1)
  the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

  (2)
  the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

  (3)
  the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Prologis OP Indenture; and

  (4)
  debt securities owned by Prologis OP or any other obligor upon the debt securities or any of Prologis OP's affiliates or of the other obligor will be disregarded.

        The Prologis OP Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by Prologis OP or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Prologis OP Indenture.

        Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Prologis OP Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Prologis OP Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

        Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Prologis OP Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:

        (1)   there shall be no minimum quorum requirement for the meeting; and

  (2)
  the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Prologis OP Indenture.

        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Prologis OP Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Prologis OP Indenture, the action will become effective when the instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Prologis OP Indenture and, subject to the Prologis OP Indenture provisions relating to the appointment of any such agent, conclusive in favor of the Trustee and Prologis OP, if made in the manner specified above.

Discharge, Defeasance and Covenant Defeasance

        Prologis OP may discharge various obligations to holders of Prologis Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the Trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.

        Prologis OP may take either of the following actions with respect to the Prologis Notes:

  (1)
  Prologis OP may defease and be discharged from any and all obligations with respect to the Prologis Notes. However, Prologis OP would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the Prologis Notes and the obligations to register the transfer or exchange of the Prologis Notes. Additionally, Prologis OP would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen Prologis Notes, for maintaining an office or agency in respect of Prologis Notes and for holding moneys for payment in trust.

  (2)
  With respect to the Prologis Notes, Prologis OP may elect to effect covenant defeasance and be released from Prologis OP's obligations to fulfill the covenants contained under the heading "—Covenants" in this prospectus. Further, Prologis OP may elect to be released from Prologis OP's obligations with respect to any other covenant in the Prologis OP Indenture, if such a provision is included in the series of Prologis Notes at the time that they are issued. Once Prologis OP has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of Prologis Notes.

        In either case, Prologis OP must irrevocably deposit the needed funds in trust with the Trustee.

        The trust may only be established if, among other things, Prologis OP has delivered an opinion of counsel to the Trustee. The opinion of counsel shall state that the holders of the series of Prologis Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the IRS or a change in applicable United States federal income tax law occurring after the date of the Prologis OP Indenture.

        If after Prologis OP has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to Prologis Notes of any series and

  (1)
  the holder of a series of Prologis Notes is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the Prologis Notes; or

  (2)
  a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the Prologis Notes will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the Prologis Note as they become due out of the proceeds yielded by converting the amount so deposited in respect of the Prologis Note into the currency, currency unit or composite currency in which the Prologis Note becomes payable as a result of the holder's election or the cessation of usage based on the applicable market exchange rate.

        "Conversion event" means the cessation of use of:

  (1)
  a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  (2)
  the Euro for the settlement of transactions by public institutions of or within the European Union; or

  (3)
  any currency unit or composite currency other than the Euro for the purposes for which it was established.

        All payments of principal of, and premium or any make-whole amount and interest on any Prologis Note that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

        In the event Prologis OP effects covenant defeasance with respect to any Prologis Notes and the Prologis Notes are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on the Prologis Notes at the time of their stated maturity, but may not be sufficient to pay amounts due on the Prologis Notes at the time of the acceleration resulting from the event of default. However, Prologis OP would remain liable to make payment of the amounts due at the time of acceleration.

Registration and Transfer

        Subject to limitations imposed upon Prologis Notes issued in book-entry form, the Prologis Notes of any series will be exchangeable for other Prologis Notes of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the Prologis Notes at the corporate trust office of the Trustee referred to above. In addition, subject to the limitations imposed upon Prologis Notes issued in book-entry form, the Prologis Notes of any series may be surrendered for exchange or registration of transfer of the security at the corporate trust office of the Trustee referred to above. Every Prologis Note surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Prologis Notes, but Prologis OP may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis OP may at any time designate a transfer agent, in addition to the

Trustee, with respect to any series of Prologis Notes. If Prologis OP has designated such a transfer agent or transfer agents, Prologis OP may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis OP will be required to maintain a transfer agent in each place of payment for the series.

        Neither Prologis OP nor the Trustee will be required to:

  (1)
  issue, register the transfer of or exchange Prologis Notes of any series during a period beginning at the opening of business 15 days before any selection of Prologis Notes of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  (2)
  register the transfer of or exchange any Prologis Note, or portion of security, called for redemption, except the unredeemed portion of any Prologis Note being redeemed in part; or

  (3)
  issue, register the transfer of or exchange any Prologis Note which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Prologis Note not to be so repaid.

Global Securities

        DTC, New York, New York, will act as securities depository for the Prologis Notes. The Prologis Notes will be issued as fully registered securities registered in the name of Cede & Co., which is DTC's nominee. Fully registered global notes, without interest coupons, will be issued with respect to the Prologis Notes.

        Redemption notices will be sent to DTC. If less than all of the Prologis Notes within a series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the Prologis Notes. Under its usual procedures, DTC mails an omnibus proxy to Prologis OP as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.

        Prologis OP may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Prologis Notes will be printed and delivered.

        You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

        What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The Prologis Notes will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis OP does this by requiring that the global securities be registered in the name of a financial institution Prologis OP selects and by requiring that the Prologis Notes included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the "Depository." Any person wishing to own a Prologis Note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.

        Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

        Special investor considerations for global securities.    As an indirect holder, an investor's rights relating to global securities will be governed by the account rules of the investor's financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis OP does not recognize this type of investor as a holder of Prologis Notes and instead deals only with DTC, the Depository that holds global securities.

        An investor in global securities should be aware that because the Prologis Notes are issued only in the form of global securities:

  •
  The investor cannot get Prologis Notes registered in his or her own name.

  •
  The investor cannot receive physical certificates for his or her interest in the Prologis Notes.

  •
  The investor will be a "street name" holder and must look to his or her own bank or broker for payments on the Prologis Notes and protection of his or her legal rights relating to the Prologis Notes.

  •
  The investor may not be able to sell interests in the Prologis Notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  DTC's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global notes. Prologis OP and the Trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global securities. Prologis OP and the Trustee also do not supervise DTC in any way.

        Exchanges among the global securities.    Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.

        Certain book-entry procedures for the global securities.    The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis OP nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

        Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

        Clearstream.    Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the dealer managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

        Distributions with respect to Prologis Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by a United States depositary for Clearstream.

        Euroclear.    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

        DTC.    DTC has advised Prologis OP that it is:

        (1)   a limited-purpose trust company organized under the New York State Banking Law;

        (2)   a "banking organization" within the meaning of the New York State Banking Law;

        (3)   a member of the Federal Reserve System;

  (4)
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code, as amended; and

  (5)
  a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.

        Prologis OP expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the Prologis Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).

        The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Prologis Notes represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Prologis Notes represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Prologis Notes represented by the global note for all purposes under the Prologis OP Indenture. Owners of beneficial interests in a global security will not be entitled to have Prologis Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Prologis OP Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Prologis Notes under the Prologis OP Indenture or such global security. Prologis OP understands that under existing industry practice, in the event that Prologis OP requests any action of holders of Prologis Notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither Prologis OP nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Prologis Non-Exchangeable LP Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Prologis Notes.

        Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any Prologis Notes represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such Prologis Notes under the Prologis OP Indenture. Under the terms of the Prologis OP Indenture, Prologis OP and the Trustee may treat the persons in whose names the Prologis Notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither Prologis OP nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the Prologis Notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Prologis OP nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Prologis Notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

        Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When Prologis Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive Prologis Notes against payment. After settlement, Clearstream or Euroclear will credit its participant's account. Credit for the notes will appear on the next day (European time).

        Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Prologis Notes to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer Prologis Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these Prologis Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant's account will instead be valued as of the actual settlement date.

        You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Prologis Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

        Definitive securities.    A global security is exchangeable for definitive securities in registered certificated form ("Certificated Securities") if:

  (1)
  DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depositary;

  (2)
  the issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Securities; or

  (3)
  there shall have occurred and be continuing a default or event of default with respect to the Prologis Notes.

        In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Settlement and Payment

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. All payments of principal and interest will be made by Prologis OP in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to it.

No Personal Liability

        Except as provided in the Prologis OP Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis OP or any successor to Prologis OP will have any liability for any of Prologis OP's obligations under the Prologis Notes or the Prologis OP Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Prologis Notes by accepting the Prologis Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of Prologis Notes.

Trustee

        U.S. Bank National Association will be the trustee, registrar and paying agent. Under the Prologis OP Indenture, the Trustee may resign or be removed with respect to the Prologis Notes, and a successor trustee may be appointed to act with respect to the Prologis Notes. If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Prologis OP Indenture at the request of any of the holders of any Prologis Notes only after those holders have offered the Trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the Trustee becomes one of a creditor of Prologis OP or Prologis, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with

Prologis OP and Prologis. If, however, an event of default occurs and is continuing and it acquires any conflicting interest, it must eliminate that conflict or resign.

        The Prologis OP Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Prologis OP Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Prologis OP Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Prologis OP Indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion of the material U.S. federal income tax consequences relating to the exchange offers and consent solicitations and the ownership of Prologis Notes is for general information only. This discussion only addresses tax considerations relevant to holders that hold Liberty Notes, and will hold Prologis Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

        This discussion does not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances, or to certain categories of investors that may be subject to special rules, such as:

  •
  dealers or traders in securities or currencies;

  •
  REITs or regulated investment companies;

  •
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons holding notes as part of a hedge, straddle, conversion, constructive sale, or other "synthetic security" or integrated transaction;

  •
  U.S. expatriates and certain former citizens or long-term residents of the United States;

  •
  banks and other financial institutions;

  •
  holders subject to the alternative minimum tax;

  •
  accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code)

  •
  insurance companies; and

  •
  entities that are tax-exempt for U.S. federal income tax purposes.

        This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Liberty Notes or will hold Prologis Notes as a result of any of the exchange offers, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes are urged to consult their tax advisors. This discussion is limited to holders of Prologis Notes who acquire these securities in connection with the exchange offers. In addition, this discussion does not address any state, local or foreign income or other tax consequences.

        This discussion is based on U.S. federal income tax law, including the provisions of the Code, Treasury Regulations, administrative rulings and judicial authority, all as in effect as of the date of this document. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning and disposing of notes as described in this discussion. The Internal Revenue Service, or IRS, may challenge one or more of the tax results described in this discussion, and Prologis OP has not obtained, nor does Prologis OP intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the exchange offers and consent solicitations and of the ownership and disposition of Prologis Notes.

        For purposes of this discussion, you are a U.S. holder if you are a beneficial owner of Liberty Notes or Prologis Notes received upon the exchange of Liberty Notes pursuant to any of the exchange offers for U.S. federal income tax law purposes:

  •
  an individual who is a U.S. citizen or U.S. resident alien,

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        You generally are a non-U.S. holder for purposes of this discussion if you are a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Liberty Notes or Prologis Notes received upon the exchange of Liberty Notes pursuant to any of the exchange offers, as described above.

        Holders are urged to consult their own tax advisors regarding the particular U.S. federal, state and local and foreign income and other tax consequences of the exchange offers and consent solicitations and of owning and disposing of Prologis Notes that may be applicable in their particular circumstances.

U.S. Federal Income Tax Considerations Relating to the Exchange Offers

Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) Prior to the Early Expiration Date

  Exchange Offers

        Under U.S. federal income tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under applicable Treasury Regulations, the modification of a debt instrument is a "significant" modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively (other than certain enumerated types of modifications), the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." For example, the Treasury Regulations that govern the determination of whether a modification is a significant modification provide that a change in the obligor of a recourse debt instrument is treated as a significant modification unless certain exceptions apply. Based upon the aforementioned rules, while it is not entirely clear, Prologis OP believes that the modifications to the Liberty Notes resulting from the Proposed Amendments and the exchange of the Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes will not constitute a significant modification of such Liberty Notes. Therefore, although the IRS could take a contrary position, Prologis OP intends to take the position that there is no taxable exchange for U.S. federal income tax purposes resulting from the Proposed Amendments and the exchange of the Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes. If, consistent with the position that the Proposed Amendments and the exchange of the Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes does not constitute a significant modification of such Liberty Notes, then each series of Prologis Notes received in such an exchange will be treated as a continuation of the corresponding series of Liberty Notes. In that case, in general, if you exchange Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for the Prologis Notes pursuant to this prospectus, you will not be deemed to have a taxable exchange for U.S. federal income tax purposes, and you will have the same adjusted tax basis and holding period in the Prologis Notes as you had in the Liberty Notes immediately before the exchange.

        If, contrary to this conclusion, the exchange offers with respect to the Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date constitute a significant modification under the Treasury Regulations, then the exchange of such Liberty Notes for Prologis Notes would be treated as a taxable exchange for U.S. federal income tax purposes (the consequences of such treatment are generally described below under the headings "—U.S. Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date" and "—Non-U.S. Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date"). Holders are urged to consult their own tax advisors regarding the particular tax treatment of the exchange offer and whether it will result in a taxable exchange.

  Cash Consideration

        Although the correct treatment is not entirely clear under current U.S. federal income tax law, Prologis OP intends to treat the $1 in cash (such cash, the "Cash Consideration") received by a holder of Liberty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date as a payment on the applicable Prologis Notes, rather than a separate fee paid for consenting to the Proposed Amendments. Accordingly, such payment will generally first be treated as a taxable payment of additional ordinary interest income to the extent of accrued but unpaid interest, and then as a payment of principal. Any portion of the Cash Consideration treated as a payment of principal on a Prologis Note would generally not be taxable to a U.S. Holder but would reduce a U.S. Holder's adjusted tax basis in the Prologis Note, except that such payment could result in the recognition of ordinary income under the market discount rules to any U.S. Holder that acquired the original Liberty Note with market discount to the extent of any accrued market discount that such U.S. Holder had not previously elected to include in income as it accrued. However, a broker or other information reporting agent may report the Cash Consideration as a separate payment taxable as ordinary income, and an applicable withholding agent may withhold the full amount of such Cash Consideration payments to non-U.S. holders for U.S. federal income tax at a rate of 30 percent, unless a reduction or exemption applies under a U.S. income tax treaty and proper certification is provided (generally on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable) or the non-U.S. holder provides a properly executed IRS Form W-8ECI claiming that the fee is effectively connected with the conduct of a trade or business in the United States. You are urged to consult your own tax advisors as to the proper treatment of the Cash Consideration.

U.S. Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date

  Exchange Offers

        As described above, under U.S. federal income tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. A modification to the yield of a debt instrument will be a significant modification if the yield varies from the annual yield of the unmodified instrument by more than the greater of: (i) 1/4 of 1% or (ii) 5% of the annual yield of the unmodified instrument (a "Significant Change in Yield"). Prologis OP believes that the exchange of Liberty Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for Prologis Notes with a principal amount equal to 97% of the principal amount of such Liberty Notes will result in a Significant Change in Yield that is a significant modification under the Treasury Regulations. Holders of such Liberty Notes should generally recognize gain or loss equal to the difference between (i) the sum of the issue price, as defined below, of the Prologis Notes received in exchange for such Liberty Notes and the amount of any cash treated as exchange consideration received and (ii) the holder's adjusted tax basis in such Liberty Notes. This gain or loss will generally be capital gain or loss except for gain attributable to accrued but unrecognized market discount, if any, which will be ordinary income. In addition, such holders will recognize ordinary interest income on the amount of accrued and unpaid interest on such Liberty Notes which the holder has not previously included in income, although such amount will not be again included in income when actually paid. The deductibility of capital losses is subject to limitations. A holder's initial tax basis in the Prologis Notes received in exchange for such Liberty Notes that have a Significant Change in Yield will generally equal such Prologis Note's issue price (as defined below). The holding period for such Prologis Notes will begin the day after the exchange.

  Cash Consideration

        A U.S. holder who validly tenders Liberty Notes after the Early Expiration Date and does not validly withdraw its tender will also receive the Cash Consideration. Although the correct treatment is not entirely clear under current U.S. federal income tax law, Prologis OP intends to treat the Cash Consideration received by such holders as part of the total consideration received from the exchange of Liberty Notes for Prologis Notes, and, therefore, the amount realized by the exchanging U.S. holder in the exchange of the Liberty Notes and would be taken into account in computing the exchanging U.S. holder's taxable gain or loss described above. If the Cash Consideration is not treated as additional consideration for the relevant Liberty Notes, it is possible that the Cash Consideration may be treated as interest or a separate fee that would be subject to tax as ordinary income. You are urged to consult your own tax advisors as to the proper treatment of the Cash Consideration.

Non-U.S. Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date

  Exchange Offers

        You generally will not be subject to U.S. federal income tax or withholding of such tax on any gain recognized on the exchange of Liberty Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for Prologis Notes with a principal amount equal to 97% of the principal amount of such Liberty Notes unless:

  •
  you are an individual present in the United States for 183 days or more in the year of such exchange and specific other conditions are met, or

  •
  the gain from the exchange is effectively connected with your conduct of a U.S. trade or business and, if a U.S. income tax treaty applies, is generally attributable to a U.S. "permanent establishment" you maintain.

        If you are a non-U.S. holder described in the first bullet point above, you will be subject to a flat 30% U.S. federal income tax on the gain derived from the exchange, which may be offset by U.S. source capital losses. If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder.

  Cash Consideration

        A non-U.S. holder who validly tenders Liberty Notes after the Early Expiration Date and does not validly withdraw its tender will also receive the Cash Consideration. As discussed above, under current U.S. federal income tax law it is not entirely clear whether the Cash Consideration should be included as part of the amount realized from the exchange of Liberty Notes for Prologis Notes or as interest or a separate fee. If the Cash Consideration is treated as interest or as a separate fee, a non-U.S. holder receiving such fees could be subject to U.S. federal withholding tax. Prologis OP intends to treat any Cash Consideration received by a non-U.S. holder who validly tenders Liberty Notes after the Early Termination Date as part of the total consideration received from the exchange of Liberty Notes for Prologis Notes, and, therefore, the amount of such payments will be taxable as described above under

"—Non-U.S. Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date—Exchange Offers." You are urged to consult your own tax advisors as to the proper treatment of the Cash Consideration.

U.S. Federal Income Tax Considerations Relating to the Prologis Notes

U.S. Holders

  Taxation of Interest, Discount and Premium on Prologis Notes

        Generally, stated interest on the Prologis Notes will be taxed as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes. Special rules governing the treatment of discount and premium described below apply to the exchange offers.

        If the stated redemption price at maturity amount of any Prologis Note exceeds the issue price (as defined below) of the note by more than a de minimis amount (which is generally 1/4 of one percent of the principal amount multiplied by the number of complete years to maturity), the excess will constitute original issue discount for U.S. federal income tax purposes. Each holder of a Prologis Note that is issued with original issue discount would be required to include the discount in ordinary income as interest for U.S. federal income tax purposes as it accrues in accordance with a constant yield method based upon a compounding of interest, before receiving cash to which that interest income is attributable. Your tax basis in the Prologis Notes will be increased by the amount of original issue discount includible in your gross income as it accrues.

        If the Prologis Notes are received in exchange for Liberty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date, the issue price of such Prologis Notes will equal the issue price of your Liberty Notes exchanged, and therefore such Prologis Notes will not have original issue discount as a result of the exchange.

        If the Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date are not treated as part of the same issuance as the Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date and will be publicly traded, within the meaning of the applicable Treasury Regulations, or such Prologis Notes will not be publicly traded but the applicable Liberty Notes are publicly traded, the issue price of such Prologis Notes will be the fair market value of such publicly traded notes excluding the amount of pre-issuance accrued interest on such Prologis Notes. If the Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date are not treated as part of the same issuance as the Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date and neither such Prologis Notes nor the applicable Liberty Notes are publicly traded, the issue price of such Prologis Notes will equal their principal amount. A debt instrument is not treated as "publicly traded" for this purpose if the outstanding principal amount of the issue that includes that debt instrument does not exceed $100 million. Debt instruments that are part of an issuance in excess of $100 million, will be treated as traded on an established market, and therefore as "publicly traded" for these purposes, if, at any time during the 31-day period ending 15 days after the issue date of such debt instruments (i.e., the exchange date), (a) a "sales price" for an executed purchase of the debt instrument appears on a medium that is made available to issuers of debt instruments, persons that regularly purchase or sell debt instruments, or persons that broker purchases or sales of debt instruments; (b) a "firm" price quote for the debt instrument is available from at least one broker, dealer or pricing service for property and the quoted price is substantially the same as the price for which the person receiving the quoted price could purchase or sell the property; or (c) there are one or more "indicative" quotes available from at least one broker, dealer or pricing service for property. While it is not entirely clear, Prologis OP expects that both the Liberty Notes and Prologis

Notes will likely be treated as "publicly traded" for this purpose. However, because Prologis OP intends to determine the issue price of the Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date after such Prologis Notes are exchanged for Liberty Notes, Prologis OP cannot know the issue price of such Prologis Notes before the exchange date. Also, because Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date may have a different issue price (i.e., the issue price described above) than Prologis Notes received in exchange for Liberty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date (i.e., the issue price of the Liberty Notes exchanged), they may be treated as part of a different issuances with different fundamental tax characteristics (including original issue discount and yield) and as such, may receive different CUSIP numbers. These rules are complex and you should consult your tax advisor regarding the determination of the issue price of the Prologis Notes. We expect to provide information about the position we will adopt regarding the issue price of the Prologis Notes on our website no later than 90 days following the date of the adoption of the Proposed Amendments.

        If your tax basis in a Prologis Note received in exchange for Liberty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date immediately after the exchange exceeds its face amount, you will be considered to have acquired such Prologis Note with "amortizable bond premium" equal in amount to that excess. You may elect to amortize the premium by offsetting against the interest otherwise required to be included in income in respect of the Prologis Note during any taxable year the allocable portion of such premium, determined under the constant yield method over the remaining term. In that case, your basis in such Prologis Note will be reduced by the amount of bond premium offset against interest. An election to amortize bond premium will apply to all taxable debt obligations that you then own and thereafter acquire and may be revoked only with the consent of the IRS.

        The rules concerning original issue discount and amortizable bond premium are complex, and you are urged to consult your own tax advisor to determine how, and to what extent, any discount or premium will be included in your income or amortized and as to the desirability, mechanics and consequences of making any elections in connection therewith in connection with your particular circumstances.

  Sale, Exchange or Other Disposition of Prologis Notes

        When you sell or otherwise dispose of a Prologis Note (including a retirement or redemption) in a taxable transaction, you generally will recognize taxable gain or loss equal to the difference, if any, between:

  •
  the cash and the fair market value of any property received, less any amount attributable to accrued interest, which to the extent you have not previously included the accrued interest in income, will be taxable in the manner described under "—U.S. Holders—Taxation of Interest, Discount and Premium on Prologis Notes"; and

  •
  your adjusted tax basis in a Prologis Note.

        As described above, your adjusted tax basis in a Prologis Note received in exchange for Liberty Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date will generally equal its issue price, increased by any original issue discount included in your income with respect to the note and decreased by the amount of any payment other than stated interest with respect to the note and by the amount of any amortized bond premium. Your adjusted tax basis in a Prologis Note received in exchange for a Liberty Note that was validly tendered (and not validly withdrawn) before the Early Expiration Date will equal your adjusted basis in such Liberty Note prior to the exchange, again increased by any original issue discount included in your income with respect to the note and decreased by the amount of any payment other than stated interest with respect to the note and by the amount of any amortized bond premium. Gain or loss realized on the sale or other disposition of a Prologis Note will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. You are urged to consult your own tax advisors regarding the treatment of capital gains, which may be taxed at lower rates than ordinary income for taxpayers who are not corporations, and losses, the deductibility of which is subject to limitations.

Non-U.S. Holders

  Taxation of Interest

        Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal income and withholding tax will not apply to payments of interest on the Prologis Notes if such interest is not effectively connected with your conduct of a trade or business in the United States, you properly certify as to your foreign status as described below and:

  •
  you do not actually or constructively own 10% or more of Prologis OP's capital or profits interests,

  •
  you are not a controlled foreign corporation that is related to Prologis OP within the meaning of the Code and

  •
  you are not a bank receiving interest on an extension of credit made in the ordinary course of your trade or business.

        Payments made to a non-U.S. holder which are attributable to original issue discount will generally be treated in the same manner as payments of interest.

        The exemption from withholding and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable to Prologis OP or its paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to Prologis OP or its paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to Prologis OP or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If you cannot satisfy the requirements described above, payments of interest made to you generally will be subject to U.S. federal withholding tax at a rate of 30%, unless you provide to Prologis OP or its paying agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable claiming an exemption from or a reduction of withholding under the benefit of a U.S. income tax treaty or you provide a properly executed IRS Form W-8ECI claiming that the payments of interest are effectively connected with your conduct of a trade or business in the United States.

  Sale, Exchange or Other Disposition of Prologis Notes

        You will generally not be subject to U.S. federal income tax on any gain recognized on a sale, exchange, redemption or repayment of a Prologis Note (other than any amount representing accrued but unpaid interest, which will be treated as such) unless (1) the gain is effectively connected with your conduct of a U.S. trade or business income, and, if a U.S. income tax treaty applies, is generally attributable to a U.S. "permanent establishment" you maintain (in which case the branch profits tax may also apply to a corporate non-U.S. holder), or (2) you are an individual who is present in the

United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.

Backup Withholding and Information Reporting

  U.S. Holders

        Interest payments (including original issue discount) made on, or the proceeds of the sale or other disposition of, Liberty Notes or Prologis Notes will be subject to information reporting. Additionally, the receipt of these payments will be subject to backup withholding of U.S. federal income tax if the recipient of those payments fails to supply an accurate taxpayer identification number or otherwise fails to establish an exemption or comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the U.S. holder's U.S. federal income tax, provided that the required information is furnished to the IRS.

  Non-U.S. Holders

        Payments to you of interest (including original issue discount) on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.

        Backup withholding of U.S. federal income tax generally will not apply to payments of interest (including original issue discount) on a note to you if the statement described above in "—U.S. Federal Income Tax Considerations Relating to the Prologis Notes—Non-U.S. Holders—Taxation of Interest" is duly provided by you or you otherwise establish an exemption, provided that Prologis OP does not have actual knowledge or reason to know that you are a U.S. person.

        Payment of the proceeds of a sale of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it is a:

  •
  United States person,

  •
  foreign person that derives 50% or more of its gross income for certain periods from the conduct of trade or business in the United States,

  •
  controlled foreign corporation for U.S. federal income tax purposes or

  •
  foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

        Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS.

FATCA Withholding

        Pursuant to the Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder ("FATCA"), a U.S. withholding tax at the rate of 30% is imposed on payments of interest made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest payments on the notes as a result of a Holder's failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither Prologis OP nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the Prologis Notes.

Holders Not Exchanging in the Exchange Offers

        As described above, under general principles of tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under the Treasury Regulations, the modification of a debt instrument is a "significant" modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are "economically significant." Whether holders that do not exchange their Liberty Notes in the appropriate exchange offers are treated as exchanging, for U.S. federal income tax purposes, their Liberty Notes for new Liberty Notes as a result of the adoption of the proposed modifications to the Liberty Notes (see "the Proposed Amendments") depends on whether these transactions result in a "significant" modification of the existing Liberty Notes. The Treasury Regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define "customary accounting or financial covenants." In the case of the adoption of the Proposed Amendments, although the issue is not free from doubt, Prologis OP intends to treat the adoption of such amendments as not constituting a significant modification of the terms of the Liberty Notes for U.S. federal income tax purposes, in which case a U.S. holder would not recognize any gain or loss and such U.S. holder should continue to have the same tax basis and holding period with respect to such notes as it had before the adoption of the Proposed Amendments.

        If the adoption of the Proposed Amendments were treated as a significant modification of the terms of the Liberty Notes, however, a non-exchanging U.S. holder of such notes would be treated, for U.S. federal income tax purposes, as having exchanged its Liberty Notes for new Liberty Notes. In that event, a non-exchanging U.S. holder would recognize capital gain or loss in an amount equal to the difference between the U.S. holder's adjusted tax basis in the Liberty Notes and the issue price of the new Liberty Notes deemed received in exchange therefor, provided that any such gain attributable to accrued but unrecognized market discount would be subject to tax as ordinary income. The deductibility of capital losses is subject to limitations. In addition, a non-exchanging U.S. holder would recognize ordinary interest income on the amount of accrued and unpaid interest on such Liberty Notes that such holder has not previously included in income, although such amount will not be again included in income when actually paid. The non-exchanging U.S. holder's holding period in such new Liberty Notes would begin the day after the effective date of the Proposed Amendments, and the non-exchanging U.S. holder's basis in the new Liberty Notes would generally equal their issue price.

        A non-U.S. holder who does not exchange the Liberty Notes in the exchange offers will be subject to the same rules as those discussed above with respect to non-exchanging U.S. holders for purposes of determining whether the Proposed Amendments give rise to a deemed exchange. In the event that such Proposed Amendments are considered to result in a deemed taxable exchange, a non-U.S. holder will generally be taxed on any gain realized on the exchange only under the circumstances described above under "—Non-U.S. Holders of Liberty Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date—Exchange Offers."

        Holders are urged to consult their tax advisors as to the amount, timing and character of any income, gain or loss that would be recognized for U.S. federal income tax purposes in the case of a deemed exchange and the possibility of the new Liberty Notes being treated as issued with original issue discount or premium.

Prologis' Qualification and Taxation as a REIT

        General.    Prologis elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. Prologis believes that it has been organized and has operated in a manner that allows it to qualify for taxation as a REIT under the Code commencing with its taxable year ending December 31, 1997, and Prologis currently intends to continue to be organized and operate in this manner. However, Prologis' qualification and taxation as a REIT depend upon its ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Prologis' tax counsel. Accordingly, the actual results of Prologis' operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that Prologis has operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and those rules and Treasury Regulations.

        Provided Prologis qualifies for taxation as a REIT, it generally will not be required to pay federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a "C corporation." Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. Prologis will, however, be required to pay federal income tax as follows:

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  First, Prologis will be required to pay tax at the corporate rate on any undistributed "REIT taxable income," including undistributed net capital gains.

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  Second, if Prologis has (1) net income from the sale or other disposition of "foreclosure property" held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, Prologis will be required to pay tax at the corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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  Third, Prologis will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  Fourth, if Prologis fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, Prologis will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of its gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect Prologis' profitability.

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  Fifth, if Prologis fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and Prologis nonetheless maintains its REIT qualification because of specified cure provisions, Prologis will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused Prologis to fail such test.

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  Sixth, if Prologis fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, Prologis may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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  Seventh, Prologis will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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  Eighth, if Prologis acquires any asset from a corporation that is or has been a C corporation in a transaction in which Prologis' initial basis in the asset is less than the fair market value of the asset at the time Prologis acquires the asset, and Prologis subsequently recognizes gain on the disposition of the asset during the applicable recognition period, then Prologis will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) Prologis' adjusted basis in the asset, in each case determined as of the date on which Prologis acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury Regulations then in effect.

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  Ninth, Prologis' subsidiaries that are C corporations, including its "taxable REIT subsidiaries," generally will be required to pay federal corporate income tax on their taxable income. See "—Ownership of Interests in Taxable REIT Subsidiaries."

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  Tenth, Prologis OP and Prologis' other subsidiaries that are classified as partnerships for U.S. federal income tax purposes may be required to pay tax, penalties and interest in connection with an income tax audit. See "Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies—Partnership Audit Rules."

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  Eleventh, Prologis will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," "excess interest" or "redetermined TRS service income." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of Prologis to any of Prologis' tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of Prologis for amounts paid to Prologis that are in excess of the amounts that would have been deducted based on arm's length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary attributable to services provided to Prologis or on its behalf that is less than the income that the taxable REIT subsidiary would have earned from such services based on arm's length negotiations. See "—Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income" below.

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  Twelfth, if Prologis fails to comply with the requirement to send annual letters to its stockholders requesting information regarding the actual ownership of its stock and the failure is not due to reasonable cause or is due to willful neglect, Prologis will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;

          (3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

          (4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, (as defined in the Code to include certain entities) during the last half of each taxable year; and

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.

        For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a "look-through" exception applies with respect to pension funds.

        Prologis believes that it has been organized, has operated and has issued sufficient shares of capital stock with sufficient diversity of ownership to allow it to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, Prologis' charter provides for restrictions on the ownership and transfer of its shares intended to assist Prologis in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that Prologis will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If Prologis fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. If, however, Prologis complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and Prologis does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, Prologis will be treated as having met this requirement. See the section below entitled "—Failure to Qualify."

        In addition, Prologis may not maintain its status as a REIT unless its taxable year is the calendar year. Prologis has and intends to continue to have a calendar taxable year.

        Ownership of a Partnership Interest.    Prologis owns and operates one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury Regulations provide that if Prologis is a partner in a partnership, it will be deemed to own its proportionate share of the assets of the partnership based on Prologis' interest in the partnership's capital, subject to special rules relating to the 10% asset test described below. Prologis also will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in Prologis' hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which Prologis directly or indirectly owns an interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. Thus, Prologis' proportionate share of the assets and items of income of Prologis OP, including Prologis OP's share of these items for any partnership in which Prologis OP owns an interest, are treated as Prologis' assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships is provided below in "—Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies."

        Prologis has direct control of Prologis OP and indirect control of some of its subsidiary partnerships, and Prologis intends to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, Prologis is a limited partner in certain partnerships. If a partnership in which Prologis owns an interest takes or expects to take actions that could jeopardize Prologis' status as a REIT or require it to pay tax, Prologis may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership could take an action that could cause Prologis to fail a REIT income or asset test, and that Prologis would not become aware of such action in time to dispose of its interest in the partnership or take other corrective action on a timely basis. In that case, Prologis could fail to qualify as a REIT unless it was entitled to relief, as described below. See "—Failure to Qualify" below. The treatment described in this paragraph also applies with respect to Prologis' ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal income tax purposes.

        Ownership of Interests in Qualified REIT Subsidiaries.    Prologis owns 100% of the stock of a number of corporate subsidiaries that it believes will be treated as qualified REIT subsidiaries under the Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if Prologis own 100% of its stock and it is not a "taxable REIT subsidiary," as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as Prologis' assets, liabilities and such items (as the case may be) for all purposes under the Code, including the REIT qualification tests. For this reason, references in this discussion to Prologis' income and assets include the income and assets of any qualified REIT subsidiary it owns. A qualified REIT subsidiary is not required to pay federal income tax, and Prologis' ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under "—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    Prologis' taxable REIT subsidiaries are corporations other than REITs and qualified REIT subsidiaries in which it directly or indirectly holds stock, and that have made a joint election with Prologis to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of Prologis' taxable REIT subsidiaries owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, Prologis' taxable REIT subsidiaries may be limited in their ability to deduct interest expenses as described below under "—Limitation on Deductibility of Business Interest.". Prologis currently holds an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Prologis' ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests, but will be subject to the 20% asset test, described below under "—Asset Tests."

        Affiliated REITs.    Prologis owns interests in certain corporate subsidiaries which have elected to be taxed as REITs. Provided each of these subsidiary REITs qualifies as a REIT, Prologis' interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by Prologis from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on Prologis' ability to comply with the REIT income and asset tests, and thus could impair its ability to qualify as a REIT.

        Income Tests.    Prologis must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year, Prologis must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, Prologis must derive at least 95% of its gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains) from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing. For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents Prologis receives from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

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  The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount Prologis receives or accrues generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  Prologis, or an actual or constructive owner of 10% or more of Prologis' stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which Prologis owns stock possessing more than 50% of the voting power or more than 50% of the total value;

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  Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as "rents from real property;" and

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  Prologis generally must not operate or manage its property or furnish or render services to its tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom Prologis derives no revenue. Prologis may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, Prologis may employ a taxable REIT subsidiary, which may be wholly or partially owned by Prologis, to provide both customary and non-customary services to its tenants without causing the rent Prologis receives from those tenants to fail to qualify as "rents from real property." Any amounts Prologis receives from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        Prologis generally does not intend to take, and as the general partner of Prologis OP, does not intend to permit Prologis OP to take, actions Prologis believes will cause it to fail to satisfy any of the rental conditions described above. However, Prologis may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize its tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, Prologis has not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with Prologis' determinations of value.

        From time to time, Prologis may enter into hedging transactions with respect to one or more of its assets or liabilities. Prologis' hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction was entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction was entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as non-qualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term "hedging transaction," as used above, generally means (A) any transaction Prologis enters into in the normal course of its business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by Prologis to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain) and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that Prologis does not properly identify such transactions as hedges or Prologis hedges with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Prologis intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        Prologis has made investments in certain entities located outside the United States, and from time to time Prologis may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause Prologis to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, Prologis anticipated that any foreign currency gain it recognized relating to rents it receives from any property located outside of the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.

        Prologis' taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to Prologis, but, to the extent its taxable REIT subsidiaries pay dividends, Prologis generally will derive its allocable share of such dividend income through its interest in Prologis OP. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. Prologis OP may provide certain management or administrative services to Prologis' taxable REIT subsidiaries. In addition, certain of Prologis' subsidiaries receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees Prologis derives as a result of the provision of such services will be non-qualifying income to Prologis under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by the subsidiaries receiving fees, Prologis' taxable REIT subsidiaries and Prologis OP. Prologis will monitor the amount of the dividend income from its taxable REIT subsidiaries and the fee income (received by certain subsidiaries) described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent Prologis from violating a REIT income test.

        Prologis believes that the aggregate amount of its non-qualifying income, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. If Prologis fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. Prologis generally may make use of the relief provisions if:

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  following its identification of the failure to meet the 75% or 95% gross income tests for any taxable year, Prologis files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  its failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances Prologis would be entitled to the benefit of these relief provisions. For example, if Prologis fails to satisfy the gross income tests because non-qualifying income that it intentionally accrues or receives exceeds the limits on non-qualifying income, the IRS could conclude that its failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, Prologis will not qualify as a REIT. As discussed above in "—Prologis' Qualification and Taxation as a REIT—General," even if these relief provisions apply, and Prologis retains its status as a REIT, a tax would be imposed with respect to its non-qualifying income. Prologis may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of its income.

        Prohibited Transaction Income.    Any gain Prologis recognizes (including any net foreign currency gain) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by its qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect Prologis' ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. A sale of property will not be treated as a prohibited transaction if the sale meets the requirements of safe harbor provisions contained in the Code. Prologis intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with its investment objectives. Prologis does not believe that any of its sales were prohibited transactions, but it may not always meet the safe harbor requirements described above. The IRS may contend that one or more of these sales is subject to the 100% penalty tax.

        Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income.    Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income Prologis generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of Prologis' taxable REIT subsidiaries to any of Prologis' tenants, redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to Prologis that are in excess of the amounts that would have been deducted based on arm's length agreements, and redetermined TRS service income is income of a taxable REIT subsidiary attributable to services provided to Prologis or on its behalf that is less than the income that would have been earned from such services based on arm's length agreements. Rents Prologis receives will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code.

        Prologis intends to deal with its taxable REIT subsidiaries on a commercially reasonable arm's length basis, but it may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, Prologis would be required to pay a 100% penalty tax on the difference between an arm's length amount and the amount actually paid.

        Asset Tests.    At the close of each quarter of Prologis' taxable year, it must also satisfy certain tests relating to the nature and diversification of its assets. First, at least 75% of the value of Prologis' total assets, including assets held by its qualified REIT subsidiaries and its allocable share of the assets held by the partnerships and limited liability companies in which it owns an interest, must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date Prologis receives such proceeds. For taxable years beginning after December 31, 2015, the term "real estate assets" also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

        Second, not more than 25% of the value of Prologis' total assets may be represented by securities, other than those securities included in the 75% asset test.

        Third, of the investments included in the 25% asset class, and except for investments in other REITs, Prologis' qualified REIT subsidiaries and its taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of Prologis' total assets, and Prologis may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the "straight debt" safe harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of Prologis' interest in the assets of a partnership or limited liability company in which it owns an interest will be based on its proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        Fourth, not more than 20% of the value of Prologis' total assets may be represented by the securities of one or more taxable REIT subsidiaries. Through Prologis OP, Prologis owns an interest in several corporations which have jointly elected or will jointly elect with Prologis to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which have also become taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, Prologis will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to its ownership of their securities. Prologis may acquire securities in other taxable REIT subsidiaries in the future. Prologis believes that the aggregate value of its taxable REIT subsidiaries has not exceeded and will not exceed 20% of the aggregate value of its gross assets. Prior to the election to treat these corporations as its taxable REIT subsidiaries, Prologis did not own more than 10% of the voting securities of these corporations. In addition, Prologis believes that prior to the election to treat these corporations as its taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by Prologis did not, in any case, exceed 5% of the total value of its assets. With respect to each issuer in which Prologis currently own securities that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Prologis believes that the value of the securities of each issuer does not exceed 5% of the total value of its assets and its ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will agree with Prologis' determinations of value.

        Fifth, not more than 25% of the value of Prologis' total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the treatment of debt instruments of publicly offered REITs as real estate assets, as described above.

        The asset tests must be satisfied at the close of each quarter of Prologis' taxable year in which it (directly or through its qualified REIT subsidiaries, partnerships or limited liability companies) acquires securities in the applicable issuer, and also at the close of each quarter of Prologis' taxable year in which it increases its ownership of securities of such issuer, including as a result of increasing its interest in Prologis OP or other partnerships and limited liability companies that own such securities, or acquire other assets. For example, Prologis' indirect ownership of securities of each issuer will increase as a result of its capital contributions to Prologis OP or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, Prologis will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If Prologis fails to satisfy an asset test because it acquires securities or other property during a quarter, Prologis may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in Prologis' interests in Prologis OP or any other partnership or limited liability company in which it directly or indirectly owns an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.

        Certain relief provisions may be available to Prologis if it discovers a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Prologis will be deemed to have met the 5% and 10% asset tests if the value of its non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter or (b) $10,000,000, and (2) Prologis disposes of the non-qualifying assets or otherwise satisfies such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, Prologis may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow Prologis to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS.

        Although Prologis believes that it has satisfied the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that its efforts will always be successful, or will not require a reduction in Prologis OP's overall interest in an issuer. If Prologis fails to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, Prologis would cease to qualify as a REIT. See "—Failure to Qualify" below.

        Annual Distribution Requirements.    To maintain its qualification as a REIT, Prologis is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

  •
  90% of its "REIT taxable income," and

  •
  90% of its after tax net income, if any, from foreclosure property; minus

  •
  the excess of the sum of certain items of its non-cash income over 5% of "REIT taxable income" as described below.

        Prologis' "REIT taxable income" is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        In addition, if Prologis disposes of any asset it acquired from a corporation which is or has been a C corporation in a transaction in which Prologis' initial basis in the asset is less than the fair market value of the asset at the time it acquires the asset, and such disposition occurs within five years from the date of acquisition of such asset, Prologis would be required to distribute at least 90% of the after-tax gain, if any, it recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date Prologis acquired the asset over (b) Prologis' adjusted basis in the asset on the date it acquired the asset.

        Prologis generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by Prologis and received by its stockholders on December 31 of the year in which they are declared. In addition, at Prologis' election, a distribution will be treated as paid in a taxable year if it is declared before Prologis timely files its tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to Prologis' stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of Prologis' 90% distribution requirement. To the extent that Prologis does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, Prologis will be required to pay tax on the undistributed amount at the regular corporate tax rate. Prologis believes it has made, and intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In this regard, Prologis OP's partnership agreement authorizes Prologis, as general partner, to take such steps as may be necessary to cause Prologis OP to distribute to its partners an amount sufficient to permit Prologis to meet these distribution requirements.

        Prologis expects that its "REIT taxable income" will be less than its cash flow because of depreciation and other non-cash charges included in computing its "REIT taxable income." Accordingly, Prologis anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, Prologis may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining its taxable income. If these timing differences occur, Prologis may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under some circumstances, Prologis may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to its stockholders in a later year, which it may include in its deduction for dividends paid for the earlier year. Thus, Prologis may be able to avoid being taxed on amounts distributed as deficiency dividends. However, Prologis will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

        Furthermore, Prologis will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.

        Like-Kind Exchanges.    Prologis has in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Prologis to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Earnings and Profits Distribution Requirement.    A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Prologis'

failure to comply with this rule would require Prologis to pay a "deficiency dividend" to its stockholders, and interest to the IRS, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of Prologis' REIT status. See "—Failure to Qualify."

        Limitation on Deductibility of Business Interest.    Under new legislation, the deduction for net business interest is generally limited to 30% of the borrower's adjusted taxable income (excluding non-business income, net operating losses, business interest income, and, for taxable years beginning before January 1, 2022, computed without regard to depreciation and amortization). This limitation on the deductibility of net business interest could result in additional taxable income for Prologis and its U.S. subsidiaries that are C corporations, including its taxable REIT subsidiaries, unless Prologis and its subsidiaries qualify as real estate companies and elect not to be subject to such limitation in exchange for using longer depreciation periods than may otherwise be available.

  Failure to Qualify

        Specified cure provisions will be available to Prologis in the event that it violates a provision of the Code that would result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

        If Prologis fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, Prologis will be required to pay tax on its taxable income at the corporate rate. Distributions to stockholders in any year in which Prologis fails to qualify as a REIT will not be deductible by Prologis, and Prologis will not be required to distribute any amounts to its stockholders. As a result, Prologis anticipates that its failure to qualify as a REIT would reduce the cash available for distribution its stockholders. In addition, if Prologis fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of Prologis' current and accumulated earnings and profits. In this event, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Prologis will also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances Prologis would be entitled to this statutory relief.

  Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies

        General.    Substantially all of Prologis' investments are held indirectly through Prologis OP and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. Prologis will include in its income its proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of Prologis' REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, Prologis will include its proportionate share of assets held by Prologis OP and its subsidiary partnerships and limited liability companies.

        Entity Classification.    Prologis' ownership of an interest in Prologis OP involves special tax considerations, including the possibility that the IRS might challenge the status of Prologis OP or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If Prologis OP or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of Prologis' assets and items of gross income would change and could prevent Prologis from satisfying the asset tests and possibly the income tests. This, in turn, could prevent Prologis from qualifying as a REIT. In addition, a change in the tax status of Prologis OP or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, Prologis might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for federal income tax purposes unless it elects otherwise.

        An entity that is otherwise classified as a partnership may be treated as a corporation if it is deemed to be a "publicly traded partnership." A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations provide safe harbors under which the interests in a partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). In addition, a publicly traded partnership will not be treated as a corporation for tax purposes if 90% or more of its gross income consists of "qualifying income." Qualifying income generally includes rents from real property, gain from the sale of real property, and other income that would satisfy the 95% gross income test applicable to REITs as described above. Prologis expects Prologis OP and the subsidiary partnerships and limited liability companies to qualify for one or more exemptions from treatment as a corporation under the publicly traded partnership rules. Consequently, Prologis believes that Prologis OP and the subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for federal income tax purposes. No assurance can be given, however, that the IRS would not assert that Prologis OP or a subsidiary partnership or limited liability company constitutes a publicly traded partnership or that facts and circumstances will not develop which could result in Prologis OP or a subsidiary partnership or limited liability company being treated as a publicly traded partnership that is treated as a corporation for federal tax purposes.

        Allocations of Income, Gain, Loss and Deduction.    The net proceeds from Prologis' issuance of any preferred stock will be contributed to Prologis OP in exchange for its preferred limited partnership units. In addition, to the extent Prologis issues preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., Prologis will contribute substantially all of such units to Prologis OP in exchange for additional preferred limited partnership units in Prologis OP. In each case, Prologis OP's partnership agreement will provide for preferred distributions of cash and preferred allocations of income to Prologis with respect to these newly issued preferred units. As a consequence, Prologis will receive distributions from Prologis OP that Prologis will use to pay dividends on substantially all of the shares of preferred stock that it issues before any of the other partners in Prologis OP (other than a holder of preferred units, if such units are not then held by Prologis) receive a distribution.

        In addition, if necessary, income will be specially allocated to Prologis, and losses will be allocated to the other partners of Prologis OP, in amounts necessary to ensure that the balance in Prologis' capital account will at all times be equal to or in excess of the amount Prologis is required to pay on the preferred stock then issued by Prologis upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in Prologis OP. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in Prologis OP in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of Prologis OP's assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize Prologis' and the limited partners' per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to Prologis and to unitholders that were performance investors.

        Certain limited partners have agreed to guarantee debt of Prologis OP, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of Prologis OP to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of Prologis OP.

        If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated according to the partners' or members' interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Prologis OP's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

        Tax Allocations With Respect to the Properties.    Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Prologis OP was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of Prologis OP, additional appreciated property has been contributed to it in exchange for partnership interests in Prologis OP. The Prologis OP partnership agreement requires that allocations of income, gain, loss and deduction attributable to these appreciated properties be made in a manner consistent with Section 704(c) of the Code.

        Treasury Regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. Prologis and Prologis OP have agreed to use the "traditional method" to account for book-tax differences for the properties initially contributed to Prologis OP and for some assets acquired subsequently. Under the "traditional method," which is the least favorable method from Prologis' perspective, the carryover basis of contributed interests in the properties in the hands of Prologis OP (i) could cause Prologis to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to Prologis if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause Prologis to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to Prologis as a result of such sale, with a corresponding benefit to the other partners in Prologis OP. An allocation described in (ii) above might cause Prologis or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect Prologis' ability to comply with the REIT distribution requirements. See "—Prologis' Qualification and Taxation as a REIT." To the extent Prologis' depreciation is reduced, or its gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. Prologis and Prologis OP have not yet decided what method will be used to account for book-tax differences for properties to be acquired by Prologis OP in the future.

        Any property acquired by Prologis OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

        Partnership Audit Rules.    The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which Prologis directly or indirectly invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and Prologis, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though Prologis, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

  Other Tax

        Prologis may be subject to state or local taxation in various state or local jurisdictions, including those in which Prologis transacts business. Prologis' state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

        Subject to the following discussion, the Prologis Notes may be acquired in the applicable exchange offers and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and entities that are deemed to hold the assets of such plans (collectively, "ERISA Plans") or by an individual retirement account or other plan subject to Section 4975 of the Code (together with ERISA Plans, "Plans"). A fiduciary of an ERISA Plan must determine that the acquiring and holding of a Prologis Note is consistent with its fiduciary duties under ERISA. The fiduciary of a Plan or a non-U.S. plan, governmental plan or certain church plans subject to laws similar to ERISA and Section 4975 of the Code law must also determine that its acquisition and holding of Prologis Notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law.

Representation

        By acquiring a Prologis Note (or interest therein), each acquirer and transferee is deemed to represent and warrant that either (i) it is not acquiring the Prologis Note (or interest therein) with the assets of a Plan or (ii) the acquisition and holding of the Prologis Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Prologis Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar law to such investment and whether an exemption would be applicable to the purchase and holding of the Prologis Notes.

 LEGAL MATTERS

        Certain legal matters in connection with this offering, including the validity of the issuance of the notes, will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the dealer managers by Sidley Austin LLP, New York, New York.

EXPERTS

Prologis

        The consolidated financial statements and financial statement schedule III of Prologis and Prologis OP and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting of Prologis as of December 31, 2018 have been incorporated by reference herein and in reliance upon the reports of KPMG LLP, independent registered public accounting firm, whose reports are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

DCT

        The consolidated financial statements of DCT and DCT Industrial Operating Partnership LP (referred to herein as "DCT OP") for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of DCT's internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein from Prologis' Current Report on Form 8-K/A, filed on August 24, 2018, have been so incorporated in reliance on the report of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

Liberty

        The consolidated financial statements of Liberty Property Trust and Liberty Property Limited Partnership appearing in the Liberty Property Trust and Liberty Property Limited Partnership Current Report (Form 8-K) filed November 25, 2019 (including the schedule appearing therein), and the effectiveness of Liberty Property Trust's and Liberty Property Limited Partnership's internal control over financial reporting as of December 31, 2018 appearing in Liberty Property Trust's and Liberty Property Limited Partnership's 2018 Annual Report (Form 10-K) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        On October 27, 2019, Prologis, Prologis OP, Prologis Merger Sub and Prologis OP Merger Sub (the terms "we," "our," or "us" mean Prologis and Prologis OP collectively) entered into a merger agreement with Liberty, Liberty OP and New Liberty Holdco, pursuant to which, subject to the terms and conditions set forth in the merger agreement: (i) an indirect wholly owned subsidiary of Liberty will merge with and into Liberty, with Liberty continuing as the surviving entity and an indirect wholly owned subsidiary of New Liberty Holdco (the "Company Merger"), (ii) thereafter, New Liberty Holdco will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis (the "Topco Merger"), (iii) thereafter, Prologis and its applicable subsidiaries and Prologis Merger Sub will cause all of the outstanding equity interests of Liberty to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to other subsidiaries of Prologis and (iv) thereafter, Prologis OP Merger Sub will merge with and into Liberty OP, with Liberty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the "Partnership Merger" and, collectively with the Company Merger and the Topco Merger, the "Mergers"). The combined company after the Mergers is herein referred to as the "Combined Company."

        Under the terms of the merger agreement, at the effective time of the Topco Merger, each issued and outstanding Liberty common share as of immediately prior to the Company Merger will be converted automatically into the right to receive 0.675 shares of Prologis common stock. At the effective time of the Partnership Merger, each issued and outstanding common unit of Liberty OP as of immediately prior to the Partnership Merger will be converted into 0.675 common units of Prologis OP. The 0.675 exchange ratio is fixed and will not be adjusted to reflect changes in the stock prices of Prologis common stock or Liberty common shares prior to closing. Changes in the price of Prologis common stock prior to the Mergers will affect the market value of the merger consideration that Liberty shareholders and Liberty OP unitholders will receive on the closing date of the Mergers. Subject to the approval by Liberty's shareholders and the other closing conditions described in this proxy statement/prospectus, the Mergers are expected to be consummated in early February 2020.

        Based on current information, it is expected that former Liberty shareholders will own approximately 14% and current Prologis stockholders will own approximately 86% of the issued and outstanding common stock of the Combined Company after consummation of the Mergers. After consideration of all applicable factors pursuant to the business combination accounting rules, we expect to treat the Mergers as an asset acquisition under United States Generally Accepted Accounting Principles and as a result the transaction costs will likely be capitalized to the basis of the acquired properties.

Pro forma Information

        The following Unaudited Pro Forma Condensed Combined Financial Statements combine the historical consolidated financial statements of Prologis, Liberty and DCT Industrial Trust Inc. ("Pro Forma Financial Statements"), including Pro Forma Balance Sheets and Statements of Income.

        On August 22, 2018, Prologis acquired DCT Industrial Trust Inc. At acquisition, DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP (collectively, "DCT") merged with and into Prologis and Prologis OP, respectively, which we refer to as the DCT Transaction. As DCT is not included in Prologis' consolidated results for the full year ended December 31, 2018, DCT is included in these Pro Forma Financial Statements. The Unaudited Pro Forma Condensed Combined Financial Statements of Prologis and Prologis OP at June 30, 2018 and for the six months ended June 30, 2018 and year ended December 31, 2017 for the DCT Transaction were filed with the Securities and Exchange Commission ("SEC") on August 24, 2018 within Exhibit 99.3 of Prologis' Current Report on

Form 8-K/A. These Pro Forma Financial Statements include the historical financial statement information and pro forma adjustments as if the DCT Transaction had occurred as of January 1, 2018. Both the DCT historical information and pro forma adjustments for the six months ended June 30, 2018 were used as a basis for calculating the financial statement information for the period from July 1, 2018 through the acquisition date of August 22, 2018, which is included in the DCT Pro Forma Adjustments column. The financial results of DCT are included in the consolidated Prologis financial statements beginning August 22, 2018.

        The accompanying Pro Forma Balance Sheets at September 30, 2019 have been prepared as if the Mergers had occurred as of September 30, 2019. The accompanying Pro Forma Statements of Income for the nine months ended September 30, 2019 and the year ended December 31, 2018 have been prepared as if the Mergers and the DCT Transaction had occurred as of January 1, 2018.

        During the period from January 1, 2018 to September 30, 2019, Prologis, Liberty and DCT acquired and disposed of various real estate assets. Other than the DCT Transaction, none of the assets acquired and disposed of by the respective companies during this period, individually or in the aggregate, or acquisitions and dispositions considered probable of closing as of the date of this proxy statement/prospectus, exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Income for the nine months ended September 30, 2019 and the year ended December 31, 2018 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2018.

        Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are referred to in this section as the accompanying notes.

        The pro forma adjustments and the purchase price allocation as presented are based on estimates and certain information that is currently available. Under acquisition accounting, the total cost or total consideration exchanged is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed, including an allocation to the individual buildings, land and lease intangibles, on a relative fair value basis. The total consideration and assignment of fair values to Liberty's assets and liabilities has not been finalized and is subject to change and the actual amounts at the time the Mergers are completed could vary materially from this pro forma information.

        The pro forma information has been prepared in accordance with the rules and regulations of the SEC. All significant adjustments that can be factually supported, are directly attributable to the Mergers and the DCT Transaction and are expected to have a continuing impact within the SEC regulations covering the preparation of pro forma financial statements, have been made. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the combined operating results or financial position that would have occurred if such transactions had been consummated on the dates and in accordance with the assumptions described herein, nor is it necessarily indicative of future operating results or financial position.

        You are urged to read the pro forma information below together with Prologis', Liberty's and DCT's publicly available historical consolidated financial statements and accompanying notes.

Merger Consideration

        For purposes of the Unaudited Pro Forma Condensed Combined Financial Statements, Prologis has assumed a preliminary total purchase price of approximately $9.8 billion for the Mergers, which consists of Prologis common stock and Prologis OP common units issued in exchange for the Liberty common shares and Liberty OP common units (in millions, except price per share/unit):

Number of Liberty shares and units to be converted to Prologis shares and units at September 30, 2019(1)	109.31
Multiplied by price of Prologis common stock on December 16, 2019(2)	$88.36

Estimated fair value of Prologis common shares and units to be issued	$9,659
Estimated transaction costs(3)	115

Estimated aggregate consideration	$9,774

(1)
The Liberty shareholders and Liberty OP unitholders will receive 0.675 of a newly issued share of Prologis common stock and Prologis OP common unit, respectively, for each Liberty common share or common unit that they owned.

(2)
The estimated purchase price is based on the closing price of Prologis common stock on December 16, 2019, the latest practicable date prior to the date of this proxy statement/prospectus. Pursuant to accounting rules, the final purchase price will be based on the price of the Prologis common stock as of the closing date, and therefore, will be different from the amount shown above. Based on a sensitivity analysis, a change in the Prologis common stock price of 10% would result in an approximate $966 million change in the estimated aggregate consideration.

(3)
For purposes of the pro forma information, estimated transaction costs for the Mergers were included in the estimated aggregate consideration. These estimated transaction costs are expected to be approximately $115 million and include costs associated with investment banker advisory fees, legal fees, termination and severance and other costs. These costs will be capitalized by Prologis. Termination and severance costs for the acceleration of unvested Liberty common shares under Liberty's equity incentive plan that become fully vested at closing are included in the estimated fair value of Prologis common stock to be issued.

        The Unaudited Pro Forma Condensed Combined Financial Statements included herein do not give effect to any potential cost reductions or other operating efficiencies that we expect to result from the Mergers. Additionally, they do not include management's plans or intent after the Mergers.

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

September 30, 2019

(In thousands)

	Historical (A)
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	Liberty
ASSETS
Investments in real estate properties	$34,911,650	$6,805,875	$4,658,579	(B)	$46,376,104
Less accumulated depreciation	5,287,640	1,040,249	(1,040,249)	(C)	5,287,640

Net investments in real estate properties	29,624,010	5,765,626	5,698,828		41,088,464
Investments in and advances to unconsolidated entities	5,886,820	347,880	115,421	(D)	6,350,121
Assets held for sale or contribution	799,017	226,504	80,768	(E)	1,106,289

Net investments in real estate	36,309,847	6,340,010	5,895,017		48,544,874
Lease right-of-use assets	437,038	17,664	2,597	(F)	457,299
Cash and cash equivalents	1,024,994	605,465	—		1,630,459
Other assets	1,676,306	375,593	300,882	(G)	2,352,781

Total assets	$39,448,185	$7,338,732	$6,198,496		$52,985,413

LIABILITIES AND EQUITY
Liabilities:
Debt	$11,459,223	$3,031,267	$204,392	(H)	$14,694,882
Lease liabilities	432,122	18,379	2,616	(F)	453,117
Accounts payable and accrued expenses	808,898	157,404	—		966,302
Other liabilities	812,365	226,239	122,620	(I)	1,161,224

Total liabilities	13,512,608	3,433,289	329,628		17,275,525

Equity:
Stockholders' equity:
Series Q preferred shares	68,948	—	—		68,948
Common stock	6,317	158	912	(J)	7,387
Additional paid-in capital	25,693,652	4,145,822	5,415,861	(J)	35,255,335
Accumulated other comprehensive loss	(1,050,246)	(64,496)	64,496	(J)	(1,050,246)
Distributions in excess of net earnings	(2,201,461)	(238,629)	238,629	(J)	(2,201,461)

Total stockholders' equity	22,517,210	3,842,855	5,719,898		32,079,963
Noncontrolling interests	2,777,024	280	400	(K)	2,777,704
Limited partnership unitholders	641,343	62,308	148,570	(J)	852,221

Total equity	25,935,577	3,905,443	5,868,868		35,709,888

Total liabilities and equity	$39,448,185	$7,338,732	$6,198,496		$52,985,413

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the nine months ended September 30, 2019

(In thousands, except per share data)

	Historical (A)
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	Liberty
Revenues:
Rental	$2,107,961	$479,644	$1,588	(L)	$2,589,193
Strategic capital	393,416	7,018	—		400,434
Development management and other	3,228	2,099	—	(M)	5,327

Total revenues	2,504,605	488,761	1,588		2,994,954

Expenses:
Rental	550,070	118,250	—	(M)	668,320
Strategic capital	138,668	5,983	—		144,651
General and administrative	201,176	42,903	—	(M)	244,079
Depreciation and amortization	850,639	130,501	127,814	(N)	1,108,954
Other	9,643	2,712	—	(M)	12,355

Total expenses	1,750,196	300,349	127,814		2,178,359

Operating income before gains on real estate transactions, net	754,409	188,412	(126,226)		816,595
Gains on real estate transactions, net	535,717	21,125	—		556,842

Operating income	1,290,126	209,537	(126,226)		1,373,437
Other income (expense):
Earnings from unconsolidated entities, net	151,524	10,966	(2,395)	(O)	160,095
Interest expense	(179,873)	(76,644)	28,373	(P)	(228,144)
Interest and other income, net	12,876	12,446	—		25,322
Foreign currency and derivative gains, net	70,267	—	—		70,267
Losses on early extinguishment of debt, net	(16,086)	—	—		(16,086)

Total other income (expense)	38,708	(53,232)	25,978		11,454

Earnings before income taxes	1,328,834	156,305	(100,248)		1,384,891
Total income tax expense	53,230	1,449	—		54,679

Consolidated net earnings	1,275,604	154,856	(100,248)		1,330,212
Less net earnings attributable to noncontrolling interests	89,636	3,706	(2,167)	(Q)	91,175

Net earnings attributable to controlling interests	1,185,968	151,150	(98,081)		1,239,037
Less preferred stock dividends	4,498	—	—		4,498

Net earnings attributable to common stockholders	$1,181,470	$151,150	$(98,081)		$1,234,539

Weighted average common shares outstanding—Basic	630,356	148,532			737,305	(W)

Weighted average common shares outstanding—Diluted	654,818	149,383			764,125	(W)

Net earnings per share attributable to common stockholders—Basic	$1.87	$1.02			$1.67
Net earnings per share attributable to common stockholders—Diluted	$1.86	$1.01			$1.66

PROLOGIS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2018

(In thousands, except per share data)

	Historical (A)
				Liberty Pro Forma Adjustments		DCT Pro Forma Adjustments		Pro Forma Combined
	Prologis	Liberty	DCT*
Revenues:
Rental	$2,388,791	$596,736	$219,204	$17,172	(L)	$63,218	(R)	$3,285,121
Strategic capital	406,300	8,844	672	—		193		416,009
Development management and other	9,358	73,224	—	—	(M)	—		82,582

Total revenues	2,804,449	678,804	219,876	17,172		63,411		3,783,712

Expenses:
Rental	600,648	146,590	53,270	—	(M)	15,304		815,812
Strategic capital	157,040	8,130	—	—		—		165,170
General and administrative	238,985	59,194	20,288	—	(M)	5,829		324,296
Depreciation and amortization	947,214	194,312	83,499	182,408	(N)	75,513	(S)	1,482,946
Other	13,560	136,620	245	—	(M)	70		150,495

Total expenses	1,957,447	544,846	157,302	182,408		96,716		2,938,719

Operating income before gains on real estate transactions, net	847,002	133,958	62,574	(165,236)		(33,305)		844,993
Gains on real estate transactions, net	840,996	81,514	43,974	—		—		966,484

Operating income	1,687,998	215,472	106,548	(165,236)		(33,305)		1,811,477
Other income (expense):
Earnings from unconsolidated entities, net	298,260	21,382	2,166	(3,004)	(O)	(959)	(T)	317,845
Interest expense	(229,141)	(87,642)	(32,183)	39,075	(P)	5,070	(U)	(304,821)
Interest and other income (expense), net	14,663	6,832	(80)	—		(23)		21,392
Foreign currency and derivative gains, net	117,096		—	—		—		117,096
Losses on early extinguishment of debt, net	(2,586)	—	—	—		—		(2,586)

Total other income (expense)	198,292	(59,428)	(30,097)	36,071		4,088		148,926

Earnings before income taxes	1,886,290	156,044	76,451	(129,165)		(29,217)		1,960,403
Total income tax expense	63,330	7,258	221	—		64		70,873

Consolidated net earnings	1,822,960	148,786	76,230	(129,165)		(29,281)		1,889,530
Less net earnings attributable to noncontrolling interests	173,599	4,490	3,291	(2,792)	(Q)	(474)	(V)	178,114

Net earnings attributable to controlling interests	1,649,361	144,296	72,939	(126,373)		(28,807)		1,711,416
Less preferred stock dividends	5,935	—	—	—		—		5,935

Net earnings attributable to common stockholders	$1,643,426	$144,296	$72,939	$(126,373)		$(28,807)		$1,705,481

Weighted average common shares outstanding—Basic	567,367	147,275	93,956					735,712	(W)

Weighted average common shares outstanding—Diluted	590,239	148,221	93,981					763,209	(W)

Net earnings per share attributable to common stockholders—Basic	$2.90	$0.98	$0.77					$2.32
Net earnings per share attributable to common stockholders—Diluted	$2.87	$0.97	$0.77					$2.30

•
    DCT amounts reflect the six months ended June 30, 2018.

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

September 30, 2019

(In thousands)

	Historical (A)
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	Liberty
ASSETS
Investments in real estate properties	$34,911,650	$6,805,875	$4,658,579	(B)	$46,376,104
Less accumulated depreciation	5,287,640	1,040,249	(1,040,249)	(C)	5,287,640

Net investments in real estate properties	29,624,010	5,765,626	5,698,828		41,088,464
Investments in and advances to unconsolidated entities	5,886,820	347,880	115,421	(D)	6,350,121
Assets held for sale or contribution	799,017	226,504	80,768	(E)	1,106,289

Net investments in real estate	36,309,847	6,340,010	5,895,017		48,544,874
Lease right-of-use assets	437,038	17,664	2,597	(F)	457,299
Cash and cash equivalents	1,024,994	605,465	—		1,630,459
Other assets	1,676,306	375,593	300,882	(G)	2,352,781

Total assets	$39,448,185	$7,338,732	$6,198,496		$52,985,413

LIABILITIES AND CAPITAL
Liabilities:
Debt	$11,459,223	$3,031,267	$204,392	(H)	$14,694,882
Lease liabilities	432,122	18,379	2,616	(F)	453,117
Accounts payable and accrued expenses	808,898	157,404	—		966,302
Other liabilities	812,365	226,239	122,620	(I)	1,161,224

Total liabilities	13,512,608	3,433,289	329,628		17,275,525

Capital:
Partners' capital	23,158,553	3,905,163	5,868,468	(J)	32,932,184
Noncontrolling interests	2,777,024	280	400	(K)	2,777,704

Total capital	25,935,577	3,905,443	5,868,868		35,709,888

Total liabilities and capital	$39,448,185	$7,338,732	$6,198,496		$52,985,413

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the nine months ended September 30, 2019

(In thousands, except per share data)

	Historical (A)
			Pro Forma Adjustments		Pro Forma Combined
	Prologis	Liberty
Revenues:
Rental	$2,107,961	$479,644	$1,588	(L)	$2,589,193
Strategic capital	393,416	7,018	—		400,434
Development management and other	3,228	2,099	—	(M)	5,327

Total revenues	2,504,605	488,761	1,588		2,994,954

Expenses:
Rental	550,070	118,250	—	(M)	668,320
Strategic capital	138,668	5,983	—		144,651
General and administrative	201,176	42,903	—	(M)	244,079
Depreciation and amortization	850,639	130,501	127,814	(N)	1,108,954
Other	9,643	2,712	—	(M)	12,355

Total expenses	1,750,196	300,349	127,814		2,178,359

Operating income before gains on real estate transactions, net	754,409	188,412	(126,226)		816,595
Gains on real estate transactions, net	535,717	21,125	—		556,842

Operating income	1,290,126	209,537	(126,226)		1,373,437
Other income (expense):
Earnings from unconsolidated entities, net	151,524	10,966	(2,395)	(O)	160,095
Interest expense	(179,873)	(76,644)	28,373	(P)	(228,144)
Interest and other income, net	12,876	12,446	—		25,322
Foreign currency and derivative gains, net	70,267	—	—		70,267
Losses on early extinguishment of debt, net	(16,086)	—	—		(16,086)

Total other income (expense)	38,708	(53,232)	25,978		11,454

Earnings before income taxes	1,328,834	156,305	(100,248)		1,384,891
Total income tax expense	53,230	1,449	—		54,679

Consolidated net earnings	1,275,604	154,856	(100,248)		1,330,212
Less net earnings attributable to noncontrolling interests	54,018	235	(4)	(Q)	54,249

Net earnings attributable to controlling interests	1,221,586	154,621	(100,244)		1,275,963
Less preferred unit distributions	4,498	—	—		4,498

Net earnings attributable to common unitholders	$1,217,088	$154,621	$(100,244)		$1,271,465

Weighted average common units outstanding—Basic	641,077	152,045			750,384	(W)

Weighted average common units outstanding—Diluted	654,818	152,896			764,125	(W)

Net earnings per unit attributable to common unitholders—Basic	$1.87	$1.02			$1.67
Net earnings per unit attributable to common unitholders—Diluted	$1.86	$1.01			$1.66

PROLOGIS, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

For the year ended December 31, 2018

(In thousands, except per share data)

	Historical (A)
				Liberty Pro Forma Adjustments		DCT Pro Forma Adjustments		Pro Forma Combined
	Prologis	Liberty	DCT*
Revenues:
Rental	$2,388,791	$596,736	$219,204	$17,172	(L)	$63,218	(R)	$3,285,121
Strategic capital	406,300	8,844	672	—		193		416,009
Development management and other	9,358	73,224	—	—	(M)	—		82,582

Total revenues	2,804,449	678,804	219,876	17,172		63,411		3,783,712

Expenses:
Rental	600,648	146,590	53,270	—	(M)	15,304		815,812
Strategic capital	157,040	8,130	—	—		—		165,170
General and administrative	238,985	59,194	20,288	—	(M)	5,829		324,296
Depreciation and amortization	947,214	194,312	83,499	182,408	(N)	75,513	(S)	1,482,946
Other	13,560	136,620	245	—	(M)	70		150,495

Total expenses	1,957,447	544,846	157,302	182,408		96,716		2,938,719

Operating income before gains on real estate transactions, net	847,002	133,958	62,574	(165,236)		(33,305)		844,993
Gains on real estate transactions, net	840,996	81,514	43,974	—		—		966,484

Operating income	1,687,998	215,472	106,548	(165,236)		(33,305)		1,811,477
Other income (expense):
Earnings from unconsolidated entities, net	298,260	21,382	2,166	(3,004)	(O)	(959)	(T)	317,845
Interest expense	(229,141)	(87,642)	(32,183)	39,075	(P)	5,070	(U)	(304,821)
Interest and other income (expense), net	14,663	6,832	(80)	—		(23)		21,392
Foreign currency and derivative gains, net	117,096	—	—	—		—		117,096
Losses on early extinguishment of debt, net	(2,586)	—	—	—		—		(2,586)

Total other income (expense)	198,292	(59,428)	(30,097)	36,071		4,088		148,926

Earnings before income taxes	1,886,290	156,044	76,451	(129,165)		(29,217)		1,960,403
Total income tax expense	63,330	7,258	221	—		64		70,873

Consolidated net earnings	1,822,960	148,786	76,230	(129,165)		(29,281)		1,889,530
Less net earnings attributable to noncontrolling interests	124,712	1,087	754	(5)	(Q)	186	(V)	126,734

Net earnings attributable to controlling interests	1,698,248	147,699	75,476	(129,160)		(29,467)		1,762,796
Less preferred unit distributions	5,935	—	—	—		—		5,935

Net earnings attributable to common unitholders	$1,692,313	$147,699	$75,476	$(129,160)		$(29,467)		$1,756,861

Weighted average common units outstanding—Basic	575,798	150,795	97,223					748,768	(W)

Weighted average common units outstanding—Diluted	590,239	151,741	97,248					763,209	(W)

Net earnings per unit attributable to common unitholders—Basic	$2.90	$0.98	$0.77					$2.32
Net earnings per units attributable to common unitholders—Diluted	$2.87	$0.97	$0.77					$2.30

*
DCT amounts reflect the six months ended June 30, 2018.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

(1) Preliminary Purchase Price Allocation

        The following preliminary allocation of the Liberty purchase price is based on the preliminary estimate of the fair value of the tangible and intangible assets and liabilities of Liberty at September 30, 2019. The final determination of the allocation of the purchase price will be based on the relative fair value of such assets and liabilities as of the actual consummation date of the Mergers and will be completed after the Mergers are consummated. Such final determination of the purchase price may be significantly different from the preliminary estimates used in the pro forma financial statements.

        The estimated purchase price of Liberty of $9.8 billion (as calculated in the manner described above) is allocated to the tangible and intangible assets acquired and assumed liabilities based on the following preliminary basis at September 30, 2019 (dollar amounts in thousands):

Investments in real estate properties, net	$11,464,454
Investments in and advances to unconsolidated entities	463,301
Assets held for sale or contribution	307,272
Cash, lease right-of-use assets and other assets, including lease intangible assets	1,302,201
Debt	(3,235,659)
Accounts payable, accrued expenses, lease liabilities and other liabilities, including lease intangible liabilities	(527,258)
Noncontrolling interests	(680)

Total estimated purchase price, including transaction costs	$9,773,631

(2) Historical Financial Statements

        (A)  In order to conform to the current Prologis presentation, we condensed and reclassified certain amounts presented in the historical financial statements of Prologis, Liberty and DCT.

(3) Liberty Pro Forma Adjustments

Adjustments for Pro Forma Condensed Combined Balance Sheets:

        Unless otherwise indicated, the pro forma adjustments apply to both Prologis and Prologis OP.

        (B)  Liberty's real estate assets have been adjusted to their estimated fair value at September 30, 2019. We estimated the fair value of each property generally by applying a capitalization rate to the estimated net operating income and adding a portfolio premium to the property based on the relative fair value of the property in comparison to the total portfolio, excluding real estate assets classified as Assets Held for Sale or Contribution. We determined the capitalization rates that were appropriate by market, based on recent appraisals, transactions or other market data. The fair value of land is generally based on relevant market data, such as a comparison of the subject site to similar parcels that have recently been sold or are currently being offered on the market for sale.

        (C)  Liberty's historical accumulated depreciation balance is eliminated.

        (D)  Liberty's investments in and advances to unconsolidated entities have been adjusted to their estimated fair value at September 30, 2019. The fair values for the investments were calculated using similar valuation methods as those used for consolidated real estate assets and debt.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(3) Liberty Pro Forma Adjustments (Continued)

        (E)  At September 30, 2019, Liberty had ten operating properties and three land parcels that were classified as held for sale and carried at the lesser of cost or fair value less costs to sell. Adjustments to Liberty's historical balances associated with these properties reflect the real estate assets at their sales value less costs to sell. Additionally, Prologis intends to dispose of a portion of the acquired real estate assets from Liberty, including both non-strategic logistics and non-industrial properties over the next 12 months. There was no pro forma adjustment made to reflect Prologis' future intent to sell these properties.

        (F)  Liberty's lease right-of-use assets and lease liabilities for ground and office space leases, in which Liberty is the lessee, were adjusted to their estimated value at September 30, 2019. We estimated the value of each lease by calculating the present value of the future minimum rental payments at September 30, 2019 using Prologis' weighted average incremental borrowing rate of 3.8%. The weighted average remaining lease term for these operating leases was 47 years at September 30, 2019.

        (G)  Adjustments to Liberty's historical balance of other assets are as follows (in thousands):

Elimination of straight-line rent receivable	$(124,509)
Elimination of previously acquired lease intangible assets	(159,716)
Elimination of deferred financing costs	(2,520)
Recognition of value of acquired lease intangible assets	587,627

Total	$300,882

        The fair value of acquired lease intangible assets includes leasing commissions, foregone rent and above market leases. We recognize an asset for leasing commissions based on our estimate of the cost to lease space in the applicable markets. Foregone rents include the value of the revenue and recovery of costs foregone during a reasonable lease-up period, as if the space was vacant, in each of the applicable markets. An asset was recognized for acquired leases with favorable rents based on our best estimate of current market rents in each of the applicable markets.

        (H)  Liberty's debt balances have been adjusted to their estimated fair value at September 30, 2019. Fair value was estimated based on contractual future cash flows discounted using borrowing spreads and market interest rates that would have been available to us for the issuance of debt with similar terms and remaining maturities.

        (I)   Adjustments to Liberty's historical balance of other liabilities are as follows (in thousands):

Elimination of previously acquired lease intangible liabilities	$(12,577)
Recognition of value of acquired lease intangible liabilities	135,197

Total	$122,620

        The fair value of acquired lease intangible liabilities includes a liability for acquired leases with unfavorable rents based on our best estimate of current market rents in each of the applicable markets.

        (J)   Adjustments represent the elimination of historical Liberty balances and the issuance of Prologis common stock and Prologis OP common units in exchange for Liberty common shares and Liberty OP common units in the Mergers. The adjustment for the limited partnership unitholders at September 30, 2019 is based on the limited partnership unitholders' ownership percentage in the fair value adjustments described above.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(3) Liberty Pro Forma Adjustments (Continued)

        (K)  The adjustment for noncontrolling interests in the consolidated entities at September 30, 2019 is based on the noncontrolling interests' share in the fair value adjustments described above.

Adjustments for Pro Forma Condensed Combined Statements of Income:

        The pro forma adjustments to the Condensed Combined Statements of Income assume that a purchase price allocation done as of January 1, 2018 was equivalent to amounts assigned based on the estimated purchase price allocation done at September 30, 2019 and reflected in the Pro Forma Condensed Combined Balance Sheets.

        (L)  Rental revenue is adjusted to remove $16.0 million and $19.8 million of Liberty's historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. Rental revenue is further adjusted to recognize $17.6 million and $37.0 million attributed to acquired leases on a straight-line basis and the amortization of the asset or liability from the acquired leases with favorable or unfavorable rents for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of five years.

        (M) We expect that the Mergers will create significant corporate general and administrative as well as property operating cost savings. There can be no assurance that we will be successful in achieving these anticipated cost savings. As these adjustments cannot be factually supported, we have not included any estimate of the expected future cost savings. Additionally, certain development activities that Prologis does not plan to continue were included in Development Management and Other Revenues and Other Expenses. However, we have not included any estimate of the expected adjustment to revenues and expenses for these activities.

        (N)  Depreciation and amortization expense is adjusted to remove $130.4 million and $161.9 million of Liberty's historical depreciation and amortization expense, excluding impairment charges recognized by Liberty, and recognize $258.2 million and $344.3 million of depreciation and amortization expense for the nine months ended September 30, 2019 and the year ended December 31, 2018, respectively. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of 30 years for operating properties and an estimated weighted average remaining lease term associated with in-place leases at September 30, 2019 that approximated four years.

        (O)  We adjusted Liberty's investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that Liberty recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

        (P)   We adjusted Liberty's interest expense based on the fair value of debt. The adjustment to interest expense includes the removal of Liberty's historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The weighted average interest rate associated with the debt at fair value was 2.3% at September 30, 2019 (see note H).

        (Q)  An adjustment was made to reflect the income allocated to noncontrolling interests in the co-investment entities that Liberty consolidates to reflect the impact the amortization of these fair value

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(3) Liberty Pro Forma Adjustments (Continued)

adjustments would have had on the earnings of the noncontrolling interests or third parties. In addition, an adjustment was made to reflect the limited partnership unitholders' ownership percentage of 2.2% in all of the pro forma adjustments described above.

(4) DCT Pro Forma Adjustments

Adjustments for Pro Forma Condensed Combined Statements of Income:

        Unless otherwise indicated, the pro forma adjustments described below apply to both Prologis and Prologis OP.

        The historical results for DCT represent the period from January 1, 2018 through June 30, 2018. The historical results of Prologis include the results of DCT from the DCT Transaction date of August 22, 2018 through December 31, 2018. Therefore, the pro forma adjustment column includes the financial results from July 1, 2018 through August 21, 2018 and pro forma adjustments from January 1, 2018 through August 21, 2018.

        (R)  Rental revenue is adjusted to remove DCT's historical straight-line rent and amortization of the asset or liability from acquired leases with favorable or unfavorable market rents. Rental revenue is further adjusted to recognize acquired leases on a straight-line basis and the amortization of the asset or liability from the acquired leases with favorable or unfavorable rents. For purposes of the favorable and unfavorable rent adjustments, we estimated a weighted average remaining lease term associated with these leases of four years.

        (S)   Depreciation and amortization expense is adjusted to remove DCT's historical depreciation and amortization expense and recognize the pro forma new expense. For purposes of this adjustment, we estimated the various components of the real estate acquired and used an estimated average useful life of 30 years for operating properties and an estimated weighted average remaining lease term associated with the in-place leases of six years.

        (T)  We adjusted DCT's investment in unconsolidated entities to fair value. As a result, we adjusted the equity in earnings that DCT recognized from these entities to reflect the impact the amortization of these fair value adjustments would have had on earnings from these unconsolidated entities.

        (U)  The adjustment to interest expense includes the removal of DCT's historical interest expense, including amortization of deferred financing costs and debt premiums and discounts, and calculation of interest expense based on the estimated fair value of acquired debt, net of amounts capitalized. The weighted average interest rate associated with the debt at fair value was 3.5% at June 30, 2018.

        (V)  An adjustment was made to reflect the income allocated to noncontrolling interests in the co-investment entities that DCT consolidated to reflect the impact the amortization of these fair value adjustments would have had on the earnings of the noncontrolling interests or third parties. In addition, an adjustment was made to reflect the limited partnership unitholders' ownership percentage of 3.6% in all of the pro forma adjustments described above.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

(5) Combined Pro Forma Adjustments

        (W) The unaudited pro forma adjustments to shares or units outstanding used in the calculation of basic earnings per share or unit attributable to common stockholders or unitholders and diluted earnings per share attributable to common stockholders or unitholders, after giving effect to the exchange ratios for the Mergers and the DCT Transaction, were as follows (in thousands):

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Prologis, Inc.
Prologis weighted average common shares outstanding—Basic	630,356	567,367
Shares issued to Liberty shareholders—pro forma basis(1)	106,949	106,949
Shares issued to DCT stockholders—pro forma basis(2)	—	61,396

Weighted average common shares outstanding—Basic	737,305	735,712

Prologis weighted average common shares outstanding—Diluted	654,818	590,239
Shares issued to Liberty shareholders—pro forma basis(1)	109,307	109,307
Shares issued to DCT stockholders—pro forma basis(2)	—	63,663

Weighted average common shares outstanding—Diluted	764,125	763,209

Prologis, L.P.
Prologis weighted average common units outstanding—Basic	641,077	575,798
Units issued to Liberty unitholders—pro forma basis(1)	109,307	109,307
Units issued to DCT unitholders—pro forma basis(2)	—	63,663

Weighted average common units outstanding—Basic	750,384	748,768

Prologis weighted average common units outstanding—Diluted	654,818	590,239
Units issued to Liberty unitholders—pro forma basis(1)	109,307	109,307
Units issued to DCT unitholders—pro forma basis(2)	—	63,663

Weighted average common units outstanding—Diluted	764,125	763,209

(1)
The pro forma weighted average shares or units outstanding assumes the issuance of shares and units of Prologis common stock and Prologis OP common units in connection with the Mergers throughout all periods presented.

(2)
The pro forma weighted average shares or units outstanding assumes each issued and outstanding share or unit of DCT common stock and common units was converted automatically into 1.02 shares or units of Prologis common stock and Prologis OP common units in connection with the DCT Transaction. Shares and units issued to DCT stockholders and DCT unitholders is for the period from January 1, 2018 through August 21, 2018, prior to the consummation of the DCT Transaction on August 22, 2018. Actual Prologis common shares and Prologis OP common units issued in the DCT Transaction are included in Prologis' weighted average common shares and common units outstanding subsequent to August 22, 2018.

Prologis, L.P.

OFFERS TO EXCHANGE
ALL OUTSTANDING NOTES OF LIBERTY PROPERTY LIMITED
PARTNERSHIP SPECIFIED ABOVE
AND SOLICITATIONS OF CONSENTS TO AMEND
THE RELATED INDENTURE

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers and the Consent Solicitations is:

D.F. King & Co., Inc.
By Facsimile (Eligible Institutions Only): D.F. King & Co., Inc. Attention: Andrew Beck For Information or Confirmation by Telephone: (212) 269-5552	By Mail or Hand: 48 Wall Street New York, NY 10005 Attention: Andrew Beck
Toll Free: (800) 967-4617 All Others Call: (212) 269-5550 Email: lpt@dfking.com

        Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers and the Consent Solicitations.

The Dealer Managers for the Exchange Offers and the Solicitation Agents for the Consent Solicitations are:

J.P. Morgan 383 Madison Avenue, 6th Floor New York, New York 10179 Attention: Liability Management Collect: 1-212-834-3424 U.S. Toll-Free: 1-866-834-4666	Mizuho Securities 320 Park Avenue, 12th Floor New York, New York 10022 Attention: Liability Management Collect: 1-212-205-7736 Toll-Free: 1-866-271-7403

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 2-418 of the MGCL permits a corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director's or officer's official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        In addition, Section 2-418 of the MGCL requires that, unless prohibited by its charter, a corporation indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, or any claim, issue or matter in the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding, or in the defense of any such claim, issue or matter in the proceeding.

        Prologis' charter and bylaws provide for the indemnification by the company of its directors and officers to the fullest extent permitted by applicable law. Prologis has purchased directors' and officers' liability insurance for the benefit of its directors and officers.

        Prologis has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that Prologis indemnify its executive officers and directors to the fullest extent permitted by applicable law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

        The Prologis OP partnership agreement requires Prologis OP to indemnify Prologis, the directors and officers of Prologis, and such other persons as Prologis may from time to time designate against any loss or damage, including reasonable legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of Prologis OP or in connection with its business or affairs unless it is established that: (i) the act or omission of the indemnified person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the indemnified person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Item 21.    Exhibits

        A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act to any purchaser:

            (i)  Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

           (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act, each filing of the undersigned registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.		Description
1.1	**	Dealer Manager Agreement by and among Prologis, L.P., Liberty Property Trust, J.P. Morgan Securities LLC and Mizuho Securities USA LLC dated January 3, 2020.
2.1
Agreement and Plan of Merger by and among Prologis, Inc., Prologis, L.P., Lambda REIT Acquisition LLC, Lambda OP Acquisition LLC, Liberty Property Trust, Liberty Property Limited Partnership and Leaf Holdco Property Trust dated October 27, 2019 (incorporated by reference to Annex A of Prologis, Inc.'s Registration Statement on Form S-4 filed on November 26, 2019).
3.1		Articles of Incorporation of Prologis (incorporated by reference to Exhibit 3.1 to Prologis, Inc.'s Registration Statement on Form S-11/A (No. 333-35915) filed October 24, 1997).
3.2
Articles Supplementary establishing and fixing the rights and preferences of the Series Q Cumulative Redeemable Preferred Stock of Prologis (incorporated by reference to Exhibit 3.4 to Prologis, Inc.'s Registration Statement on Form 8-A filed June 2, 2011).
3.3
Articles of Merger of New Pumpkin Inc., a Maryland corporation, with and into Prologis, Inc., a Maryland corporation, changing the name of "AMB Property Corporation" to "Prologis, Inc.", as filed with the Stated Department of Assessments and Taxation of Maryland on June 2, 2011, and effective June 3, 2011 (incorporated by reference to Exhibit 3.1 to Prologis, Inc.'s Current Report on Form 8-K filed June 8, 2011).
3.4		Articles of Amendment (incorporated by reference to Exhibit 3.1 to Prologis, Inc.'s Current Report on Form 8-K filed May 8, 2012).
4.1
Indenture, by and among Prologis, L.P., as issuer, Prologis, Inc., as guarantor, and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Prologis, Inc.'s and Prologis, L.P.'s Registration Statement on Form S-3 (No. 333-177112) filed on September 30, 2011).
4.2
Fifth Supplemental Indenture, dated as of August 15, 2013, among Prologis, Inc., Prologis, L.P. and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Prologis, Inc.'s and Prologis, L.P.'s Current Report on Form 8-K filed August 15, 2013).
4.3
Senior Indenture, dated as of September 22, 2010, between Liberty Property Limited Partnership and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.3 to Liberty Property Trust's and Liberty Property Limited Partnership's Registration Statement on Form S-3 (No. 333-150737) filed on September 22, 2010).
4.4
First Supplemental Indenture, dated as of September 27, 2010, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.19 to Liberty Property Trust's and Liberty Property Limited Partnership's Annual Report on Form 10-K filed February 25, 2011).
4.5
Second Supplemental Indenture, dated as of June 11, 2012, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Liberty Property Trust's and Liberty Property Limited Partnership's Quarterly Report on Form 10-Q filed August 1, 2012).

Exhibit No.		Description
4.6		Third Supplemental Indenture, dated as of December 10, 2012, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.15 to Liberty Property Trust's and Liberty Property Limited Partnership's Annual Report on Form 10-K filed February 26, 2013).
4.7
Fourth Supplemental Indenture, dated as of September 27, 2013, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.16 to Liberty Property Trust's and Liberty Property Limited Partnership's Annual Report on Form 10-K filed February 28, 2014).
4.8
Fifth Supplemental Indenture, dated as of March 24, 2015, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Liberty Property Trust's and Liberty Property Limited Partnership's Quarterly Report on Form 10-Q filed April 30, 2015).
4.9
Sixth Supplemental Indenture, dated as of September 20, 2016, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Liberty Property Trust's and Liberty Property Limited Partnership's Quarterly Report on Form 10-Q filed November 3, 2016).
4.10
Seventh Supplemental Indenture, dated as of April 27, 2017, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Liberty Property Trust's and Liberty Property Limited Partnership's Registration Statement on Form S-3 (No. 333-217495) filed on April 27, 2017).
4.11
Eighth Supplemental Indenture, dated as of January 25, 2019, between Liberty Property Limited Partnership and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Liberty Property Trust's and Liberty Property Limited Partnership's Current Report on Form 8-K filed on January 24, 2019).
4.12	**	Form of Ninth Supplemental Indenture between Liberty Property Limited Partnership and U.S. Bank National Association.
5.1	**	Opinion of Mayer Brown LLP.
8.1	**	Opinion of Mayer Brown LLP regarding certain tax matters.
23.1	*	Consent of KPMG LLP.
23.2	*	Consent of KPMG LLP.
23.3	*	Consent of Ernst & Young LLP.
23.4	*	Consent of Ernst & Young LLP.
23.5	*	Consent of Ernst & Young LLP.
23.6	**	Consent of Mayer Brown LLP (included as part of its opinion filed as Exhibit 5.1 and Exhibit 8.1 hereto and incorporated herein by reference).
24.1	**	Powers of Attorney.
25.1	**
Statement of Eligibility and Qualification of U.S. Bank National Association with respect to the Indenture, by and among Prologis, L.P., as issuer, Prologis, Inc., as guarantor, and U.S. Bank National Association, as trustee.
99.1	*	Form of Letter of Transmittal

*
Filed herewith

**
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 17, 2020.

PROLOGIS, L.P.
By:	Prologis, Inc.
Its:	General Partner
By:	/s/ EDWARD S. NEKRITZ Edward S. Nekritz Chief Legal Officer, General Counsel and Secretary

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated and on January 17, 2020.

Signature	Title	Date

* Hamid R. Moghadam	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	January 17, 2020
* Thomas S. Olinger	Chief Financial Officer (Principal Financial Officer)	January 17, 2020
* Lori A. Palazzolo	Chief Accounting Officer and Managing Director (Principal Accounting Officer)	January 17, 2020
* Cristina G. Bita	Director	January 17, 2020
* George L. Fotiades	Director	January 17, 2020
* Lydia H. Kennard	Director	January 17, 2020

Signature	Title	Date

* J. Michael Losh	Director	January 17, 2020
* Irving F. Lyons III	Director	January 17, 2020
* David P. O'Connor	Director	January 17, 2020
* Olivier Piani	Director	January 17, 2020
* Jeffrey L. Skelton	Director	January 17, 2020
* Carl B. Webb	Director	January 17, 2020
William D. Zollars	Director

*By:	/s/ EDWARD S. NEKRITZ Edward S. Nekritz Attorney-in-Fact